Exhibit 99.1

INFORMATION ABOUT HEIDMAR, HOLDINGS AND THE BUSINESS COMBINATION

Business of Heidmar

The below is an overview of Heidmar’s business and certain other information about Heidmar that may be relevant to investors. For purposes of this section the words “we,” “our,” “us,” “Heidmar” and the “Company” refers to Heidmar and its subsidiaries.

Overview

Heidmar is a global, asset-light tanker pool, commercial and technical management company incorporated under the laws of the Republic of the Marshall Islands and headquartered in Greece. Our registered and principal executive offices are located at 89 Akti Miaouli, Piraeus, Greece 18538, and our telephone number at that address is +30 216-002-4900.

Founded in 1984, Heidmar is a fast-growing tanker pool company engaged primarily in the commercial management and chartering of crude oil and refined petroleum product tankers. In 2023, tanker vessels commercially managed by Heidmar shipped 25.9 million tons of crude oil and 9.3 million tons of refined petroleum products. Heidmar has also recently expanded its business to offer pool management of dry bulk vessels and technical management. Heidmar operates through subsidiaries incorporated in the Marshall Islands, Singapore, United Kingdom, Dubai and Hong Kong, with planned expansion into Houston, which will allow Heidmar to piggyback on established tanker presence and infrastructure.

Heidmar’s primary lines of business currently include tanker pooling, commercial and asset management and time charters. Under Heidmar’s pool system, Heidmar contracts with vessel owners who elect to enter their vessels into one or more of Heidmar’s pools, each of which operates in a distinct vessel class. Each pool is organized under a respective Heidmar operational pool subsidiary. Once entered into a pool, Heidmar, through various operational subsidiaries, takes over commercial management and charters the vessel to customers mainly in the crude oil and refined petroleum business. In order to service its customers and investors as efficiently as possible, Heidmar has also developed the eFleetWatch® digital platform as part of its business strategy, which provides pool partners with access to all of the data that they require for their own reporting needs.

Heidmar currently operates four active tanker pools (each a “Heidmar Pool”) under the following wholly-owned, non-consolidated, subsidiaries: Dorado Tankers Pool Inc., Blue Fin Tankers Inc., Seadragon Tankers Inc., SeaLion Tankers Inc. Each Heidmar Pool operates vessels of a different class: the Dorado Pool manages medium-range (“MR”) tankers; the Blue Fin Pool manages Suezmax tankers; the Seadragon Pool manages very large crude carrier (“VLCC”) tankers and the SeaLion Pool manages Aframax and long-range 2 (“LR2”) tankers.

As of March 31, 2024, Heidmar commercially managed 62 vessels, under both pool agreements and commercial management agreements (“CMA”), with an aggregate capacity of approximately 8,621,054 million dwt. These include 14 VLCCs, 7 Suezmax tankers, 3 LR2 tankers, 15 MR tankers, 5 small tankers, 10 Aframax tankers and 8 bulk carriers. Heidmar’s managed vessels operate worldwide.

Heidmar’s operations take place substantially outside of the United States. Heidmar’s subsidiaries, therefore, manage vessels that may be affected by changes in foreign governments and other economic and political conditions. Heidmar’s managed vessels are mainly chartered to transport crude oil and its related refined petroleum products and drybulk cargo.

Heidmar is committed to providing quality transportation and commercial management services to all of its customers and to developing and maintaining long-term relationships with our suppliers, the owners of the vessels we manage, and the major charterers of tankers.

Our Business

Our principal focus is the management of vessels fitted for transportation of crude oil and other refined petroleum products and drybulk cargoes, with a business strategy primarily based upon the following principles and incentives:

●	offering a seamless, “one-stop” solution to commercial and technical management;
●	continuing to achieve competitive operational costs;
●	achieving high utilization of our managed vessels;
●	achieving competitive financing arrangements;

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●	transitioning towards a fee-based business model;
●	achieving a satisfactory mix of term charters and spot voyages; and
●	developing and maintaining relationships with major vessel owners, oil companies and industrial charterers.

Heidmar has performed successfully through numerous shipping cycles by adapting its business model to suit the changing requirements of the tanker shipping market. Heidmar has a diversified business model consisting of profitable charter operations and commercial management as well as profitable vessel trading operations. Commercial management generates stable and consistently growing fees and commissions while the trading business seeks to capitalize on time charter market opportunities. Heidmar’s dedicated people and state-of-the-art intellectual property operating and reporting systems provide high-quality and safe transportation of petroleum and petroleum products to customers on a worldwide basis.

We are also committed to development of our environmental, social and corporate governance principles, including complying with all environmental laws and regulations applicable to us, and will continue to focus on sustainable development and learning as our business grows.

Competitive Strengths

●	Asset Light Strategy. Heidmar believes that its asset-light structure provides certain advantages as compared to other vessel-owning shipping companies.

●	Outperformance. The Heidmar Pools generate competitive earnings in each of its pools and have a long-standing tradition of timely and transparent reporting to its pool members. This culture of transparency in reporting has forged a strong and loyal base of tanker owners. Heidmar believes that proof of its success is manifested in its growth and pool membership between the 2020 and 2024. Moreover, Heidmar believes it maintains a high level of pool member retention.

●	Global Reach. Heidmar maintains offices in London, Singapore, Dubai and Greece, which are important locations to the shipping and transportation industry and enable Heidmar to efficiently carry out its operations and vessel voyages throughout the world.

●	Market Coverage. As a competitive commercial tanker operator, Heidmar believes that it is well positioned to maintain and increase its market position. Heidmar also believes it can leverage its experience and extensive customer relationships to enter new markets and win additional market share.

●	Market Consolidation & Growth Areas. We believe that it is advantageous for a vessel owner to have the same technical and commercial manager. By expanding Heidmar’s services to include technical management, which we believe we are equipped to do in the near future based on our experience and success in the tanker pooling business, we believe that Heidmar is among the best suited to cater to all services a vessel owner may require. Heidmar’s marketing strategy will emphasize this strength as our business expands, and we believe we will be one of the first public companies to offer both commercial and technical management.

●	Versatility in Fleet Age. Heidmar maintains an average age of 10 years of the vessels it manages. There are numerous cost-effective advantages to maintaining a younger fleet such as ours, but Heidmar also capitalizes on the fact that commercial and technical management customers, i.e., vessel owners, are not limited by vessel age and will often seek more extensive commercial and technical assistance as their vessels age.

●	Sustainability. Heidmar Pool returns have historically outperformed the market by a greater margin in weakening and soft freight rate environments, which provide the pool members, including Heidmar itself, with crucial protection and stability of break-even operating levels during these periods while still maintaining the upside of spot market exposure.

●	Experienced Management Team. Our management team has significant experience in all aspects of maritime shipping and transportation. Our Chief Executive Officer, Pankaj Khanna, has over thirty years of experience with various vessel shipping companies, and has overseen our fleet expansion from six vessels in 2020 to 62 vessels in 2024.

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Heidmar Services

Tanker Pooling and Commercial Management

A pool consists of a group of vessels of similar types and sizes provided by various owners for the purpose of enabling a centralized pool operator to engage those vessels commercially. Pools employ experienced commercial charterers and operators who have close working relationships with customers and brokers. They market the pool as a single group of vessels, primarily in the spot market and for time charters, seeking to secure for the pool participants the highest commercially available earnings per vessel. A pool combines the net revenues of its vessels, with allocation of a participating vessel’s pool earnings based upon its relevant pool points as determined by the pool agreement.

The size and scope of pools enable them to achieve larger economies of scale and to have better negotiating power with procurement vendors (e.g., bunker suppliers, port agents, towing companies, etc.) leading to lower costs for these items. Pools also achieve geographic diversification by deploying their vessels in both Atlantic and Pacific markets while arbitraging from spread opportunities. The diversification in revenue streams due to typically broader shipping capabilities of pool fleet vessels and/or more accessible customer base, alongside payments to pool participants on a set schedule, can stabilize revenues for pool participants, though this may be offset by volatility in spot rates. Furthermore, due to their large fleets, pools can achieve higher utilization of the vessels. Pools also have higher market visibility, which provides them with opportunities not available to smaller tanker market participants. By being able to reduce costs and optimize revenues, pools aim to outperform the industry benchmark indices by utilizing their size and sophistication and improving utilization rates for participating vessels through various methods, including securing backhaul voyages and contracts of affreightment.

The vessels entered into the Heidmar Pools may operate either in the spot market or on time charters.

●	Spot Market: A spot market voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Spot charter rates fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport cargoes. Vessels operating in the spot market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in vessel charter rates.

●	Time Charters: Long-term and Medium-Term Contracts: A time charter is a time-bound agreement pursuant to which the shipowner leases the vessel to a charterer for a fixed period, and the vessel owner technically manages the vessel for the charterer. Time charters give vessel owners fixed and stable cash flows and partially mitigate the seasonality of the spot market business, which is generally weaker in the second and third quarters of the year. In the future, we may opportunistically look to enter our managed vessels into time charter contracts should rates become more attractive.

All Heidmar Pools function in a similar manner and with a structure that is attractive to pool participants. Each pool has an Executive Committee, which is comprised of representatives from each of the pool participants and one representative from Heidmar, to serve as general agent. The Committee meets at least twice a year to make strategic decisions on items such as the chartering of vessels out of the pool, changes in the pool formula and review of the pool’s budget and financial data, which require unanimous consent from existing members, changes in the pool point calculations (as described below) and the entry into long-term contracts. It also determines the benchmark against which the performance of the pool is measured. Except for the unanimous approval needed for new members, voting is allocated based on the number of vessels a member contributes to the pool, with one vote for each vessel contributed plus one vote assigned to the agent. In addition to the Executive Committee, a Technical Committee meets a minimum of once and up to twice per year to address issues such as vessel performance, vetting and other operational items.

Each vessel is time chartered to the pool after if it meets the pools’ quality standard or, if it is a new entrant to the tanker markets, after an entry inspection, which helps owners to earn oil company approvals. Revenue sharing is based on relative pool points contributed. A proprietary pool point system monetizes the commercial value of the different trading characteristics of the vessels. The pool point system also aligns the pool members’ interests. Heidmar charges a daily management fee and a commission on gross freight, demurrage, dead freight and miscellaneous revenues, which are included in the voyage expenses of the pool vessels. The net voyage earnings of each vessel represent contributions to the pool. Pool members receive their respective distribution of the pool contributions, based on the pool points of their respective vessels and the operating days their vessels contributed, net of the interest cost, G&A and insurance expenses incurred by the pool.

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The Heidmar Pools generally offer a number of advantages to independent vessel owners as compared to operating a limited fleet of vessels in the spot market. Logistically, the large number of vessels provides greater opportunities for back-haul voyages and triangulation, which reduce ballast and positioning legs, thus increasing fleet utilization. The enhanced scale achieved by the Heidmar Pools enables Heidmar to gain long-term customers. The increased geographic scope and commercial responsiveness of a larger number of vessels provides the Heidmar pools with the ability to reposition replacement vessels in the event of delays. Furthermore, on the cost side, economies of scale are achieved in bunker purchasing, port and agent fees, and other voyage expenses.

Heidmar also offers its pool participants the following competitive advantages:

●	strong relationships with brokerage houses that facilitate accurate accounting for cargo;
●	continuous market presence due to the number and size of tankers in Heidmar’s managed fleet;
●	strong relationships with major oil companies; and
●	state-of-the-art information technology that delivers real-time performance indicators critical to maximizing operational efficiency

Several of the participating shipowners have been with Heidmar for over a decade and they share Heidmar’s commitment to quality, safety, and environmentally friendly service in the transportation of crude oil and petroleum products. As of the date of this report, the Heidmar Pools operated 34 vessels.

Outside of the Heidmar Pools, Heidmar and the Heidmar Subsidiaries also engage in commercial management agreements with numerous vessel owners. Under a CMA, Heidmar agrees to provide day-to-day commercial and operational management services for the vessel in accordance with the terms of the relevant CMA, including but not limited to fixing of voyage charters, promoting and marketing the vessel in the transportation of petroleum products, carrying out necessary communications with shippers, charterers and others involved with a vessel’s voyage and employment, issuing documents required under the terms of the vessel’s employment and coordinating with the vessel’s technical manager. Under a CMA, Heidmar or subsidiary receives a commission fee, typically equal to 1,25% of the gross freight, demurrage and charter hire obtained for the employment of the vessel, and a daily administration fee, typically between $200 and $350 per day for each day the vessel is under the commercial management of the manager. As of the date of this report, Heidmar managed 28 vessels under CMAs, the length of which range from two months to a year or even longer, depending upon the owner’s option.

Technical Management

On March 13, 2024, we entered into an agreement with Huwell Ship Management Ltd. (“Huwell”) for the sale and purchase of 100% of the share capital of Landbridge Ship Management (HK) Limited (“LSM”) for aggregate consideration of $800,000. LSM is a technical manager of vessels that managed three VLCCs at the time of the acquisition, with agreements signed for the management of two additional vessels that are to be handed over by the end of 2024.

Time Charters

In addition to Commercial Management, Heidmar also time charters vessels directly for its own account. This business is conducted primarily through Heidmar Investments LLC, a wholly-owned subsidiary, and by way of joint ventures. These vessels are subsequently sublet to Heidmar’s pools, and trade alongside the tonnage of the other pool members.

Time charters involve a charterer engaging a vessel for a set period of time. Time charter agreements may have extension options ranging from months, to sometimes, years and are therefore viewed as providing more predictable cash flows over the period of the engagement than may otherwise be attainable from other charter arrangements. The time charter party generally provides, among others, typical warranties regarding the speed and the performance of the vessel as well as owner protective restrictions such that the vessel is sent only to safe ports by the charterer, subject always to compliance with applicable sanction laws and war risks, and carry only lawful and non-hazardous cargo. Heidmar typically enters into time charters of an initial twelve months, with option by charterer for additional days, and in isolated cases on longer terms depending on market conditions. The charterer has the full discretion over the ports visited, shipping routes and vessel speed, subject to the owner’s protective restrictions. Under our time charter contracts, whereby our managed vessels are utilized by a charterer for a set duration of time, the charterer pays a fixed or floating daily hire rate and other compensation costs related to the contracts.

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eFleetWatch® and Proprietary Technology

Established in the early 1990s, eFleetWatch® is Heidmar’s market-facing digital platform in the commercial management space and has been a pillar of Heidmar’s brand for over two decades, with over 18 years of in-house development. Through the platform, Heidmar provides pool partners with access to all of the data that they require for their own reporting and monitoring of their vessels. Pool partners are able to access information regarding the chartering of their vessels such as the name of the charterer and broker, the TCE, the vessel’s itinerary and its current cargo. eFleetWatch® also provides port agents, brokers and employees with tools to monitor, track and manage vessels on a real-time basis. The system empowers Heidmar’s chartering and operations staff with a proprietary inhouse vessel management capability. It is also the delivery mechanism for Heidmar’s pool reporting system where pool members can log-in and track their vessels’ real-time operating and financial performance and positioning. They can also download detailed monthly reports, which recap pool performance, discuss general market conditions and highlight recent developments in the appropriate tanker freight markets.

The platform is proficient in its stability, and offers transparent access to real-time updates and supports the important foundations of trust and transparency that our pool partners value, and that our relationships depend on.

Asset Management

We also intend to enter into the asset management services sector, and believe we will be able to provide investors with a convenient platform to invest in tanker or drybulk vessels by offering a wide range of customized services, including: identifying investment opportunities, sale and purchase services, vessel inspections, vessel assist financing, commercial management, technical management, vessel drydocking, and other accounting and professional services.

Heidmar believes its significant knowledge and experience in the maritime shipping industry will enable Heidmar to offer a unique insight on the investment process from start to finish, and we plan to expand these services amongst our current and new customers in the near future.

Focus on Fleet & Service Growth

Heidmar’s primary objective is to drive growth in the pool management business through strategic projects that add incremental vessels to its pools. Going forward, management believes that it can safely and profitably operate a fleet of approximately 85 vessels across our pools with the current infrastructure in place.

Heidmar intends to leverage and replicate its proven commercial management business, expand the number of vessels under management in each of the existing tanker pools and, where the potential exists, develop new pools across attractive vessel classes and cargo types worldwide, including dry bulk vessels. Increasing the number of vessels per pool not only enhances revenues but also minimizes volatility in earnings and drives operating leverage.

Heidmar believes it can further develop its charter operations by chartering-in incremental vessels at advantageous rates. Furthermore, by entering into additional new vessel classes, we believe we can achieve further diversification of our charter operations and can charter-in additional ships in various classes. Management believes it can continue to earn a meaningful spread to the spot market in its trading business and maintain best-in-class profitability. In addition, there are multiple other strategic aspects to growing the chartering operations:

●	allows Heidmar to align with the ship owners, providing a truly incentive-based structure; and
●	creates initial momentum and scale when trying to build a pool, as Heidmar will typically package charter-in vessels with incremental vessels into the pool from the same owner.

Profitability & Risk Management

Heidmar has a diversified business model consisting of profitable charter operations and commercial management. Commercial Management generates stable and consistently growing commercial management fees and commissions. Conversely, the cash flows from Heidmar’s charter operations can be volatile and are dependent on the arbitrage between Heidmar pool returns, the time charter hire market and the availability of working capital. Heidmar’s robust performance in the pools and outperformance of the market and peers has helped drive the profitability of Heidmar’s charter operations.

In falling or soft freight markets, the pool structure augments Heidmar’s profitability as participation in the pool structure is higher, which ensures greater economies of scale, efficiencies and better performance of the pools. Conversely, in strong freight markets, the charter operations tend to be more profitable since Heidmar can earn an arbitrage between charter hires and the performance of the pools. As a result, Heidmar has succeeded through employing a diversified business model, to generate cash flow in both high and low markets.

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Risk mitigants of our chartering business include:

●	company can limit the duration of its contracts;
●	we have historically formed joint ventures (i.e., syndication) on certain vessels so capital at-risk/exposure is split; and
●	both incremental exposure and cumulative exposure is stress-tested at various historical time charter rates.

Management of Operations

General Management

Overall responsibility for the oversight of the management of Heidmar rests with our management team, which consists of experienced and versatile professionals that can meet the needs of our business and daily operations. Mr. Pankaj Khanna, a veteran in the shipping industry and our Chief Executive Officer, has grown Heidmar’s commercial management from six vessels in 2020 to 62 vessels as of March 31, 2024. Mr. Khanna and our executive management personnel lead Heidmar’s global business with extensive industry connections and experience in the international shipping business with a focus on continuing to grow the business by expanding the number of vessels managed.

Daily Operations

Daily operation decisions relating to the conduct of Heidmar’s business, including managing its pools and charted vessels, are made by officers and employees under guidance and authority from Heidmar’s executive management in accordance with its governance framework.

Heidmar promotes a vibrant entrepreneurial environment and relies on dynamic executive, management and trading teams. The management teams have produced significant revenue growth and profitability for Heidmar. Heidmar has a strong, people-oriented culture that emphasizes integrity and transparency when serving the interests of all Heidmar stakeholders, from pool members to chartering customers and from employees to shareholders. Heidmar prides itself on its dedicated employees, at all organizational levels, which is evidenced by its low level of turnover over the long term. The outstanding management team has caused Heidmar to grow in size and to produce significant growth and profitability in challenging environments. As of the date of this report, Heidmar has approximately 46 employees based out of London, Greece, Singapore and Dubai.

Heidmar also relies on the agents, suppliers and other third parties it engages with to ensure smooth and continued operation of its managed vessels, including fuel procurement, vessel crewing, technical support, maintenance, repairs, dry dockings, maintaining required vetting approvals and ensuring compliance with certifications from the classification societies and all other applicable regulatory requirements.

Liquidity and Capital Resources

Heidmar enjoys a base level of cash flows from the pool management business, which requires little to no capital expenditures. We believe this puts Heidmar in a cash-generative position with relatively low risk. Heidmar’s primary objective is to achieve further growth through strategic projects that add incremental vessels to the pools, thereby improving the cash generation capabilities of Heidmar. Its strong balance sheet and no debt contribute to preserving Heidmar’s significant liquidity for the implementation of these strategic projects.

Heidmar also generates positive cash flow in its charter operations as a result of having four charter-in contracts (including three vessels under time charter contracts on Heidmar’s account and one vessel under syndication) at competitive levels. Included in these contracts are options to extend the time charter period. Heidmar’s charter operations over the long term have a consistent track record of positive results.

At the parent level, Heidmar retains no material indebtedness. At our subsidiary level, indebtedness includes loan facilities between Macquarie Bank Limited and each respective Heidmar Pool, with other Heidmar Subsidiaries acting only as agent (the “Pool Facilities”). Under our Pool Agreements, the costs of the Pool Facilities are passed through to the pool participants. Further, Heidmar incurs no liability under the Pool Facilities, and is fully indemnified by the pool and pool participants other than in the case of willful misconduct by Heidmar.

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Customers and Suppliers

Heidmar’s depth of relationships with major oil companies allows Heidmar to provide its pool partners with access to a broad cargo base and perform fleet management of high scale and quality. The following list represents some of the global energy and commodities companies that charter vessels from the Heidmar Pools: Shell, Vitol, Trafigura, ExxonMobil, Emirates National Oil Company, U.A.E. (“ENOC”), Sinochem, ADNOC, BHP, ENI, Total, PTT, Bahri, LDC., Reliance, Glencore, Unipec, Equinor, Chevron Corporation and BP. Heidmar also maintains relationships with reliable suppliers including: Chevron Corporation, Vitol, Trafigura, Peninsula Pacific, Glencore, PetroChina Company Limited and NorthStar.

Pool Partners

Since its formation, Heidmar has been providing its partners with economies of scale and fleet management expertise. Several of the participating shipowners have been with Heidmar for over a decade and they share Heidmar’s commitment to quality, safety, and environmentally friendly service in the transportation of crude oil and petroleum products. The following represent certain shipping companies who currently operate under Heidmar’s pool operating structure: Capital Ship Management Corp., Landbridge, COSCO Shipping, Liquimar Tankers Management Services Inc., the Great Eastern Shipping Co. Ltd., GMS, Metrostar Management Corp., and Pro Tankers. Heidmar seeks to maintain strong, long-term cordial relationships with all pool partners.

Environmental, Social & Governance

Heidmar has integrated environmental, social and governance (“ESG”) policies into its internal process and operating philosophy. We believe that ESG principles are crucial to developing sustainable business that deliver long-term value for our partners and society. ESG is rising in prominence due to changes in public sentiment, values and behavior, impacts on financial value, climate change risks and increasing of opportunities in sustainable investing. Companies in our industry are called to respond to the new requirements related to ESG factors, measuring the impact of their activities and adapt the way they operate to meet industry’s goals and targets. We seek to apply ESG policies in all aspects of our business and are committed to being a trusted partner to the communities we serve.

Heidmar has three main areas of focus in demonstrating our commitment to ESG policies while operating our business. Our primary focus is on regulatory compliance; Heidmar has strict and clear polices to remain within regulatory compliance. The second area of focus is our constant effort to understand the external changes that will inevitably impact our business in the future and our persistent effort to build strong relationships with our partners. Lastly, we also focus on “resilience.” Heidmar monitors the changes in external factors which can apply pressure on our sustainability and seeks to minimize risks and discover new opportunities in achieving sustainability.

Environmental

As a fast growing tanker pool company, engaged primarily in the commercial management and chartering of oil and product tankers, Heidmar follows a ‘zero harm to people and the environment’ safety culture. We believe that tomorrow’s success will derive through sustainable development and learning. As such, environmental management best practices are a commitment we are promoting and adhering to.

We endeavor to comply with all relevant environmental legislation, building on the continuous awareness at all levels within Heidmar. Heidmar is committed in meeting initiatives that will prevent pollution, decarbonize shipping in line with International Maritime Organization (“IMO”)/European Union regulations and ensure environmentally sound practices off and on shore. To achieve this we are:

●	directing our efforts to operate a fleet that follows the highest environmental standards, adopts latest technology solutions that reduce carbon footprint and comply with applicable regulations and treaties adopted by the IMO and the European Commission and has a high impact for the protection of the marine environment and the improvement of social prosperity;
●	incentivizing our pool participants through our Pool Points formula for fuel and CO2 emissions reduction;
●	collecting CO2 data for each and every legs (ballast and laden) for all vessel voyages since the second half of 2022 using our in-house built eFleetWatch® technology;
●	seeking vessels to join our managed fleet that are fitted with ballast water management systems meeting regulatory requirements and industry standards;
●	supplying marine fuel oil that meets the required sulphur content;
●	maintaining a zero-oil spill history;

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●	carrying out longer voyage routes using weather routing provided by industry reputed weather service providers, ensuring bunker consumption and voyage days are optimized, thereby reducing carbon footprint and delivering environmentally sound services to all our clients;
●	proactively looking for preferred arrangement to access any carbon credits on offer and increasing working capital facility for buying carbon credits from our extensive network of companies, traders and partners in the shipping industry;
●	promoting energy, water and waste management efficiency. We are committed to reducing electricity, water consumption and reduction of plastic as much as possible also into our corporate offices; and
●	educating, training and motivating employees to carry out tasks in an environmentally responsible manner.

Social

We are committed to social responsibility. Heidmar strives to foster an environment of diversity and inclusion, with a focus on empowering women and minorities, operating ethically and supporting the local communities.

Our responsibility is to ensure that our personnel, their families and the community are safe in the knowledge that the business culture we endeavor to cultivate is based on shared values: honesty, integrity, respect and an appreciation of all beliefs & backgrounds. We believe this positive culture, with inclusive leadership teams is crucial to successful delivery of our services.

Governance

Heidmar values its reputation for ethical behavior and financial integrity and reliability.

We are committed to maintaining the highest standards of ethics and compliance with all relevant laws wherever we do business including those related to anti-bribery and corruption.

We take a zero-tolerance approach to bribery and corruption and are committed to acting professionally, fairly and with integrity in all our business dealings and relationships wherever we operate and implementing and enforcing effective systems to counter bribery and corruption. All of our directors, officers and employees are strictly prohibited from offering, paying, soliciting or accepting bribes or kickbacks. We also maintain strong whistleblowing and anti-bribery policies and a general code of business conduct that encourages transparency and protects the people coming forward.

It is our policy to conduct all of our business in an honest and ethical manner. To achieve this, we:

●	are committed to upholding the highest corporate governance standards, professionalism and business integrity across all activities;
●	have established Heidmar’s code of business conduct, which is our framework to ensure that our work environment remains trustworthy by protecting our and our customers’ property and information and establishing clear guidelines for our daily business conduct and ethical behavior;
●	ensure all employees are adhering to high standards of behavior. Our employees are required to comply with all applicable laws and regulations as well as our internal policies and procedures. Our whistleblowing policy is an important element in detecting corrupt, illegal, or other undesirable conduct. The Policy allows employees to disclose information that they believe shows malpractice, unethical conduct or illegal practices in the workplace without being penalized in any way;
●	encouraging employees to report any violation, illegitimate practices, unethical conduct, misrepresentation of material facts, breaches of legal obligation or regulatory requirements and any infractions or potential infractions of our code of business conduct;
●	focusing on preventing anti-competitive behavior within all areas of our business;
●	prioritizing gender equality and ensuring that there are no differences in pay between men and women and to develop a diverse environment that embraces differences in age, nationality, gender identity, sexual orientation and disability;
●	prohibiting unlawful discrimination and inappropriate workplace conduct, such as harassment, violence or discrimination; and
●	adopting a strict sanctions compliance policy as part of all of our business transactions

Seasonality

Historically, oil trade and, therefore, charter rates have increased in the winter months and eased in the summer months as demand for oil and oil products in the Northern Hemisphere rose in colder weather and fell in warmer weather. The tanker industry, in general, has become less dependent on the seasonal transport of heating oil than a decade ago as new uses for oil and oil products have developed, spreading consumption more evenly over the year. This is most apparent from the higher seasonal demand during the summer months due to energy requirements for air conditioning and motor vehicles.

Competition

The market for international seaborne crude and oil products transportation services is highly fragmented and competitive. Seaborne oil transportation services are generally provided by two main types of operators: major oil company captive fleets (both private and state-owned) and independent ship-owner fleets. In addition, several owners and operators pool their vessels together on an ongoing basis, and such pools are available to customers to the same extent as independently owned-and-operated fleets. Many major oil companies and other oil trading companies, the primary charterers of the vessels managed by us, also operate their own vessels and use such vessels not only to transport their own crude oil but also to transport crude oil for third party charterers in direct competition with independent owners and operators in the tanker charter market. Competition for charters is intense and is based upon price, location, size, age, condition and acceptability of the vessel and its manager. Competition is also affected by the availability of other size vessels to compete in the trades in which Heidmar engages. Charters are, to a large extent, brokered through international independent brokerage houses that specialize in finding the optimal ship for any particular cargo based on the aforementioned criteria. Brokers may be appointed by the cargo shipper or the ship owner.

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Risk Factors

The risks and uncertainties described below are not the only risks and uncertainties that Heidmar and Holdings will face following the Business Combination. Additional risks and uncertainties not presently known to MGO, Heidmar or Holdings or that those parties currently deem immaterial may also impair Holdings’ business operations. If any of the following risks actually occur, Holdings’ business, financial condition and results of operations could suffer. As a result, the trading price of the Holdings Common Shares could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and Holdings’ actual results and performance may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Statements.”

Risks Related to the Business Combination

The consummation of the Business Combination is subject to the closing conditions contained in the Business Combination Agreement and could be delayed or may never occur.

The consummation of the Business Combination is subject to the closing conditions contained in the Business Combination Agreement and could be delayed or may never occur. Accordingly, any shares of common stock of the Company offered and purchased (including newly issued shares of MGO Common Stock sold under MGO’s at-the-market program or through other capital raising activities) following the announcement of the Business Combination but prior to the Closing is an investment in the Company. The Business Combination is subject to the approval of the MGO Stockholders, and while stockholders holding a majority of the issued and outstanding shares of MGO Common Stock have agreed to vote to approve the Business Combination, it is possible that events could occur that would prevent this approval from being obtained. The closing conditions that must be satisfied or waived before the closing of the Business Combination can occur are specified in the Business Combination Agreement and include: (i) the representations and warranties of MGO, Heidmar and the Heidmar Shareholders being true and correct subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by the parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Business Combination Agreement; (iii) the absence of any Material Adverse Effect (as defined in the Business Combination Agreement) with respect to Heidmar since the effective date of the Business Combination Agreement that is continuing and uncured; (iv) the expiration or termination, as applicable, of any waiting period (and any extension thereof) applicable to the consummation of the Business Combination Agreement under any antitrust laws; (v) that no governmental authority of competent jurisdiction shall have enacted any law or order in effect at the time of Closing which has the effect of making the Business Combination or other ancillary transactions illegal or otherwise prohibiting consummation of the Business Combination or ancillary transactions; (vi) the Registration Statement (as defined below) being declared effective by the U.S. Securities and Exchange Commission (the “SEC”); (vii) the articles of incorporation and bylaws of Holdings having been amended and restated as set forth in an exhibit to the Business Combination Agreement; (viii) the entry into certain ancillary agreements as of the Closing; (ix) the approval of the listing of the Holdings Common Shares on Nasdaq (or another national securities exchange), and (x) the receipt of certain closing deliverables. MGO and Heidmar may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, which could have a material adverse effect on the Company’s business, results of operations, cash flows and financial position.

Further, the aggregate percentages of Holdings Common Shares to be issued to the holders of MGO Common Stock on one hand and the HMI Shareholders on the other immediately after the consummation of the Business Combination is fixed pursuant to the Business Combination Agreement. Accordingly, the issuance of new shares of MGO Common Stock following announcement of the Business Combination Agreement, including through the Company’s at-the-market sales program or other capital raises, will not increase the aggregate ownership percentage of Holdings Common Shares to be issued to holders of MGO Common Stock following consummation of the Business Combination, but will dilute the Holdings ownership percentage that each individual holder of MGO Common Stock would receive.

MGO and Heidmar will incur significant transaction and transition costs in connection with the Business Combination.

MGO, Holdings and Heidmar have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination, including legal, accounting, consulting, investment banking and other fees, expenses and costs. In addition, Holdings will incur significant costs operating as a public company following the consummation of the Business Combination and may also incur additional costs to retain key employees. Generally, transaction expenses incurred in connection with the Business Combination will be paid by the party incurring those expenses, and many of those expenses might not be paid until after the Closing. Accordingly, these expenses could result in Holdings having less money following the Closing to spend on other aspects of its business, particularly if the actual expenses turn out to be higher than anticipated.

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Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

In connection with business combination transactions like the proposed Business Combination, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus provided to shareholders contains false and misleading statements and/or omits material information concerning the transaction. Although no such lawsuits have yet been filed in connection with the Business Combination, it is possible that such actions may arise and, if they do arise, to seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require MGO, Heidmar and Holdings to incur significant costs and draw the attention of MGO’s and Heidmar’s management teams away from the consummation of the Business Combination and the management of their respective businesses. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect Holdings’ business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from being consummated within the expected timeframe.

The announcement of the proposed Business Combination could disrupt Heidmar’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Risks relating to the announcement of the Business Combination on Heidmar’s business include the following:

●	its employees may experience uncertainty about their future roles, which might adversely affect Heidmar’s ability to retain and hire key personnel and other employees;
●	customers, suppliers, business partners and other parties with which Heidmar maintains business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with Heidmar or fail to extend an existing relationship with Heidmar; and
●	Heidmar has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact Holdings’ results of operations and cash available to fund its business.

After the Business Combination, Holdings may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price.

It is possible that the due diligence conducted in relation to Heidmar and MGO and their respective businesses has identified all material issues or risks associated with Heidmar and MGO or the industries in which they compete.

Furthermore, factors outside of the parties’ control could arise later. As a result of these factors, Holdings may be exposed to liabilities and incur additional costs and expenses and be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if the due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the parties’ preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Holdings’ financial condition and results of operations and could contribute to negative market perceptions about Holdings’ securities.

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Due to potential fluctuations in the market value of Holdings Common Shares, MGO Stockholders cannot be sure of the market value of the consideration that they will receive in the Business Combination.

The current shareholders of Heidmar (the “Heidmar Shareholders”) and the MGO Stockholders are expected to own, immediately following consummation of the Business Combination, approximately 94.34% (inclusive of shares to be distributed to advisors) and 5.66% of Holdings, respectively.

The consideration that eligible MGO Stockholders will receive upon consummation of the Business Combination Agreement is one Holdings Common Share for each share of MGO common stock (an “MGO Share”). In addition, the Heidmar Shareholders will receive, for each Heidmar Share, a number of Holdings Common Shares equal to (a) the MGO Shares outstanding at Closing, times (b) 16.6667, divided by (c) the outstanding shares of Heidmar. Prior to the Closing, there has not been and will not be an established public trading market for Holdings Common Shares. The market value of Holdings Common Shares will reflect the combination of MGO and Heidmar under the terms of the Business Combination. Further, the MGO Merger Consideration will not be adjusted to reflect any changes in the number of MGO Shares outstanding, the market value of MGO Shares or currency exchange rates.

Changes in the price of MGO Shares may result from a variety of factors, including, among others, changes in MGO’s business, operations or prospects, regulatory considerations, governmental actions, legal proceedings and general business, market, industry, political or economic conditions. Many of these factors are beyond MGO’s control. As a result, the aggregate market value of the Holdings Common Shares that a MGO Stockholder is entitled to receive at the Closing could vary significantly from the value of the equivalent MGO Shares on the date of the Business Combination Agreement, the date of this report or at other times, and MGO Stockholders will neither know nor be able to calculate the value of the MGO Merger Consideration they would receive upon the Closing. MGO Stockholders are urged to obtain current market quotations for MGO Shares.

If the Business Combination is not completed by the Outside Date either MGO or Heidmar may have the right to terminate the Business Combination Agreement.

If the conditions to the obligations of Heidmar and MGO to consummate the Business Combination Agreement are not satisfied or waived (if applicable) by December 31, 2024, either MGO or Heidmar/ may have the right to terminate the Business Combination Agreement. MGO or Heidmar may elect to terminate the Business Combination in certain other circumstances, including if the MGO Stockholders fail to approve the Transactions at their respective shareholder meetings, and MGO and Heidmar can mutually decide to terminate the Transaction Agreement at any time prior to the Merger Effective Time, before or after the required MGO Stockholder Approval.

The Business Combination Agreement contains restrictions on the ability of Heidmar and MGO to pursue alternatives to the Business Combination.

The Business Combination Agreement contains provisions that may discourage a third party from submitting a competing business combination proposal that might result in greater value to the Heidmar Shareholders or the MGO Stockholders than the Business Combination. These provisions include, among others, a general prohibition on Heidmar and MGO from soliciting or entering into discussions with any third party regarding, among other things, any business combination proposal, during the Interim Period.

MGO and the MGO Principals have entered into the Voting and Support Agreement with Holdings to vote in favor of the Transactions.

MGO and the MGO Principals have entered into Voting and Support Agreements with Heidmar and Holdings, pursuant to which they have agreed, among other things, to vote their MGO Shares, representing a majority of the issued and outstanding MGO Shares, in favor of all the proposals presented for approval by MGO’s shareholders in respect of the Business Combination, including voting in favor of the Business Combination and to approve the Business Combination Agreement. Accordingly, the votes of the MGO Principals can ensure that MGO’s shareholders will approve of the Business Combination even if the remaining MGO Stockholders vote against it or otherwise believe the Business Combination is not in their best interests.

Even if the Business Combination Agreement is approved by the MGO Stockholders, closing of the Business Combination still requires that certain closing conditions (including, but not limited to, the closing conditions set forth in Item 1.01 of the Company’s Current Report on Form 8-K (the “Form 8-K”) for which this Exhibit 99.1 is attached) be satisfied or waived. It is possible that MGO, Heidmar and/or Holdings will fail to satisfy one or more conditions and this failure may not be waived by the other parties. If the closing conditions are not satisfied or waived by the applicable parties, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause MGO, Holdings or Heidmar to lose some or all of the intended benefits of the Business Combination.

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Further, satisfying the conditions to, and the completion of, the Business Combination may take longer and could cost more than Heidmar and MGO expect. Any delay or additional costs incurred in connection with completing the Business Combination could materially affect the benefits that Heidmar and MGO expect to achieve from the Business Combination.

Termination of the Business Combination Agreement could negatively impact MGO and Heidmar.

If the Business Combination is not completed for any reason, including as a result of MGO Stockholders declining to adopt the Business Combination Agreement or declining to approve the proposals required to effect the Business Combination, the ongoing businesses of MGO and Heidmar may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, MGO and Heidmar would be subject to a number of risks, including the following:

●	MGO may experience negative reactions from the financial markets, including negative impacts on MGO’s stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);
●	Heidmar may experience negative reactions from its customers, vendors and employees;
●	MGO and Heidmar will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and
●	since the Business Combination Agreement restricts the conduct of MGO’s and Heidmar’s businesses prior to completion of the Business Combination, each of MGO and Heidmar may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Business Combination is consummated, MGO Stockholders will experience immediate and material dilution.

Following consummation of the Business Combination, the MGO Stockholders will own approximately 5.66% of Holdings Common Shares and the Heidmar Shareholders will own approximately 94.34% (inclusive of shares to be distributed to advisors) of Holdings Common Shares. As such, the MGO Stockholders will experience immediate and material dilution upon Closing.

Holdings’ ability to be successful following the Business Combination will depend upon the efforts of the Heidmar’s officers and the loss of such persons could negatively impact the operations and profitability of the post-Business Combination business.

Holdings’ ability to be successful following the Business Combination will be dependent upon the efforts of the certain key personnel of Heidmar. Although the parties expect key personnel to remain with Holdings following the Business Combination, there can be no assurance that they will do so. It is possible that Heidmar will lose some key personnel, the loss of which could negatively impact the operations and profitability of Holdings. Furthermore, following the Closing, certain of the key personnel of Heidmar may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Holdings to have to expend time and resources helping them become familiar with such requirements.

The directors and officers of Holdings have not had experience managing a business like MGO’s and may not succeed in attracting capable managers, which could cause MGO’s business and financial condition to suffer.

None of the officers and directors of MGO will remain as officers or directors of MGO following the Business Combination. The officers and directors of Holdings following the Business Combination will be determined by Heidmar and will consist primarily of officers and directors of Heidmar. Heidmar is a commercial manager of ocean-going transport vessels, which is a very different business from the business that MGO manages, which is to design, manufacture, license, distribute, advertise and sell a range of products, primarily clothing. Holdings may fail to find and employ capable and experienced personnel to manage and operate MGO’s business upon the Closing. If so, MGO’s business and its financial condition could suffer.

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Risks Related to U.S. Federal Income Taxation of the Business Combination

The IRS may not agree that Holdings (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a “surrogate foreign corporation” for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State or the District of Columbia. Accordingly, under generally applicable U.S. federal income tax rules, Holdings, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Republic of the Marshall Islands incorporated entity and a tax resident of Greece, would generally be classified as a non-U.S. corporation. Section 7874 of the Code, and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Holdings is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Holdings would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by Holdings to Non-U.S. holders (as defined in “Certain Tax Considerations—U.S. Federal Income Tax Considerations”) of Holdings would be subject to U.S. withholding tax. In addition, even if Holdings is not treated as a U.S. corporation, it may be subject to unfavorable treatment as a “surrogate foreign corporation” in the event that ownership attributable to former MGO Stockholders exceeds a threshold amount. If it were determined that Holdings is treated as a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, dividends paid by Holdings would not qualify for “qualified dividend income” treatment, and U.S. affiliates of Holdings after the completion of the Business Combination, including MGO, could be subject to increased taxation under the inversion gain rules and Section 59A of the Code.

Holdings believes it should not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or as a surrogate foreign corporation. However, whether the requirements for such treatment have been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury regulations relating to the required ownership of Holdings is subject to uncertainty and there is limited guidance regarding their application. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. You are urged to consult your tax advisor to determine the tax consequences if the classification of Holdings as a non-U.S. corporation is not respected or if Holdings is treated as a surrogate foreign corporation.

If Holdings is a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. holders of Holdings Common Shares could be subject to adverse United States federal income tax consequences.

If Holdings is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder holds Holdings Common Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. A non-U.S. corporation, such as Holdings, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Heidmar does not believe that Holdings will be treated as a PFIC for its current taxable year and does not expect to become one in the near future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations.

If Holdings determines that it is a PFIC for any taxable year, Holdings will endeavor to provide, and will endeavor to cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders with tax information necessary to enable a U.S. holder to make a qualified electing fund (QEF) election with respect to Holdings and its non-U.S. subsidiaries.

If Holdings is treated as a PFIC, a U.S. holder of Holdings Common Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. U.S. holders of Holdings Common Shares should consult with their tax advisors regarding the potential application of these rules.

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Risks Related to Heidmar and Holdings

Risks Related to Heidmar’s Business and Industry

For purposes of this section, the words “we,” “our,” “us,” and the “Company” refer to Heidmar and its subsidiaries.

If we cannot meet our customers’ quality and compliance requirements, we may not be able to operate our managed vessels profitably, which could have an adverse effect on our future performance, results of operations, cash flows and financial position.

Customers, in particular those in the shipping industry, have an increasingly high focus on quality and compliance standards with their suppliers across the entire value chain, including the shipping and transportation segment. Our continuous compliance with these standards and quality requirements is vital for our operations. Related risks could materialize in multiple ways, including a sudden and unexpected breach in quality and/or compliance concerning one or more vessels, or a continuous decrease in the quality concerning one or more vessels occurring over time. Moreover, continuous increasing requirements from oil industry constituents can further complicate our ability to meet the standards. If we fail to comply, either suddenly or over a period of time, with our pooling, management and charter agreements or the expectations or requirements of our customers, or if customers, in particular oil operators, increase their requirements above and beyond what we deliver, this may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

We rely on our charterers and pool members to provide the vessels we manage, and if they do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition, and results of operations could be adversely affected.

Our asset-light business model means that we do not own any vessels. Instead, we rely on third parties to provide the vessels that we commercially manage, charter and operate. Should we experience complications with any of these vessels, we may need to delay or cancel charters. We face the risk that any of the companies that are engaged in the Heidmar Pools may not fulfill their contracts and deliver their services on a timely basis, or at all. We have experienced, and may in the future experience, operational complications with our charterers. The ability of our charterers to effectively satisfy our requirements could also be impacted by a charterer’s financial difficulty or damage to their operations caused by fire, terrorist attack, piracy, natural disaster, public health threats, or other events, including the ongoing conflicts between Russia and Ukraine and Israel and Hamas. The failure of any of our managed or chartered vessels to perform to our expectations could result in delayed or cancelled charters and harm our business. Our reliance on our and the Heidmar Subsidiaries’ pooling arrangements and our inability to fully control any operational difficulties without them could have a material adverse effect on our business, financial condition and results of operations.

As we expand the fleet for which we provide vessel management services, we may not be able to recruit suitable employees and crew for our managed vessels, which may limit our growth and cause our financial performance to suffer.

As we continue to expand the fleet we manage, we will need to recruit suitable and reliable agents and administrative and management personnel. Recruiting new employees has become challenging in many industries and markets, and we may not be able to hire suitable employees to support our expansion. If we are unable to recruit suitable employees and crews, we may not be able to provide our services to customers at an appropriate level of quality or at all. This could limit our growth and cause our financial performance to suffer.

The vessels that enter into the Heidmar Pools may cease operating in that pool.

We enter into pooling contracts with a number of shipping companies, pursuant to which they contribute one or more vessels to a Heidmar Pool, and we assume the commercial management and operation of the vessels. Typically, any participant in a Heidmar Pool has the right to withdraw any or all its vessels upon notice in accordance with the terms of the relevant pool agreement. We cannot assure you that the vessels that currently participate in the Heidmar Pools will continue that participation. While the pool agreements typically include cancellation fees at full rates for 30 days and half-rate for the following 90 days, these do not replace the full revenue a vessel would earn for the pool or ensure its vitality for the longer term. If, for any reason vessels cease to participate in the Heidmar Pools, or the Heidmar Pools are significantly restricted, the net revenues paid to us and our counterparties by the pool could decrease. In addition, one or more pool participants could use their ability to withdraw vessels from a pool in an effort to negotiate a reduction of our fees. Any of these, could have an adverse effect on our financial condition and results of operations.

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If we fail to effectively manage the operating costs of the vessels in our pools, this could harm our reputation and our financial performance.

Our commercial management and operation of vessels, includes many aspects of the costs of their operation, including negotiating fees and the costs of fuel. Although our clients typically bear these costs, if we fail to properly manage the costs of a given pool, its efficiency and profitability would decline. Further, our reputation for profitable vessel management would be harmed. These could adversely affect our results of operations.

The profitability of each Heidmar Pool is substantially dependent on the utilization we can achieve for its vessels, so our failure to maintain a high utilization would harm our reputation and our results of operations.

Participation in our pools is intended to enhance the financial performance of our customers’ vessels, in part through higher vessel utilization. If we fail to find customers to engage the vessels we manage in a given pool, the profitability of that pool will decline. Further, our income from a pool consists in part on commissions on freight and demurrage. Accordingly, low vessel utilization would adversely impact our results of operations. In addition, if our pools fail to deliver appropriate vessel utilization, our charterers may decline to keep their vessels in the Heidmar Pools, which would adversely affect our business and its growth. Factors affecting fleet utilization include, but are not limited to: supply of and demand for vessels in the seaborne transportation industry, dry-docking days, as well as any other event that would render a vessel unable to earn revenue.

When a tanker changes ownership or technical management, it may lose customer approvals.

Most users of seaborne oil transportation services require vetting of a vessel before it approves that vessel to service its account. This represents a risk to our company as it is difficult to efficiently employ a vessel until its vetting approvals are in place. As commercial managers of seaborne oil transportation services, we conduct inspections and assessments of our customers’ vessels. These inspections must be carried out regularly for a vessel to have valid approvals from users of seaborne oil transportation services. Any change in a vessel’s ownership or technical manager causes that vessel to lose its approval status, which means it must be re-inspected and re-assessed by the users of seaborne oil transportation services. Increasingly longer voyages in the very large cruise carrier (VLCC) trade, as well as trading route disruptions from various regional conflicts could make timely vetting inspections challenging and thus could result in vessels not obtaining vetting approvals in time to secure their next employment at market rates.

High prices of fuel, or bunker, as well as a lack of availability of fuel, may adversely affect our net income.

Fuel is a significant, if not the largest, expense in shipping when vessels are under voyage charter. As a result, a lack of availability of fuel and/or an increase in the price of fuel beyond our expectations may adversely affect our profitability at the time of charter negotiation. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, particularly economic developments in emerging markets such as China and India, the status of trade relations between countries, including the United States and China, global economic conditions, including recession and inflation, geopolitical developments, supply of and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries, or OPEC, and other oil and gas producers and production cuts, war and geopolitical conflicts, including the armed conflicts between Russia and Ukraine and Israel and Hamas, unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations. Further increases in fuel prices in the future may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail. Other future regulations may have a similar impact.

In the highly competitive international seaborne transportation industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result we may be unable to employ our managed vessels profitably.

We manage, charter and operate vessels in a highly competitive and highly fragmented market, and face competition both to identify and secure vessels to operate and manage as well for goods to transport. Competition for vessels arises primarily from other pooling companies and vessel owners and depends on our relationships with vessel owners and customers, the type and age of a vessel and desirability of vessels based on quality and other factors, amongst other things. Competition for seaborne transportation of goods and products is intense and depends on charter rates and the location, size, age, condition and acceptability of the vessel and its operators to charterers. Due in part to the highly fragmented market, competitors with greater resources could operate larger fleets than we may operate and thus be able to offer lower charter rates and terms to vessel owners. We therefore may be unable to retain or attract new customers or charterers on attractive terms or at all, which may have a material adverse effect on our business, financial condition and results of operations. Although we believe that no single competitor has a dominant position in the markets in which we compete, we are aware that certain competitors may be able to devote greater financial and other resources to certain activities than we can, resulting in a significant competitive threat to us. Vessels in the Heidmar Pools operate in a highly competitive market and our existing and potential competitors may have significantly greater financial resources than us. We cannot give assurances that we will continue to compete successfully with our competitors or that these factors will not erode our competitive position in the future.

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We face substantial competition in trying to expand relationships with existing customers and obtain new customers.

The process of obtaining new charter agreements is highly competitive and generally involves an intensive screening and competitive bidding process, which, in certain cases, extends for several months. Contracts in the time charter market are awarded based upon a variety of factors, including:

●	the size, age, fuel efficiency, emissions levels, and condition of a vessel;
●	the operator’s industry relationships, experience and reputation for customer service, quality operations and safety;
●	the quality, experience and technical capability of the crew;
●	the experience of the crew with the operator and type of vessel;
●	the operator’s relationships with shipyards and the ability to get suitable berths;
●	the operator’s construction management experience, including the ability to obtain on-time delivery of new vessels according to customer specifications; and
●	the operator’s willingness to accept operational risks pursuant to the charter, such as allowing termination of the charter for force majeure events.

Contracts in the spot market are awarded based upon a variety of factors as well, and include:

●	the location of the vessel; and
●	competitiveness of the bid in terms of overall price.

Vessels operating in the Heidmar Pools operate in a highly competitive market and we expect substantial competition for providing transportation services from a number of companies (both tanker and dry bulk vessel owners and operators). Our existing and potential competitors may have significantly greater financial resources than us. In addition, competitors with greater resources may have larger fleets, or could operate larger fleets through consolidations, acquisitions, newbuildings or pooling of their vessels with other companies, and, therefore, may be able to offer a more competitive service than us or the Heidmar Pools, including better charter rates. We expect competition from a number of experienced companies providing contracts for oil and dry bulk transportation services to potential customers, including state-sponsored entities and major energy companies affiliated with the projects requiring shipping services. As a result, we (including the Heidmar Pools) may be unable to expand our relationships with existing customers or to obtain new customers on a profitable basis, if at all, which would have a material adverse effect on our business, financial condition and operating results.

We are subject to risks with respect to counterparties, and failure of those counterparties to meet their obligations could cause us to suffer losses or negatively impact our results of operations and cash flows.

We and the Heidmar Pools manage to enter into various contracts, including charter agreements, pooling arrangements, commercial vessel management agreements and asset agreements, credit facilities and financing arrangements, that subject us and the Heidmar Pools to counterparty risks. The ability and willingness of these counterparties to perform their obligations under any contract will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and shipping industries, the overall financial condition of the counterparty, charter rates for specific types of vessels, and various expenses. For example, a reduction of cash flow resulting from declines in world trade or the lack of availability of debt or equity financing may result in a significant reduction in the ability of our charterers or the Heidmar Pools’ charterers to make required charter payments. In addition, in depressed market conditions, charterers and customers may no longer need a vessel that is then under charter or contract or may be able to obtain a comparable vessel at lower rates. As a result, charterers and customers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. Should a charterer fail to honor its obligations under agreements with us or a Heidmar Pool, it may difficult for us or the Heidmar Pool to secure substitute employment for its vessels, and any new charter arrangements that we secure could be at lower rates or on less favorable terms. Should a counterparty fail to honor its obligations under agreements with us or a Heidmar Pool, we could sustain significant losses and a significant reduction in the charter hire we earn from the Heidmar Pool, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Our financing arrangements contain certain restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations.

In order to facilitate growth, we have incurred debt at the subsidiary level. Any changes in interest rates may have an adverse effect on our business, financial condition, results of operations and/or cash flows.

Our ability to obtain new financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited by our existing leverage and/or by market conditions, and no guarantee can be made that we will be able to arrange new borrowing or refinance existing facilitates on favorable terms, or at all. Uncertainty relating to global financial markets and economic conditions may affect our ability to obtain financing and related costs of any financing. These borrowings are denominated in U.S. dollars, and although we generate almost all of our revenues in U.S. dollars we incur a portion of our expenses in other currencies. Accordingly, any strengthening of those currencies against the U.S. dollar could make it more difficult for us to repay our indebtedness.

The terms and conditions of our existing financing arrangements require us or our subsidiaries to maintain specified financial ratios and to satisfy covenants, such as paid-in capital contributions and maintain retained distributions in each of our pools at no less than the amount specified in the relevant pool agreement and/or to maintain a certain number of vessels in a particular Heidmar Pool. Should tanker charter rates or spot market rates values materially decline in the future to an extent that would result in a breach under or more of the covenants, it could constitute an event of default, and/or cross default, under multiple facilities. Prior thereto, we would need to try and seek waivers or amendments from our lenders with respect to those covenant breaches, or may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to comply with those covenants, failing which the lenders may accelerate the relevant loans. The occurrence of any of these events may materially adversely affect our business.

We are dependent on the spot market and any decrease in spot market rates in the future may adversely affect the earnings of Heidmar and ability to pay dividends.

As of March 31, 2024, we employed most of the vessels that we operate in the spot market and operated some vessels under time charter. These practices expose us to fluctuations in spot market charter rates.

Although the number of vessels in our managed fleet that participate in the spot market will vary from time to time, we anticipate that a significant portion of our managed fleet will participate in this market. As a result, our financial performance will be significantly affected by conditions in the tanker spot market, and only our pool vessels that operate under fixed-rate time charters may, during the period such vessels operate under such time charters, provide a fixed source of revenue to us.

Historically, the tanker market has been volatile because of the many conditions and factors that can affect the price, supply and demand for tanker capacity. The spot market may fluctuate significantly based upon supply of and demand for vessels and cargoes. The successful operation of our managed vessels in the competitive spot market depends upon, among other things, obtaining profitable charters and minimizing, to the extent possible, time spent waiting for charters and time spent in ballast. The spot market is very volatile, and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. If future spot market rates decline or stay at current depressed levels, then we may be unable to operate our managed vessels trading in the spot market profitably, meet our obligations, including payments on indebtedness, or to pay dividends in the future. Furthermore, as charter rates in the spot market are fixed for a single voyage, which may last up to several weeks, during periods in which charter rates are rising, we will generally experience delays in realizing the benefits from such increases.

Our ability to renew the charters on our managed vessels on the expiration or termination of our current charters or on vessels that we may acquire in the future, the charter rates payable under any new charters, and vessel values will all depend upon, among other things, economic conditions in the sectors in which our managed vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of energy resources.

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Our fixed rate time charters may limit our ability to benefit from any improvement in charter rates, and at the same time, our revenues may be adversely affected if we do not successfully employ our vessels on the expiration of our charters.

While fixed rate time charters generally provide more reliable revenues, they also limit the portion of our fleet available for spot market voyages during an upswing in the tanker industry cycle, when spot market voyages might be more profitable. By the same token, we cannot assure you that we will be able to successfully employ our vessels in the future or renew existing charters at rates sufficient to allow us to operate our business profitably or meet our obligations. A decline in charter or spot rates or a failure to successfully charter our vessels could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

The tanker vessel industry is cyclical and volatile, which may lead to volatility in the charter rates we are able to obtain for our managed vessels.

The tanker industry is both cyclical and volatile in terms of charter rates and profitability. For example, during the ten year period from 2013 through 2022, time charter equivalent (“TCE”) spot rates for an Aframax tanker trading between the Caribbean and the U.S. Gulf fluctuated between $3,507 to $210,524 per day. Periodic adjustments to the supply of and demand for oil tankers cause the industry to be cyclical in nature. Fluctuations in charter rates and vessel values result from changes in the supply of and demand for tanker capacity and changes in the supply of and demand for oil and oil products. Because Heidmar and the Heidmar Subsidiaries earn a commission on each managed vessel’s daily gross freight rate, which is in part composed of TCE rates, substantial volatility in TCE spot rates for our managed tanker vessels could have a material adverse effect on our business and financial condition.

A drop in spot market rates may provide an incentive for some customers to default on their charters, and the failure of our counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

Often, when we enter into a time charter, the rates under that charter are fixed for the term of the charter. The time charters have a maximum remaining duration of approximately two years. If the spot market rates or short-term time charter rates in the tanker industry become significantly lower than the time charter equivalent rates that some of our customers are obligated to pay us under our existing charters, the customers may have incentive to default under that charter or attempt to renegotiate the charter. If our customers fail to pay their obligations, we would have to attempt to re-charter a vessel, which if re-chartered at lower rates, may affect our ability to operate vessels in our fleet profitably and may affect our ability to comply with current or future covenants contained in our loan agreements.

We depend upon a limited number of charter customers and ship owners for a large part of our revenues, and the loss of any of these could adversely affect our business, results of operations and financial condition.

We conduct a substantial portion of our charter activity through a limited number of charter customers and depend on a single ship owner for a large portion of the vessels that we manage. Accordingly, a deterioration in our relationships with any of these parties such that they reduced or eliminated the business they conduct with us, or the unwillingness or inability of if any of them to pay their bills to us, could adversely affect our business, results of operation and financial condition.

Our top three customers accounted for between 11% and 22% each and in the aggregate 50% of our total operating revenues during the year ended December 31, 2023, equivalent to $24.5 million of our total revenue. During the year ended December 31, 2022, our top three customers accounted for between 12% and 20% each, and in aggregate, 47% of our total operating revenues, equivalent to $14.0 million of our total revenues. If our charter business with any of these customers were to decline, our business, revenues and results of operations would suffer, and this decrease in business could also adversely affect the interest of ship owners to contribute vessels to our Heidmar Pools.

Further, we rely on a limited number of vessel owners to enter vessels to the Heidmar Pools. In particular, Capital Ship Management Corp. (“Capital”) has placed most of its tanker vessels, trading in the spot market, into the Heidmar Pools. The Capital vessels comprise 34 of the 62 vessels managed by Heidmar and accounted for 20% of our total revenues from the Heidmar Pools during the year ended December 31, 2023. Capital is owned by the father of the indirect owner of Maistros Shipinvest Corp. (“Maistros”), one of our major shareholders. A decision by Capital, or any of our other major pool partners, to withdraw its vessels from the Heidmar Pools may have a material adverse effect on our business, results of operations and financial condition.

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We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on our business, results of operations and financial condition.

We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. The ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent which may have a material adverse effect on our business, results of operations and financial condition.

Exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenues in U.S. dollars, and the majority of our expenses are denominated in U.S. dollars. However, a portion of voyage and administrative expenses are denominated in currencies other than U.S. dollars. If our expenditures on such costs and fees were significant, and the U.S. dollar were weak against such currencies, our business, results of operations, cash flows, financial condition and ability to pay dividends could be adversely affected.

Our directors and officers may in the future hold direct or indirect interests in companies that compete with us.

Our directors and officers have a history of involvement in the shipping industry and some of them currently, and some of them may in the future, directly or indirectly, hold investments in companies that compete with us. In that case, they may face conflicts between their own interests and their obligations to us.

It is possible that our directors and officers not be influenced by their interests in or affiliation with other shipping companies, or our competitors, and seek to cause us to take courses of action that might involve risks to our other shareholders or adversely affect us or our shareholders. However, we have written policies in our Code of Conduct to address such situations if they arise.

We may be unable to retain key management personnel, which may negatively impact the effectiveness of our management and our results of operations.

Heidmar is a people-based business and people are vital to its success. Our success will depend to a significant extent upon the abilities and efforts of the following personnel: Pankaj Khanna, Niki Fotiou, Andreas Konialidis, Justin Sims-Sterling, Gerry Ventouris, Navin Arjun Soni, Deepak Laishram and Nick Andriopoulos. They and members of the board of directors are crucial to the execution of its business strategies and to the growth and development of Heidmar’s business. If these individuals were no longer to be affiliated with Heidmar, or if Heidmar were to otherwise cease to receive advisory services from them, Heidmar may be unable to recruit other management personnel with equivalent talent and experience, and its business and financial condition may suffer as a result. Inadequate policies and reward structures could incentivize negative behaviors, create internal conflict, lead to reputational damage or contribute to failure in attracting and/or retaining personnel. Lack of appropriate consideration of environmental and social issues could also contribute to any inability to attract and retain skilled personnel.

An over-supply of vessel capacity may lead to reductions in charter hire rates, vessel values and profitability.

The supply of vessels generally increases with deliveries of new vessels and decreases with the recycling of older vessels, conversion of vessels to other uses, such as floating production and storage facilities, and loss of tonnage as a result of casualties. An over-supply of vessel capacity, combined with a decline in the demand for such vessels, may result in a reduction of charter hire rates. Generally, increased competition in the form of increases in newbuild orders at shipyards and/or new shipowner entrants to the tanker shipping market may negatively affect the number of vessels available to us. Upon the expiration or termination of customers’ vessels’ current charters, if we are unable to re-charter these vessels at rates sufficient to allow us to operate these vessels profitably or at all such inability, would have a material adverse effect on our revenues and profitability.

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Any decrease in shipments of crude oil may adversely affect our financial performance.

The demand for our managed tankers derives primarily from demand for Arabian Gulf, West African, North Sea, Caribbean, Russian and U.S. Shale crude oil, which, in turn, primarily depends on the economies of the world’s industrial countries and competition from alternative energy sources. Any decrease in shipments of crude oil or change in trade patterns from these geographical areas would have a material adverse effect on our financial performance. Among the factors which could lead to such a decrease are:

●	increased crude oil production from other areas;
●	increased refining capacity in the Arabian Gulf or West Africa;
●	increased use of existing and future crude oil pipelines in the Arabian Gulf or West Africa;
●	a decision by oil-producing nations to increase their crude oil prices or to further decrease or limit their crude oil production;
●	armed conflict between Ukraine and Russia and related sanctions;
●	expansion of other sanctions programs maintained by the United States or other jurisdictions;
●	armed conflict in the Arabian Gulf and West Africa and political or other factors; and
●	the development, availability and the costs of nuclear power, natural gas, coal and other alternative sources of energy.

With crude oil as a particularly sensitive commodity in international trade and of first-rate significance in sanctions measures, we as a tanker management company are particularly exposed to the effects of trade embargoes and sanctions-related measures. Such measures may also negatively affect demand for our commercial management and other services.

In addition, volatile economic conditions affecting world economies may result in reduced consumption of oil products and a decreased demand for our managed vessels and lower charter rates, which could have a material adverse effect on our earnings and our ability to pay dividends.

A shift in consumer demand from oil towards other energy sources or changes to trade patterns for crude oil or refined oil products may have a material adverse effect on our business.

A significant portion of our earnings are related to the oil industry. The demand for our services depend on the level of activity in the oil industry, including oil companies’ willingness and ability to continue making operating and capital expenditures to explore, develop and produce crude oil and refined petroleum products, which are directly affected by trends in oil prices. A shift in or disruption of consumer demand from oil towards other energy sources such as electricity, natural gas, liquified natural gas, hydrogen or ammonia will potentially affect the demand for our managed vessels. A shift from the use of internal combustion engine vehicles may also reduce the demand for oil. These factors could have a material adverse effect on our future performance, results of operations, cash flows and financial position

“Peak oil” is the year when the maximum rate of extraction of oil is reached. Recent forecasts of “peak oil” range from the late 2020s to 2040, depending on economics and how governments respond to global warming. OPEC maintains that demand for oil will plateau around 2040, despite transition toward other energy sources. Irrespective of “peak oil”, the continuing shift in consumer demand from oil towards other energy resources such as wind energy, solar energy, hydrogen energy or nuclear energy, as well shifts in government commitments and support for energy transition programs, may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

Seaborne trading and distribution patterns are primarily influenced by the relative advantage of the various sources of production, locations of consumption, pricing differentials and seasonality. Changes to the trade patterns of crude oil or refined oil products may have a significant negative or positive impact on the ton-mile and therefore the demand for our tankers. This could have a material adverse effect on our future performance, results of operations, cash flows and financial position.

The operation of tankers involves certain unique operational risks.

The operation of tankers has unique operational risks associated with the transportation of oil. An oil spill may cause significant environmental damage, and a catastrophic spill could exceed the insurance coverage available. Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision, or other cause, due to the high flammability and high volume of the oil transported in tankers.

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Further, our managed vessels and their cargoes will be at risk of being damaged or lost because of events such as marine disasters and other bad weather, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, terrorism, piracy and other circumstances or events. Changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These hazards may result in death or injury to persons, loss of revenues or property, the payment of ransoms, environmental damage, higher insurance rates, damage to our customer relationships and market disruptions, delay or rerouting.

If our managed vessels suffer damage, they may need to be repaired at a drydocking facility. While we are not financially responsible for the drydocking and repair of our managed vessels in the event of damages, the loss of earnings while these vessels are forced to wait for space or to travel to more distant drydocking facilities may adversely affect our business and financial condition. Further, the total loss of any of our managed vessels could harm our reputation as a safe and reliable vessel owner and operator. If we are unable to adequately maintain or safeguard our managed vessels, we may be unable to prevent any such damage, costs or loss which could negatively impact our business, financial condition, results of operations, cash flows and ability to pay dividends.

Our business has inherent operational risks, which may not be adequately covered by insurance.

The vessels that we manage and charter and their cargoes are at risk of being damaged or lost because of events such as marine disasters, adverse weather conditions, mechanical failures, human error, environmental accidents, war, terrorism, piracy and other circumstances or events. In addition, transporting cargoes across a wide variety of international jurisdictions creates a risk of business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts, the potential changes in tax rates or policies, and the potential for government expropriation of our managed vessels. Any of these events may result in loss of revenues, increased costs and decreased cash flows to the Heidmar Pools and our counterparties, which could impair their ability to make payments to us under our charters.

Heidmar and/or the Heidmar Subsidiaries generally maintain charters liability insurance, freight demurrage and defense insurance, charterers freight insurance and kidnap and ransom insurance in connection with our commercial management and operation.

Our counterparties may not be insured in amounts sufficient to address all risks and may not be able to obtain adequate insurance coverage for their vessels in the future or may not be able to obtain certain coverage at reasonable rates. For example, in the past more stringent environmental regulations have led to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. Such inadequacy of insurance could have a material adverse effect on our results of operations and financial condition.

Further, insurers may not pay particular claims. Our counterparties’ insurance policies contain deductibles for which they will be responsible and limitations and exclusions which may increase their costs or lower our revenues. Moreover, insurers may default on claims they are required to pay. Any of these factors could have a material adverse effect on our financial condition.

Inability to obtain or maintain adequate insurance coverage could adversely affect our results of operations.

As part of our overall risk management strategy we have obtained and maintain insurance coverage. Although we have been able to obtain reasonably priced insurance coverage to meet our requirements in the past, there is no assurance that we will be able to do so in the future. For example, catastrophic events can result in decreased coverage limits, more limited coverage, and increased premium costs or deductibles. If we are unable to obtain adequate insurance coverage, we may not be able to procure certain contracts or pursue certain business opportunities, which could materially adversely affect our financial position, results of operations, cash flows or liquidity.

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Our operations outside the United States expose us to global risks, such as political instability, terrorist or other attacks, war and international hostilities, all of which may affect the tanker industry and adversely affect our business.

We are an international company and primarily conduct of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, may be adversely affected by changing economic, political and government conditions in the countries and regions where our managed vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East and the South China Sea region and other geographic countries and areas, geopolitical events such as terrorist or other attacks, war (or threatened war) or international hostilities, such as those between Russia and Ukraine and most recently Israel and Hamas. Terrorist attacks, as well as the frequent incidents of terrorism in the Middle East, and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks around the world, continue to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in Ukraine and the Middle East may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets.

The military conflict in Ukraine has had a significant direct and indirect impact on the trade of refined petroleum and drybulk products. This conflict has resulted in the United States, United Kingdom, and members of the European Union, among other countries, implementing sanctions on certain persons, entities, and activities connected to Russia. Some of these sanctions target the Russian oil sector, including a prohibition on the import of oil and refined petroleum products from Russia to the United States, United Kingdom and the European Union. We cannot foresee what other sanctions may arise that affect the trade of petroleum products. Furthermore, the conflict and ensuing international response has disrupted the supply of Russian oil to the global market, and as a result, the price of oil and petroleum products has risen significantly.

Additionally, since December 2023, there have been multiple drone and missile attacks on commercial vessels transiting international waters in the southern Red Sea by groups believed to be affiliated with the Yemen-based Houthi rebel group purportedly in response to the ongoing military conflict between Israel and Hamas. Recent attacks on U.S. military installations in Jordan and other locations in the Middle East, the military actions by the U.S. government and certain of its allies against the Houthi rebel group, which the U.S. government believes to be supported by the government of Iran and the ongoing military conflict between Israel and Hamas continue to threaten the political stability of the region and may lead to further military conflicts, including continued hostile actions towards commercial shipping in the region. We cannot predict the severity or length of the current conditions impacting international shipping in this region and the continuing disruption of the trade routes in the region of the Red Sea. It is also possible that these conditions could have a material and adverse impact on our financial condition, results of operations, and future performance.

Governments may also turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, leaders in the United States have indicated the United States may seek to implement more protective trade measures. There is significant uncertainty about the future relationship between the United States, China, and other exporting countries, including with respect to trade policies, treaties, government regulations, and tariffs. Protectionist developments, or the perception that they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (a) the cost of goods exported from regions globally, (b) the length of time required to transport goods and (c) the risks associated with exporting goods. Such increases may significantly affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their charters with us. This could have a material adverse effect on our business, results of operations or financial condition.

In the past, political instability has also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region and most recently in the Red Sea in connection with the conflict between Israel and Hamas. Acts of terrorism and piracy have also affected vessels trading in regions such as the Black Sea, the South China Sea, the Gulf of Guinea off the coast of West Africa and the Gulf of Aden off the coast of Somalia.

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In February of 2022, President Biden and several European leaders also announced various economic sanctions against Russia in connection with its invasion of Ukraine, which may adversely impact our business, given Russia’s role as a major global exporter of crude oil and natural gas. The Russian Foreign Harmful Activities Sanctions program includes prohibitions on the import of certain Russian energy products into the United States, including crude oil, petroleum, petroleum fuels, oils, liquefied natural gas and coal, as well as prohibitions on all new investments in Russia by U.S. persons, among other restrictions. Furthermore, the United States has also prohibited a variety of specified services related to the maritime transport of Russian Federation origin crude oil and petroleum products, including trading/commodities brokering, financing, shipping, insurance (including reinsurance and protection and indemnity), flagging, and customs brokering. These prohibitions took effect on December 5, 2022 with respect to the maritime transport of crude oil and on February 5, 2023 with respect to the maritime transport of other petroleum products. An exception exists to permit such services when the price of the seaborne Russian oil does not exceed the relevant price cap, but implementation of this price exception relies on a recordkeeping and attestation process that allows each party in the supply chain of seaborne Russian oil to demonstrate or confirm that oil has been purchased at or below the price cap. Violations of the price cap policy or the risk that information, documentation, or attestations provided by parties in the supply chain are later determined to be false may pose additional risks adversely affecting our business. Our business could also be adversely impacted by trade tariffs, trade embargoes or other economic sanctions that limit trading activities by the United States or other countries against countries in the Middle East, Asia or elsewhere as a result of terrorist attacks, hostilities or diplomatic or political pressures, which may, among other things, impair or prevent certain of our counterparties from performing their obligations under contracts with us or with the pools in which our managed vessels operate.

Any of these occurrences could have a material adverse impact on our future performance, results of operations, cash flows, financial position and our ability to pay any cash distributions to our stockholders.

Our future results of operations will be subject to seasonal fluctuations, which may adversely affect our financial condition.

We have recently expanded our services to include dry bulk operating pools, and those dry bulk vessels may operate in markets that have historically exhibited seasonal variations in demand, particularly in the Capesize segment given its share of the iron ore trade, and, as a result, in charter hire rates. As China is the most significant market for dry bulk shipping, the public holidays in relation to the Chinese New Year during the first quarter usually results in a decrease in market activity during this period. In addition, unpredictable and adverse weather conditions and patterns in the Southern Hemisphere, which often occur during the first quarter, have had a negative impact on iron ore exports from Australia and from Brazil. Further, certain of the largest iron ore producers in Brazil usually schedule maintenance works on their plants in the first quarter, which also results in a decrease in iron ore export from Brazil. In addition, Australia had some wet and inclement weather for the three months ending March 31, 2023, which further exacerbated the seasonal low. Both Australia and Brazil are very important loading areas for Capsize and Panamax vessels. This seasonality may affect our business, results of operations, financial condition, and could affect our ability to pay dividends, if any, in the future.

As we expand our business, we may have difficulty managing our growth, which could increase expenses.

We plan to grow our business by continuing to develop our relationships with vessel owners and charterers and potentially by selective acquisitions, joint ventures or strategic expansion into complementary service offerings.

We may, from time to time, selectively pursue new business lines, strategic acquisitions or joint ventures we believe are complementary to our business. Existing as well as new projects entail opportunity and risk. Any strategic transaction that is a departure from our historical operations in the tanker shipping industry could present unforeseen challenges and result in a competitive disadvantage relative to our more established competitors. In March 2024, we acquired Landbridge Ship Management (HK) Limited, a technical manager of vessels, and have since expanded our services to technical management. We cannot assure you that our expansion into this business line will be successful, and our inability to realize the anticipated benefits of the acquisition may affect our results of operations and financial condition.

There is always a possibility that intended transactions may not conclude due to various execution risks related to, but not limited to, documentation, inspection of the vessels and/or class records and due diligence. Thus, there may be certain external and third-party costs, including for example, the costs of legal and/or financial advisers, carried by us that are not recoverable.

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We will operate dry bulk vessels worldwide and the dry bulk business has inherent operational risks, which may reduce our revenue or increase our expenses.

Our expansion into the management and operation of dry bulk vessels exposes us to certain risks particular to these vessels. With a dry bulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, dry bulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may damage the vessel, which can be expensive and, if not repaired properly, could make the vessel more susceptible to breach at sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels’ holds. If a dry bulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads, leading to the loss of the vessel. Any of these circumstances or events may have a material adverse effect on our business, results of operations and financial condition. In addition, the loss of any of our managed vessels could harm our reputation as a safe and reliable commercial management company.

Charter hire rates for dry bulk vessels are volatile, have fluctuated significantly in recent years, and may decrease below our cash break-even rates in the future, which may adversely affect our business, results of operations and financial condition.

As we expand into the management and operation of dry bulk vessels, we will be increasingly affected by the cyclicality and volatility of the dry bulk shipping industry. Time charter and spot market rates for dry bulk vessels have in the recent past declined below the operating costs of vessels. When we charter our managed vessels pursuant to time charters, we will be exposed to changes in charter rates for dry bulk carriers and such changes may adversely affect our earnings.

Charter rate fluctuations result from changes in the supply and demand for vessel capacity for the major commodities carried on water internationally. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in charter rates are also unpredictable. Since we currently, and may continue to, charter our managed dry bulk carriers principally in the spot market, we are exposed to the cyclicality and volatility of the spot market. We may not be able to predict whether future spot rates will be sufficient to enable our managed vessels to be operated profitably.

Demand for dry bulk oceangoing vessels is dependent upon world economic growth, seasonal and regional changes in demand, changes to the capacity of the global dry bulk fleet and the sources and supply of dry bulk cargo transported by sea. Continued adverse economic, political or social conditions or other developments could further negatively impact charter rates and therefore have a material adverse effect in the future on our business and results of operations.

Factors that influence the supply of vessel capacity include:

●	the number of newbuilding orders and deliveries, including delays in vessel deliveries;
●	the number of shipyards and ability of shipyards to deliver vessels;
●	port or canal congestion;
●	potential disruption, including supply chain disruptions, of shipping routes due to accidents or political events;
●	scrapping of older vessels;
●	speed of vessel operation;
●	vessel casualties;
●	technological advances in vessel design and capacity;
●	the degree of scrapping or recycling of older vessels, depending, among other things, on scrapping or recycling rates and international scrapping or recycling regulations;
●	the price of steel and vessel equipment;
●	product imbalances (affecting the level of trading activity) and developments in international trade;
●	number of vessels that are out of service, namely those that are laid-up, drydocked, awaiting repairs or otherwise not available for hire;
●	availability of financing for new vessels and shipping activity;
●	changes in national or international regulations that may effectively cause reductions in the carrying capacity of vessels or early obsolescence of tonnage; and
●	changes in environmental and other regulations that may limit the useful lives of vessels.

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance costs, insurance coverage costs, the efficiency and age profile of the existing dry bulk fleet in the market, and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

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Further, the market may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events, wars, including the ongoing conflict between Russia and Ukraine and Israel and Hamas, acts of terrorism, natural disasters (including disease, epidemics and pandemics) and changes in interest rates or inflation rates.

Shipbroking is a business largely transacted via personal relationships.

Shipbroking remains a business that is largely transacted via personal relationships, which are dependent upon quality service. The risk of technological change, disintermediation and increased consumer demands for enhanced technological offerings could render aspects of our current services obsolete, potentially resulting in a loss of customers. Relationships could be devalued and replaced by disruptive technology platforms which could result in increased competition, consequent price reductions and loss of revenue.

Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect our business.

Our operations are particularly vulnerable to risks related to pandemics, epidemics or other infectious disease outbreaks and government responses thereto. COVID-19, which was initially declared a pandemic by the World Health Organization on March 11, 2020 and was declared no longer a global health emergency on May 5, 2023, negatively affected economic conditions, supply chains, labor markets, and demand for certain shipped goods both regionally and globally as a result of government efforts to combat the pandemic, including the enactment or imposition of travel bans, quarantines and other emergency public health measures.

The extent to which our business, the global economy and the petroleum product transportation industry may be negatively affected by future pandemics, epidemics or other outbreaks of infectious diseases is highly uncertain and will depend on numerous evolving factors that we cannot predict, including, but not limited to (i) the duration and severity of the infectious disease outbreak; (ii) the imposition of restrictive measures to combat the outbreak and slow disease transmission; (iii) the introduction of financial support measures to reduce the impact of the outbreak on the economy; (iv) volatility in the demand for and price of oil and gas; (v) shortages or reductions in the supply of essential goods, services or labor; and (vi) fluctuations in general economic or financial conditions tied to the outbreak, such as a sharp increase in interest rates or reduction in the availability of credit. We cannot predict the effect that an outbreak of a new COVID-19 variant or strain, or any future infectious disease outbreak, pandemic or epidemic may have on our business, results of operations and financial condition, which could be material and adverse.

Safety, environmental, governmental and other requirements expose us to liability, and compliance with current and future regulations could require significant additional expenditures, which could have a material adverse effect on our business and financial results.

Our operations are affected by extensive and changing international, national, state and local laws, regulations, treaties, conventions and standards in force in international waters, the jurisdictions where we operate the vessels we manage, and the country or countries in which the vessels we manage are registered. These obligations address matters such as the management and disposal of hazardous substances and wastes, the cleanup of oil spills and other contamination, air emissions (including greenhouse gases), and water discharges and ballast and bilge water management. The regulations applicable to us and the vessels we manage include, but are not limited to, the U.S. Oil Pollution Act of 1990, or OPA, requirements of the U.S. Coast Guard, or the USCG, and the U.S. Environmental Protection Agency, or EPA, the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the U.S. Clean Water Act, the U.S. Maritime Transportation Security Act of 2002, and regulations of the International Maritime Organization, or IMO, including the International Convention for the Safety of Life at Sea of 1974, or SOLAS, the International Convention for the Prevention of Pollution from Ships of 1973, or MARPOL, including the designation thereunder of Emission Control Areas, or ECAs, the International Convention on Civil Liability for Oil Pollution Damage of 1969, or CLC, and the International Convention on Load Lines of 1966. In particular, IMO’s Marine Environmental Protection Committee (“MEPC”) 73, amendments to Annex VI prohibiting the carriage of bunkers above 0.5% sulfur content in fuel on ships took effect March 1, 2020 and may cause us to incur substantial costs. Compliance with these regulations could have a material adverse effect on our business and financial results.

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In addition, vessel classification societies and the requirements set forth in the IMO’s International Management Code for the Safe Operation of Ships and for Pollution Prevention, or the ISM Code, also impose significant safety and other requirements on our managed vessels. In complying with current and future environmental requirements, vessel owners and operators may also incur significant additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage. Government regulation of vessels, particularly in the areas of safety and environmental requirements, can be expected to become stricter in the future and require vessel owners to incur significant capital expenditures on our managed vessels to keep them in compliance, or even to recycle or sell certain vessels altogether. While Heidmar does not bear the cost of ensuring our managed vessels comply with safety and environmental requirements, any additional costs or requirements could have a material adverse effect on our business.

Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

Companies across all industries are facing increasing scrutiny relating to their ESG policies. Investor advocacy groups, certain institutional investors, investment funds, lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. The increased focus and activism related to ESG and similar matters may hinder access to capital, as investors and lenders may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Companies which do not adapt to or comply with investor, lender or other industry shareholder expectations and standards, which are evolving, or which are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage, costs related to litigation, and the business, financial condition, and/or stock price of such a company could be materially and adversely affected.

In February 2021, the Acting Chair of the SEC issued a statement directing the Division of Corporation Finance to enhance its focus on climate-related disclosure in public company filings, and in March 2021, the SEC announced the creation of a Climate and ESG Task Force in the Division of Enforcement (the “Task Force”). The Task Force’s goal is to develop initiatives to proactively identify ESG-related misconduct consistent with increased investor reliance on climate and ESG-related disclosure and investment. To implement the Task Force’s purpose, the SEC has taken several enforcement actions, with the first enforcement action taking place in May 2022, and promulgated new rules. On March 21, 2022, the SEC proposed that all public companies are to include extensive climate-related information in their SEC filings. On May 25, 2022, SEC proposed a second set of rules aiming to curb the practice of “greenwashing” (i.e., making unfounded claims about one’s ESG efforts) and would add proposed amendments to rules and reporting forms that apply to registered investment companies and advisers, advisers exempt from registration, and business development companies. As of the date of this annual report, these proposed rules have not yet taken effect.

We may face increasing pressures from investors, lenders and other market participants, who are increasingly focused on climate change, to prioritize sustainable energy practices, reduce our carbon footprint and promote sustainability. As a result, we may be required to implement more stringent ESG procedures or standards so that our existing and future investors and lenders remain invested in us and make further investments in us, especially given the highly focused and specific trade of crude oil transportation in which we are engaged. Such ESG corporate transformation calls for an increased resource allocation to serve the necessary changes in that sector, increasing costs and capital expenditure. If we do not meet these standards, our business and/or our ability to access capital could be harmed.

Additionally, certain investors and lenders may exclude companies involved in the oil transportation industry, such as us, from their investing portfolios altogether due to ESG factors. These limitations in both the debt and equity capital markets may affect our ability to grow as our plans for growth may include accessing the equity and debt capital markets. If those markets are unavailable, or if we are unable to access alternative means of financing on acceptable terms, or at all, we may be unable to implement our business strategy, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service our indebtedness. Further, it is likely that we will incur additional costs and require additional resources to monitor, report and comply with wide ranging ESG requirements. The occurrence of any of the foregoing could have a material adverse effect on our business and financial condition.

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Climate change and greenhouse gas restrictions may adversely impact our operations and markets.

Due to concern over the risk of climate change, a number of countries, the European Commission and the IMO have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap-and-trade regimes, carbon taxes, taxonomy of ‘green’ economic activities, increased efficiency standards and incentives or mandates for renewable energy. More specifically, on October 27, 2016, IMO’s MEPC announced its decision concerning the implementation of regulations mandating a reduction in sulfur content of fuel oil from 3.5% currently to 0.5% as of the beginning of January 1, 2020. Additionally, in April 2018, nations at the MEPC 72 adopted an initial strategy to reduce greenhouse gas emissions from ships. The initial strategy identified levels of ambition to reducing greenhouse gas emissions, including (1) decreasing the carbon intensity from ships through implementation of further phases of the Energy Efficiency Design Index (“EEDI”) for new ships; (2) reducing carbon dioxide emissions per transport work, as an average across international shipping compared to 2008 levels, by at least 40% by 2030, pursuing efforts towards 70% by 2050; and (3) reducing the total annual greenhouse emissions by at least 50% by 2050 compared to 2008, while pursuing efforts towards phasing them out entirely. On July 7, 2023, at the MEPC’s 80th session, the MEPC adopted the 2023 IMO Strategy on Reduction of GHG Emissions from Ships, which, in part, includes (A) enhanced targets to reach net-zero greenhouse gas (“GHG”) emissions close to 2050; (B) a targeted uptake in use of zero or near-zero GHG emissions technologies and fuels to represent at least 5% (striving for 10%) of the energy used by international shipping by 2030; and (C) indicative check-points to reach net-zero GHG emissions from international shipping, with targets to reduce the total annual GHG emissions from international shipping by (i) at least 20% (striving for 30%) by 2030, as compared to 2008 and (ii) at least 70% (striving for 80%) by 2040, as compared to 2008. These regulations may cause us to incur additional substantial expenses in the future and therefore could impact the cost of our operations and adversely affect our business.

The European Commission has proposed adding shipping to the EU Emission Trading Scheme (“EU ETS”) as of 2023 with a phase-in period. It is expected that shipowners will need to purchase and surrender a number of emission allowances that represent their recorded carbon emission exposure for a specific reporting period. The person or organization responsible for the compliance with the EU ETS should be the shipping company, defined as the shipowner or any other organization or person, such as the manager or the bareboat charterer, that has assumed the responsibility for the operation of the ship from the shipowner. On December 18, 2022, the Environmental Council and European Parliament agreed to include maritime shipping emissions within the scope of the EU ETS on a gradual introduction of obligations for shipping companies to surrender allowances: 40% for verified emissions from 2024, 70% for 2025 and 100% for 2026. Most large vessels will be included in the scope of the EU ETS from the outset. Big offshore vessels of 5,000 gross tonnage and above will be included in the Monitoring, Reporting and Verification (“MRV”) of CO2 emissions from maritime transport regulation from 2025 and in the EU ETS from 2027. General cargo vessels and off-shore vessels between 400-5,000 gross tonnage will be included in the MRV regulation from 2025 and their inclusion in EU ETS will be reviewed in 2026. Compliance with the Maritime EU ETS could result in additional compliance and administration costs to properly incorporate the provisions of the Directive into our business routines. Additional EU regulations which are part of the EU’s Fit-for-55, could also affect our financial position in terms of compliance and administration costs when they take effect.

Territorial taxonomy regulations in geographies where we are operating and are regulatory liable, such as EU Taxonomy, might jeopardize the level of access to capital. For example, the EU has already introduced a set of criteria for economic activities which should be framed as ‘green’, called EU Taxonomy. The EU taxonomy is a classification regulatory system which attempts to identify environmentally sustainable economic activities. The requirement to deliver sustainability indicators under Article 8 of the Taxonomy Regulation is applicable as of January 1, 2022, to companies subject to the obligation to publish non-financial statements in accordance with Article 19a or Article 29a of the Accounting Directive 2013/34/EU. The Non-financial Reporting Directive (Directive 2014/95/EU, NFRD) is an amendment to the Accounting Directive (Directive 2013/34/EU). Under the NFRD, large listed companies, banks and insurance companies with more than 500 employees are required to publish reports on the policies they implement in relation to social responsibility and other sustainability related information (Act 14, Art. 1 and Art. 29a). Article 8 of the Taxonomy Regulation requires companies falling within the scope of the existing NFRD, and additional companies brought under the scope of the proposed Corporate Sustainability Reporting Directive, to report certain indicators on the extent to which their activities are sustainable as defined by the EU Taxonomy.

Since January 1, 2020, ships must either remove sulfur from emissions or buy fuel with low sulfur content, which may lead to increased costs and supplementary investments for ship owners. The interpretation of “fuel oil used on board” includes use in main engine, auxiliary engines and boilers. Shipowners may comply with this regulation by (i) using 0.5% sulfur fuels on board, which are available around the world but at a higher cost; (ii) installing scrubbers for cleaning of the exhaust gas; or (iii) by retrofitting vessels to be powered by liquefied natural gas or other alternative energy sources, which may not be a viable option due to the lack of supply network and high costs involved in this process. Costs of compliance with these regulatory changes may be significant and may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

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MEPC 75 introduced draft amendments to Annex VI which impose new regulations to reduce greenhouse gas emissions from ships. These amendments introduce requirements to assess and measure the energy efficiency of all ships and set the required attainment values, with the goal of reducing the carbon intensity of international shipping. To achieve a 40% reduction in carbon emissions by 2023 compared to 2008, shipping companies are required to include: (i) a technical requirement to reduce carbon intensity based on a new Energy Efficiency Existing Ship Index (“EEXI”), and (ii) operational carbon intensity reduction requirements, based on a new operational Carbon Intensity Indicator (“CII”). The EEXI is required to be calculated for ships of 400 gross tonnage and above. The IMO and MEPC will calculated “required” EEXI levels based on the vessel’s technical design, such as vessel type, date of creation, size and baseline. Additionally, an “attained” EEXI will be calculated to determine the actual energy efficiency of the vessel. A vessel’s attained EEXI must be less than the vessel’s required EEXI. Non-compliant vessels will have to upgrade their engine to continue to travel. With respect to the CII, the draft amendments would require ships of 5,000 gross tonnage to document and verify their actual annual operational CII achieved against a determined required annual operational CII. The vessel’s attained CII must be lower than its required CII. Vessels that continually receive subpar CII ratings will be required to submit corrective action plans to ensure compliance. MEPC 79 also adopted amendments to MARPOL Annex VI, Appendix IX to include the attained and required CII values, the CII rating and attained EEXI for existing ships in the required information to be submitted to the IMO Ship Fuel Oil Consumption Database. The amendments will enter into force on May 1, 2024.

Additionally, MEPC 75 proposed draft amendments requiring that, on or before January 1, 2023, all ships above 400 gross tonnage must have an approved Ship Energy Efficiency Management Plan, or SEEMP, on board. For ships above 5,000 gross tonnage, the SEEMP would need to include certain mandatory content. MEPC 75 also approved draft amendments to MARPOL Annex I to prohibit the use and carriage for use as fuel of heavy fuel oil by ships in Arctic waters on and after July 1, 2024. The draft amendments introduced at MEPC 75 were adopted at the MEPC 76 session held on June 2021, entered into force on November 1, 2022 and became effective on January 1, 2023.

MPEC 76 adopted amendments to the International Convention on the Control of Harmful Anti-Fouling Systems on Ships, 2001, or the AFS Convention, which have been entered into force on January 1, 2023. From this date, all ships shall not apply or re-apply anti-fouling systems containing cybutryne on or after January 1, 2023; all ships bearing an anti-fouling system that contains cybutryne in the external coating layer of their hulls or external parts or surfaced on January 1, 2023 shall either: remove the anti-fouling system or apply a coating that forms a barrier to this substance leaching from the underlying non-compliance anti-fouling system.

Adverse effects upon the oil and gas industry relating to climate change, including growing public concern about the environmental impact of climate change, may also adversely affect demand for our services. For example, increased regulation of greenhouse gases or other concerns relating to climate change may reduce the demand for oil and gas in the future or create greater incentives for use of alternative energy sources. In addition to the peak oil risk from a demand perspective, the physical effects of climate change, including changes in weather patterns, extreme weather events, rising sea levels, scarcity of water resources, may negatively impact our operations. Any long-term material adverse effect on the oil and gas industry could have a significant financial and operational adverse impact on our business that we cannot predict with certainty at this time.

Increased inspection procedures, tighter import and export controls and security standards could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. In addition, pursuant to the SOLAS Convention, dry bulk vessels and the ports in which we plan to operate are subject to the International Ship and Port Facility Security Code (“ISPS Code”), which is designed to enhance the security of ports and ships against terrorism. Inspection procedures may result in the seizure of contents of our managed vessels, delays in the loading, offloading, trans-shipment or delivery and the levying of customs duties, fines or other penalties against us.

International shipping is subject to security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Under the U.S. Maritime Transportation Security Act of 2002 (the “MTSA”), the USCG issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States and at certain ports and facilities. These security procedures can result in the seizure of the contents of our managed vessels, delays in the loading, offloading or trans-shipment, and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, carriers.

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It is possible that changes to inspection procedures and security standards could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business results, results of operations and financial condition.

We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

The safety and security of our managed vessels and efficient operation of our business, including processing, transmitting and storing electronic and financial information, depend on computer hardware and software systems, which are increasingly vulnerable to security breaches and other disruptions.

We may experience threats to our data and systems, including malware and computer virus attacks, internet network scams, systems failures and disruptions. A cyberattack that bypasses our IT security systems, causing an IT security breach, could lead to a material disruption of our IT systems and adversely impact our daily operations and cause the loss of sensitive information, including our own proprietary information and that of our customers, suppliers and employees. Such losses could harm our reputation and result in competitive disadvantages, litigation, regulatory enforcement actions, lost revenues, additional costs and liability. While we devote substantial resources to maintaining adequate levels of cybersecurity, our resources and technical sophistication may not be adequate to prevent all types of cyberattacks. We will continue to depend upon our ability to protect our information systems against damage or system interruptions from natural disasters, technical failures and other events beyond our control.

We rely on industry accepted security and control frameworks and technology to securely maintain confidential and proprietary information and personal data maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. A breach could be caused by an insider, an external party, inadequate physical security, insecure software development or inadequate supply chain management. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. In order to compete effectively and meet our clients’ needs, we will need to maintain our systems as well as invest in improved technology. Any significant interruption or failure of our information systems or any significant breach in the confidentiality, integrity or availability of our IT systems and data could adversely affect our business, results of operations and financial condition, cash flows and our reputation.

Cyberattacks against the Ukrainian government and other countries in the region have been reported in connection with the ongoing conflict between Russia and Ukraine. To the extent such attacks have collateral effects on global critical infrastructure or financial institutions, such developments could adversely affect our business, operating results and financial condition. It is difficult to assess the likelihood of such a threat and any potential impact at this time. Further, as a result of generally increased remote working, the business has seen an increased volume of spam, targeted phishing type email and ransomware attacks. The recent identification of the Log4j vulnerability, the increased frequency of zero-day attacks and more sophisticated methods of attack are further examples of the risks we face.

Cybersecurity threats are of immediate concern, and constitute a potential risk to us, with contingent exposure to us and our subsidiaries.

Sanctions and embargoes imposed by the U.S. government, the European Union, the United Nations or other governmental authorities could prevent us from calling on certain ports or serving certain clients and could lead us to suffer monetary fines or penalties.

The shipping sector is high risk with respect to sanctions compliance. None of our managed vessels called on ports located in countries or territories that are the subject of country-wide or territory-wide sanctions or embargoes imposed by the U.S. government or other applicable governmental authorities (“Sanctioned Jurisdictions”) in 2022 in violation of applicable sanctions. Although we intend to maintain compliance with all applicable sanctions, and we endeavor to take precautions reasonably designed to mitigate such risks, it is possible that in the future our managed vessels may call on ports located in Sanctioned Jurisdictions on charterers’ instructions and/or without our consent. If such activities result in a violation of sanctions, we could be subject to monetary fines, penalties, or other sanctions, and our reputation and the market for our common shares could be adversely affected. We currently have written policies in place to avoid and/or minimize the possibility of such situations, and we also seek “sanctions clauses” when negotiating contracts with counterparties.

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The laws and regulations of these different jurisdictions vary in their application and do not all apply to the same covered persons or proscribe the same activities. Some sanctions regimes with which we are required to comply provide that entities owned or controlled by the persons or entities designated in such lists are also subject to sanctions. In addition, the evolving nature of sanctions laws and regulations require us to be diligent in maintaining compliance. The sanctions of each jurisdiction may be amended to increase or reduce the restrictions imposed over time, and the lists of persons and entities designated under these sanctions are amended frequently. Additional countries or territories, as well as additional persons or entities located, organized, or resident in those countries or territories, may in the future become the target of sanctions if such additional countries or territories become Sanctioned Jurisdictions. Changes to such laws or regulations, including the imposition of sanctions on new persons or entities could mean the loss of significant customers, restrictions on our ability to provide bunker procurement services to certain customers or in specific jurisdictions, or delays in processing and releasing payments through our banks during the resolution of any legal and regulatory compliance queries, any of which could have an adverse effect on our business, financial condition, results of operations and/or cash flows.

Our current or future counterparties may become, or may be owned, controlled, or affiliated with persons or entities that are or may be in the future become the subject of sanctions imposed by the U.S., E.U. or other governmental authorities to which we are subject. If we determine that such sanctions require us to terminate existing or future contracts to which we, or the Heidmar Pools, are party or if we are found to be in violation of such applicable sanctions, our results of operations may be adversely affected, and/or we may suffer reputational harm. In addition, ports that we call on may have their country or other jurisdiction become subject to sanctions, which could prevent us from continuing to call on those ports.

As a result of Russia’s actions in Ukraine, the U.S., EU and United Kingdom, together with numerous other countries, have imposed significant sanctions on persons and entities associated with Russia and Belarus, as well as comprehensive sanctions on the Crimea, Donetsk, and Luhansk regions of Ukraine, effectively making such regions Sanctioned Jurisdictions. Such sanctions also apply to entities owned or controlled by such designated persons or entities and to any persons or entities located, organized, or resident in any of the Sanctioned Jurisdictions. These sanctions adversely affect our ability to operate in the region and also restrict parties whose cargo we may carry.

During 2023, 17 of our currently managed vessels called at Russian ports under their time charters, to the extent permitted by sanctions. As of March 31, 2024, seven of our currently managed vessels continue to call, based on the previous three months of voyages, at Russian ports to the extent permitted by sanctions. In respect of the vessels that previously called at Russia ports, the respective charterers of such vessels changed the trade routes that such vessels were employed on so that such vessels now call on other ports outside of Russia. All of these vessels remain fully employed under their respective time charter agreements and no charterer has requested the early redelivery of any of these vessels.

Although we believe that we are and have been in compliance with all applicable sanctions laws and regulations in 2023, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and the scope of such sanctions may change quickly and without notice. Any such violation could result in reputational damages, fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us.

Our business is affected by macroeconomic conditions, including rising inflation, interest rates, market volatility, economic uncertainty and supply chain constraints.

Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets. For instance, inflation has negatively impacted us by increasing our labor costs, through higher wages and higher interest rates, and operating costs. Supply chain constraints have led to higher inflation, which if sustained could have a negative impact on our product development and operations. If inflation or other factors were to significantly increase, our business operations may be negatively affected.

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We are exposed to significant changes in interest rates. Any changes in interest rates will directly affect the cost of our financings, which are not on fixed interest rates, as well as our returns on investments. Interest rates, the liquidity of the credit markets and the volatility of the capital markets could also affect the operation of our business and our ability to raise capital on favorable terms, or at all, in order to fund our operations or growth.

Inflation, including rising prices for items such as fuel, parts and components, freight, packaging, supplies, labor and energy, increases our operating costs. We do not currently use financial derivatives to hedge against volatility in commodity prices. We use market prices for materials, fuel, parts and components, and we may be unable to pass these rising costs onto our customers. To mitigate this exposure, we attempt to include cost escalation clauses in our longer-term marine transportation contracts, whereby we can largely pass certain costs, including fuel, through to our customers. Our results of operations and margin performance can be negatively affected if we are unable to mitigate the impact of these cost increases through contractual means or increase prices to sufficiently offset the effect of these cost increases.

Any failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, contract terminations and an adverse effect on our business, results of operations and financial condition.

We expect our managed vessels to operate in a number of countries, such as China, Brazil, Singapore and in some developing economies, including countries known to have a reputation for corruption, which can involve inherent risks associated with fraud, bribery and corruption and where strict compliance with anti-corruption laws may conflict with local customs and practices. As a result, we may be subject to risks under the U.S. Foreign Corrupt Practices Act, as amended, or the FCPA, the U.K. Bribery Act 2010, the Bermuda Bribery Act 2016 and similar laws in other jurisdictions that generally prohibit companies and their intermediaries from making, offering or authorizing improper payments to government officials for the purpose of obtaining or retaining business.

We are committed to doing business in accordance with applicable anti-corruption laws and have policies and procedures, including a code of business conduct and ethics, which are designed to promote legal and regulatory compliance with such laws and regulations. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. Our customers in relevant jurisdictions could seek to impose penalties or take other actions adverse to our interests. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our contracted senior management.

Natural or man-made disasters and other similar events may significantly disrupt our business and could have an adverse effect on our business, results of operations and financial condition.

Natural or man-made disasters, including earthquakes, power outages, fires, floods, nuclear disasters, terrorist attacks or other criminal activities or acts of crew malfeasance, may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in our operations related to the repair or replacement of our managed vessels or disruption of or reduced demand for shipping could have a material adverse impact on our business, results of operations and financial condition. In addition, we may not carry business insurance sufficient to compensate for losses that may occur.

Acts of piracy on ocean-going vessels may have an adverse effect on our business, results of operations and financial condition.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, Strait of Malacca, Arabian Sea, Red Sea, the Indian Ocean, the Gulf of Aden off the coast of Somalia, Sulu Sea, Celebes Sea and in the Gulf of Guinea. Although the frequency of sea piracy worldwide has generally decreased since 2013, sea piracy incidents continue to occur, particularly in the South China Sea, the Indian Ocean, in the Gulf of Guinea and the Strait of Malacca and with dry bulk vessels particularly vulnerable to these attacks. Acts of piracy could result in harm or danger to the crews that man our managed vessels. If these piracy attacks result in regions in which our managed vessels are deployed being characterized as “war risk” zones by insurers or Joint War Committee “war and strikes” listed areas, premiums payable for insurance coverage could increase significantly and that coverage may become more difficult to obtain. In addition, crew costs, including due to employing on-board security guards, could increase in such circumstances. Furthermore, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and is therefore entitled to cancel the charter party, a claim that we would dispute. Although we plan to obtain insurance to cover risks associated with piracy acts, we may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention or hijacking as a result of an act of piracy against our managed vessels, or an increase in cost, or unavailability, of insurance for our managed vessels, could have a material adverse effect on our business, results of operations and financial condition.

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The smuggling of drugs or other contraband onto our managed vessels may lead to governmental claims against us.

We expect that our managed vessels will call on ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our managed vessels are found with drugs or contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations, reputation and financial condition.

Maritime claimants could arrest or attach one or more of our managed vessels, which could interrupt our cash flows.

Crew members, suppliers of goods and services to a vessel, shippers of cargo, lenders, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by “arresting” or “attaching” a vessel through judicial or foreclosure proceedings.

This could require the payment of a large sum of money to have the arrest or attachment lifted and prevent the operation of the vessel until that payment is made. Accordingly, the arrest or attachment of one or more of our managed vessels could interrupt the cash flows of the charterer and/or our cash flow and have an adverse effect on our business, results of operations and financial condition. In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel that is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against one vessel in our pool for claims relating to another vessels with the same owner.

Governments could requisition our managed vessels during a period of war or emergency, which could negatively impact our business, results of operations and financial condition.

A government could requisition one or more of our managed vessels for title or for hire, and any such requisition could interrupt our cash flow and operations. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Government requisition of one or more of our managed vessels may negatively impact our business, results of operations and financial condition, and reduce the amount of cash we may have available for distribution as dividends to our shareholders, if any such dividends are declared.

The announcement and pendency of the Business Combination could adversely affect our business, cash flows, financial condition or results of operations.

The announcement and pendency of the Business Combination could cause disruptions in and create uncertainty surrounding our business, including our relationships with existing and future customers, suppliers and employees. This could have an adverse effect on our business, cash flows, financial condition or results of operations, irrespective of whether the Business Combination is completed. Our business relationships may be subject to disruption as customers, suppliers and other persons with whom we have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships or consider entering into business relationships with other parties. The risk, and adverse effect, of any such disruptions could be exacerbated by a delay in the consummation of the Business Combination.

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Risks involved with operating ocean-going vessels could result in the loss of life or harm to our seafarers, environmental accidents or affect our business and reputation, which could have a material adverse effect on our results of operations and financial condition.

The operation of an ocean-going vessel carries inherent risks. These risks include the possibility of:

●	loss of life or harm to seafarers;
●	a marine accident or disaster;
●	environmental accidents and pollution;
●	cargo and property losses or damage; and
●	business interruptions caused by mechanical failure, human error, war, terrorism, piracy, political action in various countries, labor strikes, or adverse weather conditions.

Any of these circumstances or events could increase our costs or lower our revenues. The involvement of our vessels in an accident or oil spill or other environmental disaster may harm our reputation as a safe and reliable pool manager.

Risks Related to Holdings Becoming a Public Company

There can be no assurance that the Holdings Common Shares will be approved for listing on Nasdaq or any other national securities exchange, or that Holdings will be able to comply with the continued listing standards of Nasdaq or any other national securities exchange.

In connection with the Closing, Holdings intends to list the Holdings Common Shares on Nasdaq or another national securities exchange under the symbol “HMR”. If, after the Business Combination, Nasdaq delists Holdings’ shares from trading on its exchange for failure to meet the listing standards and Holdings is not able to list its shares on another national securities exchange, Holdings expects its shares could be quoted on an over-the-counter market. If this were to occur, Holdings and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for Holdings Common Shares;
●	reduced liquidity for Holdings Common Shares;
●	a determination that the Holdings Common Shares are “penny stock,” which would require brokers trading the Holdings Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Holdings Common Shares;
●	a limited amount of news and analyst coverage for Holdings; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Holdings is an emerging growth company and will therefore be subject to reduced reporting requirements that may make the Holdings Common Shares less attractive to investors.

Following the consummation of the Business Combination, Holdings will be an emerging growth company, as defined in the JOBS Act. For as long as Holdings continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, an emerging growth company’s auditor is exempt from the requirement to communicate critical audit matters in the auditor’s report. Holdings will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (x) during which the fifth anniversary of the effective date of this registration statement occurs, (y) in which Holdings has total annual gross revenue of at least $1.235 billion or (z) in which Holdings is deemed to be a large accelerated filer (which means the market value of Holdings Common Shares held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of that fiscal year), and (ii) the date on which Holdings has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Holdings has elected to avail itself of this exemption from new or revised accounting standards and, therefore, Holdings will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Holdings cannot predict if investors will find Holdings Common Shares less attractive because Holdings may rely on these exemptions. If some investors find the Holdings Common Shares less attractive as a result, there may be a less active trading market for the Holdings Common Shares and its market price may be more volatile.

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Holdings will be a “controlled company” within the meaning of the NASDAQ rules and will be exempt from certain corporate governance requirements as a result.

Immediately following the completion of the Business Combination, Heidmar Shareholders who are not U.S. persons, will control a majority of the voting power of the outstanding Holdings Common Shares.

As a result, Holdings will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors of Holdings (the “Holdings Board”) consist of “independent directors” as defined under the rules of Nasdaq;
●	the requirement that the Holdings Board form a compensation committee composed of at least two independent directors with a written charter addressing the committee’s responsibilities; and
●	the requirement that nominees of the Holdings Board be selected by either (a) independent directors constituting a majority of the Holdings Board’s independent directors or (b) a nominations committee comprised solely of independent directors.

Following the Business Combination, Holdings intends to utilize some or all of these exemptions. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Holdings will be a “foreign private issuer” under U.S. securities laws, which exempts it from certain reporting and other obligations and could make the Holdings Common Shares less attractive to some investors.

Following the Business Combination, Holdings will be a “foreign private issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This means that the information Holdings will be required to publicly disclose will be different from those required of domestic public companies, including the following.

●	Holdings will not have to provide certain information as often or as quickly as domestic filers, including quarterly reports on Form 10-Q or current reports on Form 8-K.
●	Holdings’ directors, officers and affiliates (its “insiders”) will not be subject to the provisions of Section 16 of the Exchange Act requiring disclosure of stock purchases and sales, which means investors will have less information in this regard than they do about MGO or other domestic public companies.
●	Holdings’ insiders also won’t be subject to the “short swing” profit liability in Section 16 of the Exchange Act.
●	Holdings will not be subject to the provisions of the Exchange Act regulating the solicitation of proxies, and its proxy statements are not subject to review by the SEC, which means there may be less public information regarding Holdings and its governance than for MGO or other domestic companies.
●	Holdings will not be subject to the selective disclosure rules relating to material nonpublic information under Regulation FD.

Holdings will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, Holdings intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Holdings is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer. Further, these factors could the Holdings Common Shares less attractive to some investors or otherwise harm its share price.

Holdings is permitted to follow certain “home country” governance practices in the Marshall Islands rather than the corporate governance requirements of the Nasdaq.

As a foreign private issuer, Holdings will have the option to follow certain home country corporate governance practices rather than those of the Nasdaq, provided that Holdings discloses the requirements it is not following and describe the home country practices it is following. Holdings intends to rely on this “foreign private issuer exemption” with respect to Nasdaq rules requiring shareholder approval. Holdings may in the future elect to follow home country practices with regard to other matters. As a result, Holdings’ shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

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Holdings may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

At the closing of the Business Combination, Holdings will be a foreign private issuer, which means it will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act that are applicable to domestic companies. A company’s foreign private issuer status is determined annually on the last business day of its most second fiscal quarter, and, accordingly, the next determination will be made with respect to Holdings on June 30, 2025. In the future, Holdings would lose its foreign private issuer status if (a) more than 50% of its outstanding voting securities are owned by U.S. residents and (b) one of the following three things are true: (1) a majority of its directors or executive officers are U.S. citizens or residents, (2) it administers its business principally from the United States or (3) a majority of its assets are located in the United States. If Holdings loses its foreign private issuer status, it would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Holdings would also have to mandatorily comply with U.S. federal proxy requirements, and Holdings’ officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Holdings would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Holdings would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

The requirements of being a public company may strain Holdings’ resources, divert Holdings management’s attention and affect Holdings’ ability to attract and retain qualified board members.

Holdings will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, Holdings will incur additional legal, accounting and other expenses following the completion of the Business Combination. These expenses may increase even more once Holdings no longer qualifies as an “emerging growth company.” The Exchange Act requires, among other things, that Holdings file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that Holdings maintains effective disclosure controls and procedures and internal control over financial reporting. Holdings may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Holdings expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Holdings is currently unable to estimate these costs with any degree of certainty.

Many members of Holdings’ management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Holdings’ management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent Holdings from improving its business, financial condition and results of operations. Furthermore, Holdings expects these rules and regulations to make it more difficult and more expensive for Holdings to obtain director and officer liability insurance, and consequently Holdings may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for Holdings to attract and retain qualified members of its board of directors, particularly to serve on Holdings’ finance and audit committee and nomination and compensation committee, and to attract and retain qualified executive officers.

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As a result of disclosure of information in filings required of a public company, Holdings’ business and financial condition will become more visible, which Holdings believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Holdings’ business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in Holdings’ favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on its business, financial condition, results of operations, prospects and reputation.

Holdings’ failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Closing could have a material adverse effect on its business.

Heidmar is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Closing, Holdings will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Heidmar as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If Holdings is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Risks Related to the Holdings Common Shares

Upon completion of the Business Combination, MGO Stockholders will become shareholders of Holdings, and the market price for the Holdings Common Shares may be affected by factors different from those that historically have affected MGO.

Upon completion of the Business Combination, MGO Stockholders will become shareholders of Holdings. Holdings’ business differs from that of MGO, and, accordingly, the results of operations of Holdings will be affected by some factors that are different from those currently affecting the results of operations of MGO. Holdings is a holding company incorporated in the Marshall Islands, and, after the consummation of the Business Combination, will have as its direct subsidiaries MGO and Heidmar. Heidmar is engaged in tanker pooling, commercial and asset management, and time charters, businesses quite distinct from those that MGO currently operates. Holdings’ business and results of operations will, therefore, be affected by operating, industry and regional risks to which MGO is not currently exposed. For a discussion of the future business of Holdings currently conducted and proposed to be conducted by Heidmar, see “Business of Heidmar and Certain Information About Heidmar.”

Future sales of Holdings Common Shares, including resales by the Heidmar Shareholders and other significant shareholders, may cause the market price of the Holdings Common Shares to drop significantly, even if Holdings’ business is doing well.

Under the Business Combination Agreement, after the Closing, existing Heidmar Shareholders will hold 94.34% (inclusive of shares to be distributed to advisors) of the Holdings Common Shares and the MGO Principals will hold approximately 5.66% of the Holdings Common Shares. All of these Holdings Common Shares will be issued to these holders pursuant to the registration statement that Holdings will file in connection with the Business Combination, and therefore will be freely tradable by their holders, subject in certain cases to the restrictions applicable to “control securities” under U.S. securities laws. These shares will also be subject to lock-up agreements between these holders and Holdings, pursuant to which the Heidmar Shareholders, and the MGO Insiders will be restricted from transferring their shares for 120 days after the Closing, subject to certain customary exceptions.

The sale by these holders of substantial quantities of Holdings Common Shares, or the market’s perception that such a sale is pending, could cause a significant decrease in the price of the Holdings Common Shares. This could occur as the expiration of the lock-up period approaches, upon an announcement of the waiver of the lock-up restrictions applicable to some or all of the shares or for other reasons. Any of these could have the effect of increasing the volatility in, or putting significant downward pressure on, the price of Holdings Common Shares. See “Shares Eligible for Future Resale.”

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In addition, Holdings could seek to issue new Holdings Common Shares for sale or as consideration for an acquisition, which could also cause the market price of Holdings Common Shares to decline or impair Holdings’ ability to raise capital through a future sale of, or pay for acquisitions using, Holdings’ equity securities.

The future exercise of registration rights may adversely affect the market price of Holdings’ securities.

In connection with the Transactions Holdings will enter into a Registration Rights Agreement with the Heidmar Shareholders and certain holders of MGO Shares (each, a “Holder”). Pursuant to the Registration Rights Agreement, Holdings has agreed to file a registration statement with the SEC for the resale by the Holders from time-to-time of their Holdings Common Shares. The Holders will also be entitled to demand that Holdings engage in an underwritten offering of their Holdings Common Shares and will also have certain “piggy-back” registration rights with respect to registration statements filed for other offerings by Holdings. The presence of these additional Holdings Common Shares trading in the public market may have an adverse effect on the market price of Holdings’ securities.

The market price of Holdings Common Shares may be volatile, and you may lose all or part of your investment.

The market price of the Holdings Common Shares may be volatile, because of actual and perceived changes specific events regarding Holdings’ business, financial performance and prospects, general economic events and conditions, and general volatility in the stock market. The factors that could cause fluctuations in Holdings’ share price may include, among other factors (including those discussed in this “Risk Factors” section) the following:

●	actual or anticipated fluctuations in Holdings’ results of operations;
●	variance in Holdings’ financial performance from the expectations of market analysts or others;
●	announcements by Holdings or Holdings’ competitors of significant business developments, changes in significant customers, acquisitions or expansion plans;
●	Holdings’ involvement in litigation;
●	Holdings’ sale of Holdings Common Shares or other securities in the future;
●	market conditions in Holdings’ industry;
●	changes in key personnel;
●	the trading volume of Holdings’ Common Shares;
●	the sale of a substantial number of Holdings Common Shares by Holdings or its shareholders, or the perception that such a sale may occur;
●	changes in the estimation of the future size and growth rate of Holdings’ markets; and
●	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of the Holdings Common Shares, regardless of Holdings’ operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If Holdings was involved in any similar litigation, Holdings could incur substantial costs and Holdings’ management’s attention and resources could be diverted.

Volatility in Holdings’ share price could subject Holdings to securities class action litigation.

The market price of the Holdings Common Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Holdings may be the target of this type of litigation and investigations. Securities litigation against Holdings could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Holdings’ business.

An active trading market for the Holdings Common Shares may not be sustained to provide adequate liquidity.

An active trading market may not be sustained for Holdings Common Shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair Holdings’ ability to raise capital by selling Holdings Common Shares and may impair Holdings’ ability to acquire other companies by using Holdings’ shares as consideration.

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Holdings is a holding company that depends on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial and other obligations.

Holdings is a holding company that has no significant assets other than cash and the equity of its subsidiaries. Holdings’ ability to pay dividends and fulfill respective financial obligations depends on the performance of its subsidiaries and their ability to distribute funds to Holdings. The ability of Holdings’ subsidiaries to make these distributions may become subject to restrictions contained in those subsidiaries’ financing agreements and could be affected by a claim or other action by a third party, including a creditor, or by Marshall Islands law which regulates the payment of dividends by companies. If Holdings is unable to obtain sufficient funds from its subsidiaries to satisfy future liquidity requirements and/or to finance future operations or if for other reasons its subsidiaries are unable to upstream funds to it, Holdings may not be able to pay dividends.

Holdings’ ability to pay dividends is subject to limitations and risks that could cause those dividends to be lower than expected or to not be paid at all.

Holdings has never declared or paid any dividends on the Holdings Common Shares. Heidmar, which will be a wholly owned subsidiary of Holdings immediately following the Closing, paid an aggregate of $25 million in dividends in 2023 and did not pay any dividends in 2022. Heidmar has not yet paid any dividends in 2024, however the Business Combination Agreement requires Heidmar to have at least $10 million of cash and accounts receivable at Closing, and Heidmar expects to pay a dividend to the Heidmar Shareholders prior to Closing equal to its cash and accounts receivable in excess of that amount.

Any payment of any dividends by Holdings will be subject to certain limitations and qualifications including that:

●	Holdings intends to pay any dividends from its operating surplus, less amounts it retains to fund its expansion, for debt repayment and for other corporate purposes, as determined by Holdings’ management and board of directors;
●	the declaration and payment of dividends will be subject at all times to the discretion of the Holdings Board;
●	the timing and amount of dividends will depend on Holdings’ earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors; and
●	the requirements of Marshall Islands law, which generally prohibits the payment of dividends other than from surplus, while a company is insolvent, or if it would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net income for the fiscal year in which the dividend is declared, and for the preceding fiscal year.

In addition, Holdings’ ability to pay any dividends is subject to and can be diminished by the risks set forth in this “Risk Factors” section, any of which could result in Holdings being unable to pay its expected dividends or any dividends at all. If Holdings fails to pay dividends at the expected rate, the value of Holdings Common Shares will decrease, and you could lose some or all of your investment.

Please see the section entitled “Price Range of Securities and Dividends—Holdings” for a description of Holdings’ dividend policy.

Investors may suffer adverse tax consequences in connection with the acquisition, ownership and disposal of the Holdings Common Shares.

The tax consequences in connection with the acquisition, ownership and disposal of the Holdings Common Shares may differ from the tax consequences in connection with the acquisition, ownership and disposal of securities in another entity and may also differ depending on such an investor’s respective circumstances including, without limitation, where such an investor is a tax resident. Any such tax consequences could be materially adverse to such an investor and therefore, such an investor should seek its own tax advice in respect of the tax consequences in connection with the acquisition, ownership and disposal of the Holdings Common Shares.

The number of issued Holdings Common Shares may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.

It may be that the number of issued and outstanding Holdings Common Shares fluctuates substantially. This may have an impact on interests and certain thresholds that are relevant for investors’ tax purposes and positions, also dependent on their respective circumstances. The potential tax consequences in this regard could potentially be material, and therefore, investors should seek their own tax advice with respect to the tax consequences in connection with the acquisition, ownership and disposal of the Holdings Common Shares.

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If securities or industry analysts do not publish research or reports about Holdings’ business, or if they issue an adverse or misleading opinion regarding Holdings Common Shares, the market price and trading volume of Holdings Common Shares could decline.

The trading market for Holdings Common Shares will be influenced by the research and reports that industry or securities analysts publish about Holdings or Holdings’ business. Holdings does not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of Holdings, the trading price for Holdings Common Shares would be negatively impacted. In the event Holdings obtains securities or industry analyst coverage, if any of the analysts who cover Holdings issue an adverse or misleading opinion regarding Holdings, Holdings’ business model, Holdings’ intellectual property or Holdings’ stock performance, or if Holdings’ results of operations fail to meet the expectations of analysts, Holdings’ stock price would likely decline. If one or more of these analysts cease coverage of Holdings or fail to publish reports on Holdings regularly, Holdings could lose visibility in the financial markets, which in turn could cause Holdings’ stock price or trading volume to decline.

Investor confidence and the market price of Holdings’ shares may be adversely impacted if Holdings’ management is unable to establish and maintain an effective system of internal control over financial reporting.

Holdings will become a U.S. public company subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), following the completion of the Business Combination. SEC rules require a public company, to include a report from management of its internal control structure and procedures for financial reporting in that company’s annual report on Form 10-K or Form 20-F that contains an assessment by management of the effectiveness of its internal controls over financial reporting. This requirement will first apply to Holdings’ annual report on Form 20-F for the fiscal year ending on December 31, 2024. In addition, independent registered public accountants of a public company must report on the effectiveness of that company’s internal controls over financial reporting after that company loses emerging growth company status and has met accelerated filer status. Holdings’ management may not conclude that its internal controls over financial reporting are effective. Moreover, even if Holdings’ management does conclude that its internal controls over financial reporting are effective, if its independent registered public accountants are not satisfied with its internal control structure and procedures, the level at which its internal controls are documented, designed, operated or reviewed, or if the independent registered public accountants interpret the requirements, rules or regulations differently from Holdings’ management, they may not concur with its management’s assessment or may not issue a report that is unqualified. Any of these outcomes could result in an adverse reaction in the financial markets due to a loss of investor confidence in the reliability of Holdings’ financial statements, which could lead to a decline in the market price of its shares. Further, the total cost of Holdings’ initial compliance and the future ongoing costs of complying with U.S. public company requirements will be substantial.

Currently, there is no public market for the Holdings Common Shares. MGO Stockholders cannot be sure that an active trading market will develop for the Holdings Common Shares, the market price they will receive or that Holdings will successfully obtain authorization for listing on the Nasdaq.

As part of the Business Combination, each issued and outstanding MGO Share will be converted into the right to receive one Holdings Common Share. Holdings is a newly formed entity, and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere. Further, extensive information about Holdings, its businesses or its operations has not previously been publicly available. MGO and Holdings have agreed to cause the Holdings Common Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the Holdings Common Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Holdings Common Shares following the Closing and the Holdings Common Shares may trade at a price less than the current market price of the MGO Shares.

Even if Holdings is successful in developing a public market, there may not be enough liquidity to enable shareholders to sell their common shares. If a public market for the Holdings Common Shares does not develop, investors may not be able to re-sell their common shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Holdings cannot predict the extent to which investor interest in Holdings will lead to the development of an active, liquid trading market. The trading price of and demand for the Holdings Common Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the Holdings Common Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Holdings, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Holdings Common Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Holdings Common Shares. Many of these factors and conditions are beyond the control of Holdings or Holdings shareholders.

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Recent market volatility could impact the share price and trading volume of Holdings’ securities.

The trading market for Holdings’ securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Holdings Common Shares.

A possible “short squeeze” due to a sudden increase in demand of Holdings Common Shares that largely exceeds supply may lead to price volatility in Holdings Common Shares. Investors may purchase Holdings Common Shares to hedge existing exposure or to speculate on the price of the Holdings Common Shares, which may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Holdings Common Shares available for purchase, investors with short exposure may have to pay a premium to repurchase Holdings Common Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Holdings Common Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Holdings Common Shares that are not directly correlated to the operating performance of Holdings.

If the Holdings Common Shares are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the Holdings Common Shares may be disrupted.

The facilities of the Depository Trust Company (“DTC”) are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Holdings expects that Holdings Common Shares will be eligible for deposit and clearing within the DTC system. Holdings expects to enter into arrangements with DTC whereby it will agree to indemnify DTC for stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Holdings Common Shares. Holdings expects these actions, among others, will result in DTC agreeing to accept the Holdings Common Shares for deposit and clearing within its facilities.

DTC is not obligated to accept Holdings Common Shares for deposit and clearing within its facilities in connection with the listing and, even if DTC does initially accept Holdings Common Shares, it will generally have discretion to cease to act as a depository and clearing agency for Holdings Common Shares.

If DTC determines at any time after the completion of the transactions and the listing that the Holdings Common Shares were not eligible for continued deposit and clearance within its facilities, then Holdings believes the Holdings Common Shares would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While Holdings would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the market price of the Holdings Common Shares.

Risks Related to Holdings’ incorporation in the Marshall Islands

Holdings is incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and, as a result, shareholders may have a more limited ability to protect their interests.

Holdings’ corporate affairs are governed by its amended and restated Articles of Incorporation and amended and restated Bylaws and by the Marshall Islands Business Corporations Act (the “Business Corporations Act”). The provisions of the Business Corporations Act resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the Business Corporations Act. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the Business Corporations Act does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, Holdings’ public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

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There is uncertainty as to whether the courts of the Marshall Islands would (a) recognize or enforce judgements of courts of the United States based on civil liability provisions of applicable United States securities laws or (b) impose liabilities in original actions brought in the Republic of the Marshall Islands, based on these laws. Furthermore, the level of legal protection in the United States may be lower than comparable jurisdictions and there may be fewer judicial cases in the Republic of the Marshall Islands interpreting the rights of creditors.

Holdings and Heidmar, as Marshall Islands corporations with principal executive offices in Greece, their operations may be subject to economic substance requirements.

In March 2019, the Council of the European Union, or the Council, published a list of non-cooperative jurisdictions for tax purposes, the 2019 Conclusions. In the 2019 Conclusions, the Republic of the Marshall Islands, among others, was placed by the E.U. on the list of non-cooperative jurisdictions for failing to implement certain commitments previously made to the E.U. by the agreed deadline. However, it was announced by the Council in October 2019 that the Marshall Islands had been removed from the list of non-cooperative jurisdictions. Bermuda and the British Virgin Islands were similarly added and subsequently removed from the list within 2019. In February 2023, the Marshall Islands was added again to the list of non-cooperative jurisdictions, along with the British Virgin Islands, among others. In October 2023, the Marshall Islands and the British Virgin Islands were again removed from the list of non-cooperative jurisdictions. E.U. member states have agreed upon a set of measures, which they can choose to apply against the listed countries, including, inter alia, increased monitoring and audits, withholding taxes and non-deductibility of costs. The European Commission has stated it will continue to support member states’ efforts to develop a more coordinated approach to sanctions for the listed countries. E.U. legislation prohibits E.U. funds from being channeled or transited through entities in non-cooperative jurisdictions.

Holdings and Heidmar are a Marshall Islands corporations with principal executive offices in Greece. The Marshall Islands have enacted economic substance regulations with which Holdings and Heidmar are obligated to comply. The Marshall Islands economic substance regulations require certain entities that carry out particular activities to comply with a three-part economic substance test whereby the entity must show that it (i) is directed and managed in the Marshall Islands in relation to that relevant activity, (ii) carries out core income-generating activity in relation to that relevant activity in the Marshall Islands (although it is being understood and acknowledged by the regulators that income-generated activities for shipping companies will generally occur in international waters) and (iii) having regard to the level of relevant activity carried out in the Marshall Islands has (a) an adequate amount of expenditures in the Marshall Islands, (b) adequate physical presence in the Marshall Islands and (c) an adequate number of qualified employees in the Marshall Islands.

If Holdings and Heidmar fail to comply with their obligations under such regulations or any similar law applicable to them in any other jurisdictions, they could be subject to financial penalties and spontaneous disclosure of information to foreign tax officials, or could be struck from the register of companies, in related jurisdictions. Any of the foregoing could be disruptive to Holdings’ business and could have a material adverse effect on Holdings’ business, operating results, cash flows and financial condition.

We do not know (i) if the E.U. will act to add the Republic of the Marshall Islands to the list of non-cooperative jurisdictions, (ii) how quickly the E.U. would react to any changes in legislation or regulations of the relevant jurisdictions, or (iii) how E.U. banks or other counterparties will react while we or any of our subsidiaries remain as entities organized and existing under the laws of listed countries. The effect of the E.U. list of non-cooperative jurisdictions, and any noncompliance by us with any legislation adopted by applicable countries to achieve removal from the list, including economic substance regulations, could have a material adverse effect on Holdings’ business, operating results, cash flows and financial condition.

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Holdings’ articles of incorporation include forum selection provisions for certain disputes between Holdings and its shareholders, which could limit its shareholders’ ability to obtain a favorable judicial forum for disputes with it or its directors, officers, or employees.

Holdings’ articles of incorporation provide that, unless it consents in writing to the selection of an alternative forum, (A) to the fullest extent permitted by law, the High Court of the Republic of Marshall Islands shall be the sole and exclusive forum for any internal corporate claim, intra-corporate claim, or claim governed by the internal affairs doctrine, including (i) any derivative action or proceeding brought on behalf of Holdings, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or shareholder of Holdings to Holdings or Holdings’ shareholders, and (iii) any action asserting a claim arising pursuant to any provision of the BCA or our amended and restated articles of incorporation or amended and restated bylaws, and (B) the United States District Court for the Southern District of New York (or, if such court does not have jurisdiction over such claim, any other federal district court of the United States) shall be the sole and exclusive forum for all claims arising under the Securities Act or the Exchange Act, as applicable, and any rule or regulation promulgated thereunder, to the extent such claims would be subject to federal or state jurisdiction pursuant to the Securities Act or Exchange Act, as applicable, and after giving effect to clause (A) above. Therefore, to the fullest extent permitted by law, we have selected the High Court of the Republic of the Marshall Islands as the exclusive forum for any derivative action alleging a violation of the Securities Act or Exchange Act. Although Holdings’ forum selection provisions shall not relieve it of its statutory duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders are not deemed to have waived our compliance with such laws, rules, and regulations, as applicable, our forum selection provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, and may increase the costs associated with such lawsuits, which may discourage lawsuits with respect to such claims.

It may not be possible for investors to serve process on or enforce U.S. judgments against Holdings or Heidmar.

Holdings and Heidmar are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of Heidmar are located outside the U.S. In addition, Holdings’ directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers, or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against Holdings or Heidmar based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

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HEIDMAR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes included elsewhere in this report. The following discussion contains forward-looking statements that involve certain developments, risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections. This discussion should be read in conjunction with the unaudited consolidated financial statements for the year ended December 31, 2023 and 2022 and the related notes thereto, included elsewhere in this report. All dollar amounts referred to in this discussion and analysis are expressed in United States dollars except where indicated otherwise. References in this section to “we”, “our”, “us,” “Heidmar” and the “Company” generally refer to Heidmar and its consolidated subsidiaries.

Overview

We are a provider of marine transportation services on an international basis consisting of three business activities: management services for pools of vessels that share operational costs and revenues (“pool management services”), management services for individual vessels (“commercial management services”) and chartering of vessels through charter in and charter out (“charter in – charter out”). As of the date of this report, we commercially manage 62 vessels with an aggregate capacity of approximately 8.6 million dwt.

Our financial results are largely driven by the following factors.

Trade Revenues and Trade Revenues, related party: Trade revenues consist primarily of commissions and management fees earned from pool management services and commercial management services. Commissions are earned based on the gross freight, dead freight, hire and demurrage revenues of the managed vessels and are recognized ratably over the duration of each voyage on a load port-to-discharge port basis. Management fees are earned on a fixed rate per day, per vessel. Heidmar’s pool and commercial management services do not have established terms of duration. Either party is entitled to terminate the agreement at any time after the expiry of a certain period, subject to the completion of the ongoing voyage, provided written notice of a period up to 3 months is given by either party to the other that the agreement is to terminate. Trade revenues are recognized when earned and when it is probable that future economic benefits will flow to us and such benefit can be measured reliably. The performance obligations begin to be satisfied once the vessel begins loading the cargo. We have determined that our service contracts consist of a single performance obligation of providing commercial management services during the transportation of the cargo within a specified time period. Therefore, the performance obligation is met evenly as the voyage progresses and the revenue is recognized on a straight-line basis over the voyage days from the commencement of the loading of cargo to completion of discharge.

Voyage Revenues and Voyage expenses: In a voyage charter contract, the charterer hires the vessel to transport a specific agreed-upon cargo for a single voyage, which may contain multiple load ports and discharge ports. The consideration in such a contract is determined on the basis of a freight rate per metric ton of cargo carried or occasionally on a lump sum basis. The charter party contracts commit for a minimum amount of cargo. The charterer is liable for any short loading of cargo known as “dead” freight.

The voyage charter party generally has a “demurrage” or “dispatch” clause, in which the charterer reimburses us for any potential delays exceeding the allowed laytime as per the charter party clause at the ports visited, which is recorded as demurrage revenue. We recognize demurrage revenue starting from the point that it is determined that the amount can be estimated and its collection is probable and on a straight line basis until the end of the voyage. Conversely, the charterer is given credit if the loading/discharging activities happen in less time than the allowed laytime, known as dispatch, resulting in a reduction in revenue that is recognized as the performance obligation is satisfied. In a voyage charter contract, the performance obligations begin to be satisfied once the vessel begins loading the cargo.

We have determined that our voyage charter contracts consist of a single performance obligation of transporting the cargo within a specified time period. Therefore, the performance obligation is met evenly as the voyage progresses, and the revenue is recognized on a straight-line basis over the voyage days from the commencement of the loading of cargo to completion of discharge. The freight charters are considered service contracts, which fall under the provisions of ASC 606, because we retain control over the operations of the vessels such as the routes taken or the vessels’ speed. Freight, demurrage, and miscellaneous revenues from the operations of vessels are recognized in the period earned. Such revenues and the related operating costs applicable to voyages in progress at the end of a reporting period are recognized ratably over the estimated duration of the voyage on the percentage-of-completion method of accounting.

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Voyage expenses are direct expenses to voyage revenues and primarily consist of brokerage and agency commissions, port expenses, canal dues and bunker fuel. We pay brokerage and agency commissions to shipbrokers for their time and efforts for negotiating and arranging charter party agreements on our behalf, and we expense them over the related charter period. All other voyage expenses are expensed as incurred, except for expenses during the ballast portion of the voyage (period between the contract date and the date of the vessel’s arrival to the load port). Any expenses incurred during the ballast portion of the voyage such as bunker fuel expenses, canal tolls and port expenses are deferred and are recognized on a straight-line basis, in voyage expenses, over the voyage duration as we satisfy the performance obligations under the contract provided these costs are (1) incurred to fulfill a contract that we can specifically identify, (2) able to generate or enhance resources that we will use to satisfy performance of the terms of the contract, and (3) expected to be recovered from the charterer. These costs are considered ‘contract fulfillment costs’ and are included in ‘deferred voyage expenses’ in the accompanying consolidated balance sheets.

Operating Leases – HMI as a Lessee

Time charter-in contracts

A time charter is a contract for the use of a vessel for a specific period of time and a specified daily charter hire rate, which is generally payable in advance. A time charter generally provides typical warranties and owner protective restrictions. The time charter contracts are considered operating leases because (i) the vessel is an identifiable asset, (ii) the owner of the vessel does not have substantive substitution rights, and (iii) the charterer has the right to control the use of the vessel during the term of the contract and derives the economic benefits from such use.

Our time charter-in contracts relate to the charter-in activity of vessels from third parties for a specified period of time in exchange for consideration, which is based on a daily rate. We elected the practical expedient of the ASC 842 guidance that allows for contracts with an initial lease term of 12 months or less to be excluded from the operating lease right-of-use assets and lease liabilities recognized on our consolidated balance sheets. We recognize right-of-use assets (“ROU”) and corresponding lease liabilities for its operating leases. ROU assets and liabilities are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any lease payments made to the lessor prior to lease commencement, less any lease incentives, and initial direct costs incurred. We recognize lease expense for operating lease payments on a straight-line basis over the lease term.

Under the guidance ASC 842, we elected the practical expedients available to lessees to not separate the lease and non-lease components included in the charter hire expense because (i) the pattern of expense recognition for the lease and non-lease components is the same as it is earned by the passage of time, and (ii) the lease component, if accounted for separately, would be classified as an operating lease. We elected not to separate the lease and non-lease components included in charter hire expense, but to recognize operating lease expense as a combined single lease component for all time charter-in contracts.

Operating Leases - HMI as a Lessor

Time charter-out contracts

Our time charter revenues are generated from our vessels that have been chartered-in and are chartered out to a third-party charterer for a specified period in exchange for consideration, which is based on a daily rate. The charterer has the full discretion over the ports subject to compliance with the applicable charter party agreement and relevant laws. In a time charter contract, we are responsible for all the costs incurred for running the vessel such as crew costs, vessel insurance, repairs and maintenance, and lubricants. The charterer bears the voyage related costs such as bunker expenses, port charges and canal tolls during the hire period. The charterer generally pays the charter hire monthly in advance. We determined that our time charter contracts are considered operating leases and therefore fall under the scope of the guidance ASC 842 because (i) the vessel is an identifiable asset, (ii) we do not have substantive substitution rights, and (iii) the charterer has the right to control the use of the vessel during the term of the contract and derives the economic benefits from such use.

Time charter revenue is recognized as earned on a straight-line basis over the term of the relevant time charter starting from the vessel’s delivery to the charterer, except for any off-hire period, and ending upon redelivery to us. Under the guidance of ASC 842, we elected the practical expedient available to lessors to not separate the lease and non-lease components included in the time charter revenue because (i) the pattern of revenue recognition for the lease and non-lease components is the same as it is earned by the passage of time and (ii) the lease component, if accounted for separately, would be classified as an operating lease.

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Time charter revenues received in advance of the provision of charter service are recorded as deferred revenue and recognized when the charter service is rendered. Deferred revenue also may result from straight-line revenue recognition in respect of charter agreements that provide for varying charter rates. Deferred revenue amounts that will be recognized within the next twelve months are presented as current, with amounts to be recognized thereafter presented as non-current. Revenues earned through the profit-sharing arrangements in the time charters represent contingent rental revenues that are recognized when earned and amounts are reasonably assured based on estimates provided by the charterer.

Syndication Income, related party: Heidmar Investments LLC., a fully owned subsidiary of Heidmar Inc., entered into “Syndication Agreements” (“Syndication”) with Heidmar Trading LLC., a related party (“Syndication partner”), on two vessels (“Two Vessels”) that the Syndication partner chartered-in from unrelated parties and then chartered-out to unrelated parties. The Syndication is an assignment and transfer of profits and losses between Heidmar Investments LLC. and the Syndication partner wherein Heidmar Investments LLC will assume the Syndication partner’s monthly charter hire and voyage expenses and in return will be assigned the revenues earned by the Two Vessels (the “Syndication result”). Furthermore, in accordance with the provisions of the Syndication Agreements, Heidmar Inc. has been appointed as the commercial manager of the vessels based on the provisions of the related commercial management agreements (“CMA”) entered into between Heidmar Inc. and the Syndication partner. In order to receive the proceeds from the Syndication Agreement, we need to be performing the services under the CMA. Therefore, the Syndication Agreements and the CMA are considered a single service contract that depends on the provision of a service, and in accordance with the guidance in ASC 606-10-25-9 for combining contracts, the Syndication Agreement and the CMA are accounted for as a single services contract under ASC 606 (the “services contract”). We have concluded that the services contract includes a fixed and a variable consideration related to the servicing of the vessels. The variable consideration is equal to the net operating results of the two vessels, which is recognized as the profits are earned or the losses are incurred during the period of the service contract as that is when the income, if any, can be reliably measured for this variable remuneration. The fixed based fee component is a fixed rate per day and a fixed commission on the gross freight, dead freight, hire and demurrage revenues of the Two Vessels. The fixed commissions earned are recognized ratably over the duration of each voyage on a load port-to-discharge port basis. Because the variable consideration is calculated after taking into account the fixed fee component recognized as an expense by the vessels in their operating results, the income related to the fixed fees is eliminated against such expense included in the variable fee income.

Profit sharing arrangements: We follow the provisions of ASC 470 “Debt” in order to account for the profit and loss sharing agreements entered into with related or unrelated parties. According to the provisions of the profit and loss sharing agreements, we charter in a vessel, earn revenue from the charter out of the vessel to another party, and receive an upfront cash payment from the counterparty of the profit and loss sharing agreement to be used for the operations of the vessel, and the counterparty receives an agreed percentage of profits and losses (sale of future revenue) arising from the operations of the vessel. When we have significant continuing involvement in the generation of the cash flows of the vessel, Heidmar accounts for this transaction as debt under ASC 470-10. The proceeds received in a sale of future revenue are accounted for as debt. After the initial recognition, an entity uses the interest method (ASC 835-30-25-5: “The total amount of interest during the entire period of a cash loan is generally measured by the difference between the actual amount of cash received by the borrower and the total amount agreed to be repaid to the lender to account for the amount recorded as debt.”). Actual cash repayments are recorded as either interest expense or a reduction of the outstanding debt balance, including accrued interest, in accordance with the interest method. Interest cost is accrued in each period by applying the effective interest rate against the debt’s net carrying amount. If the timing or amount of the actual or estimated cash flows changes, the original amortization schedule for the debt is updated to reflect the revised cash flows. We have elected to adopt the prospective approach to account for changes in the amount or timing of cash flows, in which the effective interest rate is updated.

Quantitative and qualitative disclosures about market risk

We are exposed to risks associated with adverse changes in exchange rates and commodity prices. We have established risk management policies to monitor and manage such market risks, as well as credit risks.

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From time to time, we may execute transactions of derivatives, in order to manage market risks. We are exposed to currency risk on purchases, receivables and payables where they are denominated in a currency other than the U.S. dollar. We do not enter into commodity contracts other than to meet our operational needs. These transactions do not meet the criteria for hedging for accounting purposes and therefore the change in their fair value is recognized directly in profit or loss.

The carrying amounts of certain financial assets and liabilities, including cash and cash equivalents, receivables from related parties, other receivables, payables to vessel owners, accounts payable and accrued expenses, payables to shareholder, payables to sharing partner and assignees and payables to related parties are reasonable estimates of their fair value due to the short-term nature of these financials instruments. The valuation technique which we use in order to measure the fair value is the discounted cash flows technique, considering interest rates estimated by an external evaluator. When measuring the fair value of an asset or a liability, we use market observable data to the extent applicable.

For a discussion of our exposure to market risk and our periodic fair value measurements, see Note 2 and Note 16 to our unaudited consolidated financial statements for the years ended, December 31, 2023 and 2022 included elsewhere in this report.

Recent Accounting Pronouncements

On August 23, 2023, the FASB issued ASU 2023-05 that will require a joint venture, upon formation, to measure its assets and liabilities at fair value in its standalone financial statements. A joint venture will recognize the difference between the fair value of its equity and the fair value of its identifiable assets and liabilities as goodwill (or an equity adjustment, if negative) using the business combination accounting guidance regardless of whether the net assets meet the definition of a business. The new accounting standard is intended to reduce diversity in practice. This ASU applies to an entity that qualifies as either a joint venture or a corporate joint venture under GAAP. This accounting standard will become effective for joint ventures with a formation date on or after January 1, 2025, with early adoption permitted. Heidmar expects to adopt this ASU on January 1, 2025. Heidmar is currently evaluating the impact of these amendments on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, which requires the disclosure of significant segment expenses that are part of an entity’s segment measure of profit or loss and regularly provided to the chief operating decision maker. In addition, it adds or makes clarifications to other segment-related disclosures, such as clarifying that the disclosure requirements in ASC 280 are required for entities with a single reportable segment and that an entity may disclose multiple measures of segment profit and loss. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods beginning after December 15, 2024. Early adoption is permitted. The amendments should be adopted retrospectively. Heidmar is currently evaluating the impact of these amendments on its consolidated financial statements.

Results of Operations

Year ended December 31, 2023 compared to year ended December 31, 2022

	31-Dec-23	31-Dec-22	Change	% change
REVENUES:
Trade revenues	4,930,274	3,924,944	1,005,330	26%
Trade revenues, related parties	13,788,955	10,447,600	3,341,355	32%
Voyage and time charter revenues	21,968,679	9,467,373	12,501,306	132%
Syndication income, related party	8,409,528	6,233,911	2,175,617	35%
Total revenues	49,097,436	30,063,878	19,033,558	63%
OPERATING EXPENSES:
Voyage expenses	762,229	1,127,878	(365,649)	(32%)
Operating lease expenses	8,077,834	3,515,026	4,562,808	130%
Charter-in expenses	10,505,532	3,412,929	7,092,603	208%
General and administrative expenses	10,099,716	5,060,145	5,039,571	100%
Depreciation	12,828	21,099	(8,271)	(39%)
Loss on sale of vehicle	—	8,332	(8,332)	(100%)
Total operating expenses	29,458,139	13,145,409	16,312,730	124%
OPERATING INCOME	19,639,297	16,918,469	2,720,828	16%
OTHER INCOME / (EXPENSES):
Interest income, net	938,342	7,717	930,625	12,059%
Finance costs	(1,368,613)	(751,431)	(617,182)	82%
Finance costs, related party	(4,833)	—	(4,833)	0%
Foreign exchange gains	350,005	6,194	343,811	5,551%
Other expenses, net	(85,099)	(737,520)	652,421	(88%)
NET INCOME FOR THE YEAR	19,554,198	16,180,949	3,373,249	21%

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Total revenues

Total revenues reflecting income from commissions, management fees, freight revenues and hires from time charters were $49.1 million for the year ended December 31, 2023, an increase of $19.0 million, or 63%, from net revenues of $30.1 million for the year ended December 31, 2022.

There are four components that constitute total revenues, namely voyage and time charter revenues, trade revenues, trade revenues, related parties and syndication income, related party.

Voyage and time charter revenues

Voyage and time charter revenues were $22.0 million for the year ended December 31, 2023 as compared to $9.5 million for the year ended December 31, 2022. Time charter revenue of $22.0 million for the year ended December 31, 2023 and of $5.8 million for the year ended December 31, 2022 is generated by the agreements entered into with unrelated parties for four and three vessels, respectively which earn fixed revenue over the period of the charter. Voyage revenue of $3.7 million in the year ended December 31, 2022 was generated from spot agreement for one vessel.

Trade revenues

Trade revenues were $4.9 million for the year ended December 31, 2023 as compared to $3.9 million for the year ended December 31, 2022. Trade revenue is generated from commissions and management fees, which are earned from commercial management services. The increase of $1.0 million or 26% over 2022 is due mainly to the increased number of CMA days to 5,562 in 2023 compared to 3,917 in 2022.

Trade revenues, related parties

Trade revenues, related parties were $13.8 million for the year ended December 31, 2023 as compared to $10.4 million for the year ended December 31, 2022. Trade revenue related parties is generated from commissions and management fees that are earned from pool management services. The increase of $3.4 million or 32% over 2022 is due to the increase in the number of vessels under management and the increased hire rates as the market performed better during the year 2023 giving rise to higher commissions earned on the freight and demurrage revenues. The average number of vessels in the pools were 35 during 2023 as compared to 25 during 2022 and the number of pool days were 12,738 in 2023 compared to 9,043 in 2022.

Syndication income, related party

Syndication income, related party for the year ended December 31, 2023, was $8.4 million, compared to $6.2 million in 2022. The respective increase of $2.2 million derives from the fact that one vessel was operating under spot voyages during the first nine-month period of 2022 with small profit margins as the freight rates were at low levels in an oversupplied tanker market. Since mid 2022 the tanker market has picked up especially after the Russian-Ukranian conflict and has gone from strength to strength and as a result both vessels were fixed under time charter agreements with higher daily rates resulting in major profits for the year ended December 31, 2023. In April 2023 and in March 2024, the vessels under syndication were redelivered to their owners, and as a result both of the syndication agreements were terminated.

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Operating Expenses

Total operating expenses were $29.5 million for the year ended December 31, 2023 (or 60% of total revenues) and $13.1 million for the year ended December 31, 2022 (or 44% of total revenues).

Total operating expenses consist of the following.

●	Voyage expenses: Voyage expenses, which comprise mainly the cost of bunker fuel and miscellaneous costs associated with a ship’s voyage were $0.8 million for the year ended December 31, 2023 compared to $1.1 million for the year ended December 31, 2022. Voyage expenses for the year ended December 31, 2023 were associated to bunkers consumed at the ballast period of one vessel, while for the year ended December 31, 2022 were associated to the bunkers consumed from one vessel which was operating under spot voyage.
●	Operating lease expenses (operating lease expense for a period greater than 12 months): Operating lease expenses were $8.1 million for the year ended December 31, 2023 compared to $3.5 million for the year ended December 31, 2022. The increase of $4.6 million is mainly due to the lease expenses arising from the charter-in of one vessel for a whole operating year in 2023 as compared to 2022, in which the charter-in agreement commenced in August 2022.
●	Charter-in expenses (operating lease expenses for a period less than 12 months): Charter-in expenses, which relate to the time charter of three vessels for a defined period and rate, were $10.5 million for the year ended December 31, 2023 compared to $3.4 million in 2022. The respective increase of $7.1 million is attributable to the following:

○	the charter in expense of the two vessels that were delivered to Heidmar in October 2022 with a duration of 8 and 12 months, respectively with no option and a one-year option period, respectively. In August 2023 and in December 2023, the vessels were redelivered to their owners; and
○	the charter in expense of one vessel that was delivered to Heidmar in August 2023.

●	General and administrative expenses: General and administrative expenses were $10.1 million (or 21% of total revenues) for the year ended December 31, 2023, and $5.1 million (or 17% of total revenues). The increase of $5.0 million is mainly attributed to an employee performance bonus, the increase in the average number of employees and salary increases granted to employees in our offices in London, Singapore, Dubai and Athens.
●	Depreciation: Depreciation was $0.01 million for the year ended December 31, 2023, compared to $0.02 million for the year ended December 31, 2022 and relates to depreciation of office furniture and equipment in Greece.
●	Loss on sale of vehicle: A loss of $0.01 million was realized during 2022 from the sale of a vehicle.

Operating income

As a result of all preceding items, operating income was $19.6 million for the year ended December 31, 2023 compared to an operating income of $16.9 million for the year ended December 31, 2022.

Other income/(expenses)

Total other expenses, net for the year ended December 31, 2023 was $0.09 million compared to $0.7 million for the year ended December 31, 2022.

Net income for the year

For the year ended December 31, 2023, net income was $19.6 million, compared to a net income of $16.2 million for the year ended December 31, 2022.

Liquidity and Capital Resources

Year ended December 31, 2023 compared to year ended December 31, 2022.

Cash Flows

Cash decreased to $18.9 million as of December 31, 2023, compared to $25.2 million as of December 31, 2022. The following summarizes our sources and uses of cash during 2023 (working capital is defined as current assets minus current liabilities).

NET CASH PROVIDED BY OPERATING ACTIVITIES—decreased by $2.7 million to $12.0 million during 2023, compared to net cash provided by operating activities of $14.7 million during 2022. The decrease in net cash provided by operating activities is mainly attributed to the decrease in changes in assets and liabilities from working capital movements between the two years.

NET CASH (USED IN)/ PROVIDED BY INVESTING ACTIVITIES—net cash used in investing activities was $0.009 million during 2023 compared to net cash provided by investing activities of $0.024 million during 2022. The change in cash (used in)/ provided by investing activities relates to payments for additions of equipment for Singapore and Dubai offices in 2023 and proceeds from sale of vehicle in 2022.

NET CASH (USED IN)/ PROVIDED BY FINANCING ACTIVITIES— net cash used in financing activities was $18.4 million during 2023, compared to net cash provided by financing activities of $3.0 million during 2022. The change in cash (used in)/provided by financing activities mainly relates to dividends declared and paid of $25.0 million in 2023, partially offset by proceeds from shareholder of $5.2 million compared to capital contributions of $2.0 million in 2022.

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Consolidated Financial Statements

December 31, 2023 and 2022

Heidmar Inc.

Consolidated Financial Statements

F-1

Heidmar Inc.

Consolidated Financial Statements

Preparation of the Financial Statements of Heidmar Inc.

These are the unaudited, internal, consolidated financial statements of Heidmar Inc. The management of Heidmar have prepared these financial statements in good faith and believe them to be in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Heidmar’s management believe that these financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Heidmar’s financial position and the results of its operations for the periods presented.

These financial statements are unaudited. As such they may differ from the audited, consolidated financial statements of Heidmar that would be included in an F-4 registration statement of Holdings filed in connection with the Business Combination, and those differences may be material.

F-2

Heidmar Inc.

Consolidated Balance Sheets

As of December 31, 2023 and 2022

(Expressed in United States Dollars, except number of shares)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	18,931,215	25,208,208
Receivables from related parties (Note 3)	10,781,063	12,200,780
Other receivables (Note 3)	595,404	612,960
Inventories (Note 13)	1,202,921	-
Prepayments and other current assets	1,464,970	2,346,799
Total current assets	32,975,573	40,368,747

Non-current assets
Right-of-use assets from operating leases (Note 9)	14,040,342	22,280,533
Property and equipment, net (Note 4)	88,946	92,721
Guarantees	135,973	166,584
Other non-current assets	27,219	27,219
Total non-current assets	14,292,480	22,567,057
Total assets	47,268,053	62,935,804

Shareholders’ equity and liabilities
Current liabilities
Payables to vessel owners (Note 5)	4,907,672	11,019,812
Accounts payable and accrued expenses (Note 14)	1,740,615	1,056,898
Payables to sharing partner and assignee (Note 10)	857,434	288,785
Payables to assignee, related party (Note 3, 10 and 12)	783,852	-
Payables to related parties (Note 3)	507,047	496,728
Payables to shareholder (Note 3)	5,239,219	-
Deferred revenue	1,809,408	5,030,891
Operating lease liabilities, current portion (Note 9)	9,286,602	8,634,609
Total current liabilities	25,131,849	26,527,723

Non-current liabilities
Payables to sharing partner (Note 10)	972,089	972,089
Operating lease liabilities, non-current portion (Note 9)	4,753,740	13,645,924
Total non-current liabilities	5,725,829	14,618,013
Total liabilities	30,857,678	41,145,736

Commitments and contingencies (Note 11)
Shareholders’ equity
Share capital, no par value (500 Class A shares authorized and 96 issued and outstanding and 7,999,500 Class B shares authorized as of December 31, 2023 and 2022) (Note 8)	-	-
Additional paid-in capital	4,225,265	4,225,265
Accumulated other comprehensive income	1,449,963	1,383,854
Retained earnings	10,735,147	16,180,949
Total shareholders’ equity	16,410,375	21,790,068
Total shareholders’ equity and liabilities	47,268,053	62,935,804

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Heidmar Inc.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2023 and 2022

(Expressed in United States Dollars)

	2023	2022
Revenues
Trade revenues (Note 7)	4,930,274	3,924,994
Trade revenues, related parties (Note 3)	13,788,955	10,447,600
Voyage and time charter revenues (Note 7 and 9)	21,968,679	9,467,373
Syndication income, related party (Note 3)	8,409,528	6,223,911
Total revenues	49,097,436	30,063,878

Operating expenses
Voyage expenses	762,229	1,127,878
Operating lease expenses (Note 9)	8,077,834	3,515,026
Charter-in expenses (Note 9)	10,505,532	3,412,929
General and administrative expenses	10,099,716	5,060,145
Depreciation (Note 4)	12,828	21,099
Loss on sale of vehicle (Note 4)	-	8,332
Total operating expenses	29,458,139	13,145,409
Operating income	19,639,297	16,918,469

Other income/(expenses)
Interest income, net	938,342	7,717
Finance costs (Note 12)	(1,368,613)	(751,431)
Finance costs, related party (Note 12)	(4,833)	-
Foreign exchange gains	350,005	6,194
Other expenses, net	(85,099)	(737,520)
Net income for the year	19,554,198	16,180,949

Earnings per Share (Note 15):
Basic and diluted	$203,689.56	$168,551.55

Weighted-average shares outstanding
Basic and diluted	96	96

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Heidmar Inc.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2023 and 2022

(Expressed in United States Dollars)

	2023	2022
Net income for the year	19,554,198	16,180,949
Other comprehensive income / (loss):
Foreign currency translation	66,109	(292,218)
Total comprehensive income for the year	19,620,307	15,888,731

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Heidmar Inc.

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2023 and 2022

(Expressed in United States Dollars)

	Share Capital Common shares			Accumulated other		Total
	Class A No of shares	Amount	Additional paid-in capital	comprehensive income	Retained earnings	shareholders’ equity
Balance, January 1, 2022	96	-	2,225,265	1,676,072	-	3,901,337
Net income for the year	-	-	-	-	16,180,949	16,180,949
Capital contributions	-	-	2,000,000	-	-	2,000,000
Foreign currency translation	-	-	-	(292,218)	-	(292,218)
Balance, December 31, 2022	96	-	4,225,265	1,383,854	16,180,949	21,790,068
Net income for the year	-	-	-	-	19,554,198	19,554,198

Dividends declared and paid (distributions of $260,417 per common share) (Note 8)	-	-	-	-	(25,000,000)	(25,000,000)
Foreign currency translation	-	-	-	66,109	-	66,109
Balance, December 31, 2023	96	-	4,225,265	1,449,963	10,735,147	16,410,375

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Heidmar Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

(Expressed in United States Dollars)

	2023	2022
Cash flows from operating activities
Net income for the year	19,554,198	16,180,949
Adjustments to reconcile net income for the year to net cash provided by operating activities:
Depreciation	12,828	21,099
Noncash lease expense	6,981,148	3,717,439
Loss on sale of vehicle	-	8,332
Changes in assets and liabilities:
Receivables/payables from/to related parties	1,430,036	(11,402,661)
Payables to vessel owners	(6,112,140)	6,438,284
Guarantees	30,611	-
Other receivables	17,556	(406,183)
Inventories	(1,202,921)	-
Prepayments and other current assets	881,829	(2,244,925)
Other non-current assets	-	(4,314)
Accounts payable and accrued expenses	683,717	794,142
Accrued interest payable to sharing partner and assignee	(54,566)	288,785
Accrued interest payable to assignee, related party	4,833	-
Deferred revenue	(3,221,483)	5,030,891
Other long-term liabilities	-	(50,309)
Operating lease liabilities	(6,981,148)	(3,717,439)
Net cash provided by operating activities	12,024,498	14,654,090

Cash flows from investing activities
Payments for additions of property and equipment	(9,053)	-
Proceeds from sale of property and equipment	-	24,173
Net cash (used in) / provided by investing activities	(9,053)	24,173

Cash flows from financing activities
Capital contributions	-	2,000,000
Proceeds from sharing partner	-	972,089
Proceeds from assignee	623,215	-
Proceeds from assignee, related party	779,019	-
Proceeds from shareholder	5,239,219	-
Dividends paid	(25,000,000)	-
Net cash (used in) / provided by financing activities	(18,358,547)	2,972,089

Effect of exchange rate changes on cash and cash equivalents	66,109	(292,218)
Net increase in cash and cash equivalents	(6,276,993)	17,358,134
Cash and cash equivalents at the beginning of the year	25,208,208	7,850,074
Cash and cash equivalents at the end of the year	18,931,215	25,208,208

Supplemental cash flow information
Cash paid for interest	1,423,179	462,646

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Basis of Presentation and General Information

The accompanying consolidated financial statements include the accounts of Heidmar Inc. (“HMI”) and its controlled subsidiaries (collectively, the “Company”) which engages in marine transportation services on an international basis that consists of three business activities: management services to pools of vessels that share operational costs and revenues (“pool management services”), commercial management services for individual vessels (“commercial management services”) and chartering of vessels through charter in and charter out (“charter in – charter out”). Heidmar Inc. was formed under the laws of the Republic of Liberia on December 3, 1987 and redomiciled into the Republic of the Marshall Islands on December 4, 2006.

As of December 31, 2023, the consolidated financial statements include Heidmar Inc. and the following controlled subsidiaries:

●	Heidmar International Pools Inc.

●	Heidmar2020 LLC

●	Cash Custodian Inc.

●	Heidmar Bulkers Inc.

●	Heidmar Investments LLC

●	Heidmar UK Limited

●	Heidmar UK Trading Limited

●	Heidmar (Far East) LLC

●	Heidmar (Far East) Pte. Ltd.

●	Heidmar (Far East) Tankers Pte Ltd.

●	Heidmar DMCC

●	Heidmar Trading DMCC

●	Ocean Star Inc.

●	Ocean Dolphin Inc.

2.	Significant Accounting Policies

Principles of Consolidation: The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of HMI and its subsidiaries in which it holds a controlling financial interest. All inter-company balances and transactions have been eliminated upon consolidation. The Company’s wholly owned subsidiaries to which the Company provides pool management services are variable interest entities, which are not controlled by HMI, but rather by the participants in the pools pursuant to the one vote-per-vessel contractual arrangements between the Company and the participants in the pools (the “Non-consolidated Pool Subsidiaries”). The Company has evaluated all facts and circumstances of not being the primary beneficiary of these Non-consolidated Pool Subsidiaries as per the guidance in ASC 810 including (a) any financial or other support (explicitly or implicitly) during the periods presented, (b) the carrying amounts and relevant classifications of the Non-consolidated Pool Subsidiaries, (c) the exposure of the Company to any loss from these Non-consolidated Pool Subsidiaries, and (d) any liquidity arrangement, guarantees and any other commitments by third parties that may affect the risk of exposure and concluded that none of the above conditions apply. The Non-consolidated Pool Subsidiaries are accounted for under the equity method. Under the equity method of accounting, investments in non-consolidated pool subsidiaries are stated at initial cost, and are adjusted for subsequent additional investments and the Company’s proportionate share of earnings or losses and distributions. Cost as of December 31, 2023 and 2022 as well as the Company’s proportionate share of earnings or losses and distributions for the years then ended was nil.

F-8

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

For the year ended December 31, 2023 and 2022, the Non-consolidated Pool Subsidiaries consisted of the following:

●	Blue Fin Tankers Inc., which operates a pool of Suezmax-size tankers (the “Blue Fin pool”)

●	SeaLion Tankers INC., which operates a pool of LR2-size tankers (the “SeaLion Pool”)

●	Seadragon Tankers Inc., which operates a pool of VLCC tankers (the “Seadragon pool”)

●	SeaHorse Tankers Inc., which operates a pool of small size tankers (the “SeaHorse Pool”)

●	Dorado Tankers Pool Inc., which operates a pool of MR2-size tankers (the “Dorado pool”)

For the years ended December 31, 2023 and 2022, the dormant Non-consolidated Pool Subsidiaries consisted of the following:

●	Sigma Tankers Inc. (the “Sigma pool”)

●	Seawolf Tankers Inc. (the “Seawolf Pool”)

●	Star Tankers Inc. (the “Star pool”)

●	Marlin Tankers Inc. (the “Marlin Pool”)

Comparative figures: Certain restatements have been made to prior year amounts to conform to the current period presentation. The restatements and their impact on the consolidated balance sheet, statement of income and cash flows are analyzed as follows:

	December 31, 2022 as previously reported	Adjustments	December 31, 2022, as restated
Consolidated balance sheet
Current liabilities
Payables to vessel owners	11,991,901	(972,089)	11,019,812
Accounts payables and accrued expenses	1,345,683	(288,785)	1,056,898
Payables to sharing partner and assignee	-	288,785	288,785
Total current liabilities	27,499,812	(972,089)	26,527,723
Non-current liabilities
Payables to sharing partner	-	972,089	972,089
Total non-current liabilities	13,645,924	972,089	14,618,013

Consolidated statement of income
Operating expenses
Profit sharing expense	751,431	(751,431)	-
Total operating expenses	13,896,840	(751,431)	13,145,409
Operating income	16,167,038	751,431	16,918,469
Other expenses
Finance costs	-	751,431	751,431
Other (income)/expenses, net	(13,911)	751,431	737,520

Consolidated statement of cash flows
Cash flows from operating activities
Changes in assets and liabilities
Payables to vessel owners	7,410,373	(972,089)	6,438,284
Accounts payables and accrued expenses	1,082,927	(288,785)	794,142
Payables to sharing partner and assignee	-	288,785	288,785
Net cash provided by operating activities	15,626,179	(972,089)	14,654,090
Cash flows from financing activities
Proceeds from sharing partner	-	972,089	972,089
Net cash provided by financing activities	2,000,000	972,089	2,972,089
Supplemental cash flow information
Cash paid for interest	-	462,646	462,646

F-9

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

During the year ended December 31, 2022, the Company entered into an arrangement associated with one vessel that it has time chartered in from an unrelated party (Note 10), whereby the net income or losses earned by the Company on its employment are equally shared with another unrelated party (“Sharing partner”) based on the specified terms in the respective profit and loss sharing agreement. Net result attributed to the Sharing partner in accordance with the profit and loss sharing agreement was $751,431, previously presented under “Profit sharing expense” in the consolidated statements of income. The cash flows received from the Sharing partner amounting to $972,089 were originally presented under “Payables to vessel owners” in the consolidated balance sheet, while the outstanding undistributed balance amounting to $288,785 relating to the profit sharing expense was previously presented under “Accounts payable and accrued expenses” in the consolidated balance sheet. In the consolidated statement of cash flows, the balance of proceeds from the Sharing partner was previously presented within cash flows from operating activities.

Subsequent to the issuance of the Company’s 2022 consolidated financial statements, the Company’s management determined that the profit and loss sharing agreement (deemed a sale of future revenue) shall be accounted for as debt under ASC 470-10 because of the Company’s significant continuing involvement in the generation of the cash flows of the vessel. Under this guidance, the proceeds received in a sale of future revenue are accounted for as debt and are subject to the interest method. This restatement had no impact on net income for the year ended December 31, 2022. The change in accounting treatment resulted in the 2022 profit sharing expense being reclassified from “Profit sharing expense” to “Finance costs” in the consolidated statements of income and the related 2022 cash flows from the Sharing partner (“Proceeds from Sharing partner”) being reclassified from cash flows from operating activities to cash flows from financing activities in the consolidated statement of cash flows. In addition, Company’s management determined that the 2022 proceeds from the Sharing partner should have been included within “Payables to sharing partner” under non-current liabilities in the consolidated balance sheet, as they are due after one year from the reporting period and that the undistributed balance of the profit sharing expense should have been included in “Payables to sharing partner and assignee” under current liabilities in the consolidated balance sheet instead of “Accounts payable and accrued expenses” due to its nature.

Use of Estimates: The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings per common share: Basic earnings per share is computed by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding during the period. The weighted-average number of common shares outstanding does not include any potentially dilutive securities.

Diluted earnings per share gives effect to all potentially dilutive securities to the extent that they are dilutive. No potentially dilutive securities existed as of December 31, 2023 and 2022.

F-10

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Segment reporting: The Company reports financial information and evaluates its operations by total revenues and not by type of business activity. The Company does not use discrete financial information to evaluate the operating results for each such business activity. Although revenue can be identified for each business activity, management cannot and does not identify expenses, profitability, or other financial information for these various types of business activities. As a result, management, including the chief operating decision maker reviews operating results by total profitability, thus the Company has determined that it operates under one reportable segment. Furthermore, the disclosure of geographical information is impracticable.

Foreign Currency Translation: The Company translates the consolidated financial statements of its non-U.S. subsidiaries into U.S. dollars from their functional currencies. Assets and liabilities denominated in foreign currencies are translated at the exchange rates in effect at the consolidated balance sheet dates. Revenues and expenses are translated at the weighted average exchange rates prevailing during the period. Unrealized gains or losses arising from currency translation are included in other comprehensive income/(loss) in the accompanying consolidated statements of comprehensive income.

Cash and Cash Equivalents: Cash consists of cash on hand and cash in banks. The Company considers highly liquid investments such as time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

Inventories: Inventories consists of consumable bunkers and EU Emissions Trading System (“EU ETS”) allowances and are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling prices less reasonably predictable costs of disposal and transportation. The cost is determined by the first-in, first-out method. EU ETS allowances are accounted for under Accounting Standards Codification (“ASC”) 330, as inventory, as the Company plans to actively trade these allowances.

Property and equipment, net: Property and equipment is recorded at cost. The cost of each of the Company’s assets is depreciated on a straight-line basis over the asset’s remaining economic useful life, after considering the estimated residual value (if any).

The expected useful life of each of the assets are as follows:

Property and equipment
Furniture and office equipment	10 years

Impairment Loss: The Company follows the ASC Subtopic 360-10, “Property, Plant and Equipment” (“ASC 360-10”), which requires impairment losses to be recorded for furniture and office equipment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts. If indicators of impairment are present, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related furniture and office equipment, annually. If the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to its fair value and the difference is recorded as an impairment loss in the accompanying consolidated statements of income. For the years ended December 31, 2023 and 2022 there was no impairment loss.

Impairment of Right of use assets from operating leases: The Company evaluates its Right of use assets from operating leases for potential impairment when it determines a triggering event has occurred. When a triggering event has occurred, the Company performs a test of recoverability by comparing the expected undiscounted future cash flows (including expected residual values) over the remaining lease terms to the carrying value of the Right of use asset. If the test of recoverability identifies a possible impairment, the Right of use asset’s fair value is measured in accordance with the fair value measurement framework. An impairment charge is recognized for the amount by which the carrying value of the Right of use asset exceeds its estimated fair value and would be recorded in the accompanying consolidated statements of income. For the years ended December 31, 2023 and 2022 there was no impairment of the Company’s Right of use assets from operating leases.

F-11

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Accounting for Trade Revenues and Trade Revenues, related parties: Trade revenues consist primarily of commissions and management fees earned from pool management services and commercial management services. Commissions are earned based on the gross freight, dead freight, hire and demurrage revenues of the managed vessels and are recognized ratably over the duration of each voyage on a load port-to-discharge port basis. Management fees are earned on a fixed rate per day, per vessel. The Company’s pool and commercial management services do not have established terms of duration. Either party is entitled to terminate the agreement at any time after the expiry of a certain period, subject to the completion of the ongoing voyage, provided written notice of a period up to 3 months is given by either party to the other that the agreement is to terminate. Trade revenues are recognized when earned and when it is probable that future economic benefits will flow to the Company and such benefit can be measured reliably. The performance obligations begin to be satisfied once the vessel begins loading the cargo. The Company determined that its service contracts consist of a single performance obligation of providing commercial management services during the transportation of the cargo within a specified time period. Therefore, the performance obligation is met evenly as the voyage progresses and the revenue is recognized on a straight- line basis over the voyage days from the commencement of the loading of cargo to completion of discharge.

Operating Leases - The Company as a Lessor

Time charter-out contracts

Our time charter revenues are generated from our vessels that have been chartered out to a third-party charterer for a specified period in exchange for consideration, which is based on a daily rate. The charterer has the full discretion over the ports subject to compliance with the applicable charter party agreement and relevant laws. In a time charter contract, we are responsible for all the costs incurred for running the vessel such as crew costs, vessel insurance, repairs and maintenance, and lubricants. The charterer bears the voyage related costs such as bunker expenses, port charges and canal tolls during the hire period. The charterer generally pays the charter hire monthly in advance. We determined that our time charter contracts are considered operating leases and therefore fall under the scope of the guidance ASC 842 because (i) the vessel is an identifiable asset, (ii) we do not have substantive substitution rights, and (iii) the charterer has the right to control the use of the vessel during the term of the contract and derives the economic benefits from such use. Time charter revenue is recognized as earned on a straight-line basis over the term of the relevant time charter starting from the vessel’s delivery to the charterer, except for any off-hire period, and ending upon redelivery to the Company. Under the guidance of ASC 842, we elected the practical expedient available to lessors to not separate the lease and non-lease components included in the time charter revenue because (i) the pattern of revenue recognition for the lease and non-lease components is the same as it is earned by the passage of time and (ii) the lease component, if accounted for separately, would be classified as an operating lease.

Time charter revenues received in advance of the provision of charter service are recorded as deferred revenue and recognized when the charter service is rendered. Deferred revenue also may result from straight-line revenue recognition in respect of charter agreements that provide for varying charter rates. Deferred revenue amounts that will be recognized within the next twelve months are presented as current, with amounts to be recognized thereafter presented as non-current. Revenues earned through the profit-sharing arrangements in the time charters represent contingent rental revenues that are recognized when earned and amounts are reasonably assured based on estimates provided by the charterer.

Operating Leases – The Company as a Lessee

Time charter-in contracts

A time charter is a contract for the use of a vessel for a specific period of time and a specified daily charter hire rate, which is generally payable in advance. A time charter generally provides typical warranties and owner protective restrictions. The time charter contracts are considered operating leases because (i) the vessel is an identifiable asset, (ii) the owner of the vessel does not have substantive substitution rights, and (iii) the charterer has the right to control the use of the vessel during the term of the contract and derives the economic benefits from such use.

F-12

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Our time charter-in contracts relate to the charter-in activity of vessels from third parties for a specified period of time in exchange for consideration, which is based on a daily rate. We elected the practical expedient of the ASC 842 guidance that allows for contracts with an initial lease term of 12 months or less to be excluded from the operating lease right-of-use assets and lease liabilities recognized on our consolidated balance sheets. The Company recognizes right-of-use assets (“ROU”) and corresponding lease liabilities for its operating leases. ROU assets and liabilities are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any lease payments made to the lessor prior to lease commencement, less any lease incentives, and initial direct costs incurred. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

Under the guidance ASC 842, we elected the practical expedients available to lessees to not separate the lease and non-lease components included in the charter hire expense because (i) the pattern of expense recognition for the lease and non-lease components is the same as it is earned by the passage of time, and (ii) the lease component, if accounted for separately, would be classified as an operating lease. We elected not to separate the lease and non-lease components included in charter hire expense, but to recognize operating lease expense as a combined single lease component for all time charter-in contracts.

Office leases

We carried forward our historical assessments of (i) whether contracts are or contain leases, (ii) lease classifications, and (iii) initial direct costs. For leases with terms greater than 12 months, we record the related right-of-use asset and lease liability as the present value of fixed lease payments over the lease term. For leases that do not provide a readily determinable discount rate, we use our incremental borrowing rate to discount lease payments to present value. The Company recognizes right-of-use assets (“ROU”) and corresponding lease liabilities for its operating leases. ROU assets and liabilities are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any lease payments made to the lessor prior to lease commencement, less any lease incentives, and initial direct costs incurred. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. After the commencement date, we remeasure the lease liability to reflect changes to the lease payments. We recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

Under the ASC 842 guidance, we elected the practical expedients available to lessees to not separate the lease and non-lease components included in the office lease expense but to recognize operating lease expense as a combined single lease component for all time charter-in contracts because (i) the pattern of expense recognition for the lease and non-lease components is the same as it is earned by the passage of time and (ii) the lease component, if accounted for separately, would be classified as an operating lease.

Accounting for Voyage Revenues and Voyage expenses: In a voyage charter contract, the charterer hires the vessel to transport a specific agreed-upon cargo for a single voyage, which may contain multiple load ports and discharge ports. The consideration in such a contract is determined on the basis of a freight rate per metric ton of cargo carried or occasionally on a lump sum basis. The charter party contracts commit for a minimum amount of cargo. The charterer is liable for any short loading of cargo known as “dead” freight. The voyage charter party generally has a “demurrage” or “dispatch” clause. As per this clause, the charterer reimburses the Company for any potential delays exceeding the allowed laytime as per the charter party clause at the ports visited, which is recorded as demurrage revenue. Demurrage revenue is recognized starting from the point that it is determined that the amount can be estimated and its collection is probable and on a straight line basis until the end of the voyage. Conversely, the charterer is given credit if the loading/discharging activities happen in less time than the allowed laytime known as dispatch resulting in a reduction in revenue and is recognized as the performance obligation is satisfied. In a voyage charter contract, the performance obligations begin to be satisfied once the vessel begins loading the cargo. The Company determined that its voyage charter contracts consist of a single performance obligation of transporting the cargo within a specified time period. Therefore, the performance obligation is met evenly as the voyage progresses and the revenue is recognized on a straight-line basis over the voyage days from the commencement of the loading of cargo to completion of discharge. The freight charters are considered service contracts which fall under the provisions of ASC 606 because the Company retains control over the operations of the vessels such as the routes taken or the vessels’ speed. Freight, demurrage, and miscellaneous revenues from the operations of vessels are recognized in the period earned. Such revenues and the related operating costs applicable to voyages in progress at the end of a reporting period are recognized ratably over the estimated duration of the voyage on the percentage-of-completion method of accounting.

F-13

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Voyage expenses are direct expenses to voyage revenues and primarily consist of brokerage and agency commissions, port expenses, canal dues and bunker fuel. Brokerage and agency commissions are paid to shipbrokers for their time and efforts for negotiating and arranging charter party agreements on behalf of the Company and are expensed over the related charter period. All other voyage expenses are expensed as incurred, except for expenses during the ballast portion of the voyage (period between the contract date and the date of the vessel’s arrival to the load port). Any expenses incurred during the ballast portion of the voyage such as bunker fuel expenses, canal tolls and port expenses are deferred and are recognized on a straight-line basis, in voyage expenses, over the voyage duration as the Company satisfies the performance obligations under the contract provided these costs are (1) incurred to fulfill a contract that we can specifically identify, (2) able to generate or enhance resources of the Company that will be used to satisfy performance of the terms of the contract, and (3) expected to be recovered from the charterer. These costs are considered ‘contract fulfillment costs’ and are included in ‘deferred voyage expenses’ in the accompanying consolidated balance sheets.

Syndication income, related party: Heidmar Investments LLC, a fully-owned consolidated subsidiary of Heidmar Inc., entered into “Syndication Agreements” (“syndication”) with Heidmar Trading LLC, a related party, (“syndication partner”) for two vessels (“Two Vessels”) which the syndication partner chartered-in from unrelated parties and then chartered-out to unrelated parties. The syndication is an assignment and transfer of profits and losses between Heidmar Investments LLC and the syndication partner wherein Heidmar Investments LLC will assume the syndication partner’s monthly charter hire and voyage expenses and in return will be assigned the revenues earned by the Two Vessels (the “syndication result”). Furthermore, in accordance with the provisions of the Syndication Agreements, Heidmar Inc. has been appointed as the commercial manager of the vessels based on the provisions of the related commercial management agreements (“CMA”) entered into between HMI and the syndication partner. In order to receive the proceeds from the Syndication Agreement, the Company needs to be performing the services under the CMA. Therefore, the Syndication Agreements and the CMA are considered a single service contract which depends on the provision of a service and in accordance with the guidance in ASC 606-10-25-9 for combining contracts, the Syndication Agreement and the CMA are accounted for as a single services contract under ASC 606 (the “services contract”). HMI concluded that the services contract includes a fixed and a variable consideration related to the servicing of the vessels. The variable consideration is equal to the net operating results of the two vessels which is recognized as the profits are earned or the losses are incurred during the period of the service contract as that is when the income, if any, can be reliably measured for this variable remuneration. The fixed based fee component is a fixed rate per day and a fixed commission on the gross freight, dead freight, hire and demurrage revenues of the Two Vessels. The fixed commissions earned are recognized ratably over the duration of each voyage on a load port-to-discharge port basis. Because the variable consideration is calculated after taking into account the fixed fee component recognized as an expense by the vessels in their operating results, the income related to the fixed fees is eliminated against such expense included in the variable fee income. The resulting variable fee income amounted to $8,409,528 and $6,223,911 for the years ended December 31, 2023 and 2022, respectively.

Profit sharing arrangements: The Company follows the provisions of ASC 470 “Debt” in order to account for the profit and loss sharing agreements entered into with related or unrelated parties. According to the provisions of the profit and loss sharing agreements, the Company charters in a vessel, earns revenue from the charter out of the vessel to another party, and receives an upfront cash payment from the counterparty of the profit and loss sharing agreement to be used for the operations of the vessel and the counterpart receives an agreed percentage of profits and losses (sale of future revenue, arising from the operations of the vessel. When the Company has significant continuing involvement in the generation of the cash flows of the vessel, the Company accounts for this transaction as debt under ASC 470-10. The proceeds received in a sale of future revenue are accounted for as debt. After the initial recognition, an entity uses the interest method (ASC 835-30-25-5: “The total amount of interest during the entire period of a cash loan is generally measured by the difference between the actual amount of cash received by the borrower and the total amount agreed to be repaid to the lender to account for the amount recorded as debt.”). Actual cash repayments are recorded as either interest expense or a reduction of the outstanding debt balance, including accrued interest, in accordance with the interest method. Interest cost is accrued in each period by applying the effective interest rate against the debt’s net carrying amount. If the timing or amount of the actual or estimated cash flows changes, the original amortization schedule for the debt is updated to reflect the revised cash flows. The Company has elected to adopt the prospective approach to account for changes in the amount or timing of cash flows, in which the effective interest rate is updated.

F-14

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Concentration of credit risk: The Company extends credit to its customer in the normal course of business. The Company regularly reviews its accounts and estimates the amount of uncollectible receivables each period to assess the adequacy of the allowance for uncollectible amounts. Management does not believe significant risk exists in connection with the Company’s concentration of credit as at December 31, 2023 and 2022. The simplified approach is applied to other receivables and the Company recognizes lifetime expected credit losses (“ECLs”) on other receivables. Under the simplified approach, the loss allowance is always equal to ECLs. No provision for doubtful accounts was required for the years ended December 31, 2023 and 2022. The Company places its cash and cash equivalents, consisting mainly of bank deposits, with creditworthy financial institutions rated by qualified rating agencies.

Fair Value: The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures” which defines, and provides guidance as to the measurement of fair value. ASC 820 creates a hierarchy of measurement and indicates that, when possible, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. In accordance with the requirements of accounting guidance relating to Fair Value Measurement, the Company classifies and discloses assets and liabilities carried at fair value in one of the following categories:

Level 1: Quoted market prices in active markets for identical assets and liabilities.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs that are not corroborated by market data.

Recent Accounting Pronouncements:

On August 23, 2023, the FASB issued ASU 2023-05 that will require a joint venture, upon formation, to measure its assets and liabilities at fair value in its standalone financial statements. A joint venture will recognize the difference between the fair value of its equity and the fair value of its identifiable assets and liabilities as goodwill (or an equity adjustment, if negative) using the business combination accounting guidance regardless of whether the net assets meet the definition of a business. The new accounting standard is intended to reduce diversity in practice. This ASU applies to an entity that qualifies as either a joint venture or a corporate joint venture under GAAP. This accounting standard will become effective for joint ventures with a formation date on or after January 1, 2025, with early adoption permitted. The Company expects to adopt this ASU on January 1, 2025. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, which requires the disclosure of significant segment expenses that are part of an entity’s segment measure of profit or loss and regularly provided to the chief operating decision maker. In addition, it adds or makes clarifications to other segment-related disclosures, such as clarifying that the disclosure requirements in ASC 280 are required for entities with a single reportable segment and that an entity may disclose multiple measures of segment profit and loss. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods beginning after December 15, 2024. Early adoption is permitted. The amendments should be adopted retrospectively. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

F-15

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Transactions with related parties and shareholders

Transactions with the Non-consolidated Pool Subsidiaries:

The Company earns management fees and commissions from the Non-consolidated Pool Subsidiaries (Note 2). The amounts earned for the years ended December 31, 2023 and 2022 were as follows:

	December 31, 2023
	Management Fees	Commissions
Blue Fin Pool	562,732	1,612,632
SeaLion Pool	1,080,585	4,163,287
Dorado Pool	73,000	889,057
SeaHorse Pool	160,772	206,890
Seadragon Pool	-	5,040,000
Total	1,877,089	11,911,866

	December 31, 2022
	Management Fees	Commissions
Blue Fin Pool	1,022,822	1,318,765
SeaLion Pool	1,074,411	3,187,366
Star Pool	-	13,288
Dorado Pool	53,726	412,254
SeaHorse Pool	95,138	138,644
Seadragon Pool	-	3,131,188
Total	2,246,095	8,201,505

Receivables from the Non-consolidated Pool subsidiaries are included in “Receivables from related parties” in the accompanying consolidated balance sheets and consist of receivables related to unpaid management fees, commissions earned from the Non-consolidated Pool Subsidiaries and amounts paid for expenses of the Non-consolidated Pool Subsidiaries on behalf of them. Payables to the Non-consolidated Pool subsidiaries are included in “Payables to related parties” in the accompanying consolidated balance sheets and mainly consist of revenue collected from Heidmar Inc. on behalf of Non-consolidated Pool Subsidiaries. As of December 31, 2023 and 2022, the Company had receivables from/ (payables to) the following Non-consolidated Pool subsidiaries:

	2023	2022
Blue Fin Pool	747,149	743,843
SeaLion Pool	2,594,788	2,467,057
Seadragon Pool	1,196,675	459,392
Seawolf Pool	12,944	20,164
Dorado Pool	444,841	131,342
Star Pool	7,202	7,133
Marlin Pool	4,595	3,493
SeaHorse Pool	511,861	-
Total Receivables	5,520,055	3,832,424
SeaHorse Pool	-	3,413
Sigma Pool	507,047	493,315
Total Payables	507,047	496,728

F-16

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

3.	Transactions with related parties - continued

Revenues of the Non-consolidated Pool Subsidiaries, costs and expenses applicable to revenues of the Non-consolidated Pool Subsidiaries, net income of the Non-consolidated Pool Subsidiaries for the years ended December 31, 2023 and 2022 and current and total assets of the Non-consolidated Pool subsidiaries, current and total liabilities of the Non-consolidated Pool subsidiaries as of December 31, 2023 and 2022 are analyzed as follows:

	December 31, 2023	December 31, 2022
Revenues of the Non-consolidated Pool Subsidiaries	877,449,952	683,809,587
Costs and expenses of the Non-consolidated Pool Subsidiaries	328,587,308	347,922,997
Net income of the Non-consolidated Pool Subsidiaries	-	-
Current and total assets of the Non-consolidated Pool Subsidiaries	194,146,719	228,948,203
Current and total liabilities of the Non-consolidated Pool Subsidiaries	194,146,519	228,948,103

Transactions with Syndication partner:

Receivables and trade revenues from the Syndication partner consist of balances with Heidmar Trading LLC. (“Syndication partner”), an entity that is controlled by one of our shareholders.

Syndication income

Syndication income amounting to $8,409,528 (2022: $6,223,911) for the year ended December 31, 2023 represents the variable remuneration relating to the operating results of the Two Vessels under the Syndication Agreement. The Syndication agreement for one vessel ended in April 2023 and for the second one is expected to end by March 2024.

Receivable from Syndication partner: Receivable from Syndication partner of $5,261,008 and $8,368,356 as at December 31, 2023 and December 31, 2022, respectively, mainly includes amounts due from the Syndication partner relating to the Syndication result and advances for expenses paid on behalf of the Syndication partner and is included in “Receivables from related parties” in the accompanying consolidated balance sheet.

Transactions with assignee:

Payables to assignee, related party consist of balances with “Assignee A”, a related party with regards to the agreement between Heidmar Investments LLC., MM Shipinvest Holdings Co., a related party company owned by one of HMI’s two shareholders, and an unrelated party, discussed in Note 10.

Payables to assignee, related party: Payables to assignee, related party consist of balances with “Assignee A”, a related party, amounting to $783,852 as at December 31, 2023 and mainly include the working capital provided from the Assignee A for the operations of the Vessel and the recognized interest cost. As at December 31, 2022 the balance was $nil.

Other:

Included in “Other receivables” in the accompanying consolidated balance sheets, is the loan to an employee in a management position which is unsecured, interest free and callable upon demand. The balance as at December 31, 2023 and 2022 was $nil and $56,029, respectively. The loan was fully settled on March 15, 2023.

Payables to shareholder: Payables to shareholder consist of amounts paid by one of the shareholders, Maistros Shipinvest Corp., for working capital purposes with regards to the operations of the newly established office in Dubai (Note 9). The balances as at December 31, 2023 and 2022 were $5,239,219 and $nil, respectively. Such amounts are unsecured, with no fixed payment terms, interest free and repayable upon demand.

F-17

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Property and equipment, net

The amounts shown in the accompanying consolidated balance sheets are analyzed as follows:

	December 31,
	2023	2022
Furniture and office equipment	118,936	109,883
Total	118,936	109,883
Less accumulated depreciation	(29,990)	(17,162)
Property and equipment, net	88,946	92,721

The Company recognized depreciation expense of $12,828 and $21,099 for property and equipment for the years ended December 31, 2023 and 2022, respectively and it is included under “Depreciation” in the accompanying consolidated statements of income.

During 2022, the Company sold a vehicle for $24,173 with a net book value of $32,505 and realized a loss of $8,332.

5.	Payables to vessel owners

Payables to vessel owners include amounts related to commercial management services.

The Company has entered into commercial management agreements for certain vessels. Under the terms of these agreements, the Company collects freight and other revenues and pays voyage expenses on behalf of the vessel owning subsidiaries. Outstanding payable balances are recorded in accounts payable to vessel owners.

Payables to vessel owners as of December 31, 2023 and 2022 consist of the following:

	December 31,
	2023	2022
Payables to non-pool vessels	4,907,672	11,019,812
Total	4,907,672	11,019,812

F-18

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

6.	Income tax

HMI serves as a holding company for a group of companies primarily engaged in the international operation of ships. Generally, income from the international operation of ships is subject to preferential tax regimes in the countries where the ship owning or operating companies are incorporated and exempt from income tax in other countries where the ships call due to the application of income tax treaties or, in the case of the United States, treaties or Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”). Among other things, in order to qualify, the Company must be incorporated in a country, which grants an equivalent exemption to U.S. corporations and must satisfy certain qualified ownership requirements.

Income earned by the Company organized outside of the United States that is not derived in connection with the international operation of ships (as such term is defined by Section 883 of the Code and the regulations promulgated there under) or earned in countries without preferential tax regimes is subject to income tax in the countries where such income is earned. Section 887 of the Code imposes a 4% gross basis tax on U.S. source gross transportation income (“USSGTI”). USSGTI is 50% of the gross revenue derived from voyages that begin or end in the United States. The Non-consolidated Pool Subsidiaries of the Company earn USSGTI. The Non-consolidated Pool Subsidiaries are incorporated in the Marshall Islands. Pursuant to the income tax laws of the Marshall Islands, these subsidiaries are not subject to income tax. The Marshall Islands has been officially recognized by the Internal Revenue Service as a qualified foreign country that currently grants the requisite equivalent exemption from tax. In addition, these subsidiaries satisfy one of the ownership tests required by Section 883 and are therefore exempt from U.S. income tax on their transportation income derived from the operation of their chartered vessels to or from U.S. ports.

Uncertain tax positions are evaluated under the more likely-than-not threshold for financial statement recognition and measurement for tax positions taken or expected to be taken in a tax return. The Company reviews its tax positions annually and adjusts its tax reserve balances as more information becomes available. No such reserve was deemed necessary as of December 31, 2023 and 2022.

The Company through its subsidiaries operates in various jurisdictions and generates taxable income (if any). Current tax is recognized at the amount of tax payable using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date. For the year ended December 31, 2023 and 2022 no taxable profits existed.

There were no income tax benefits/(expenses) for the years ended December 31, 2023 and 2022.

7.	Revenues

Trade Revenues for the years ended December 31, 2023 and 2022 consists of the following items:

	December 31,
	2023	2022
Commission revenue	3,409,716	2,587,819
Management fee revenue	1,173,139	954,348
Other revenue	347,419	382,827
Total	4,930,274	3,924,994

F-19

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

7.	Revenues - continued

Voyage and Time charter revenues for the years ended December 31, 2023 and 2022 consists of the following items:

	December 31,
	2023	2022
Charter hire revenue	22,047,017	5,827,179
Voyage revenue	-	3,742,434
Address commissions	(78,338)	(102,240)
Total	21,968,679	9,467,373

As of December 31, 2023, one vessel was employed under time charter agreement with remaining tenor 0.3 year, which includes an option of one year extension at the option of the charterer.

As of December 31, 2023 and 2022 there were no voyage expenses incurred between the contract date and the date of the vessel’s arrival to the load port and no unearned revenue related to undelivered performance obligations.

8.	Shareholders’ equity

As of December 31, 2023 and 2022 there were common shares as follows: 500 Class A shares authorized and 96 issued and outstanding and 7,999,500 Class B shares authorized and no shares issued and outstanding, without par value. Each Class A share entitles the holder to one vote on all matters with respect to which shareholders vote and each Class B share does not entitle its holder to any voting rights.

As of December 31, 2023 and 2022, HMI is equally owned by Rhea Marine Ltd. and Maistros Shipinvest Corp. following a share purchase agreement (the “JV Agreement”) that the two entities entered into in January 2022. The JV Agreement provides the right to each shareholder to appoint two members in the Board of Directors of HMI. The purpose of the joint venture is for HMI to grow into new sectors relating to its pool and commercial management services. As a result of the JV Agreement, Maistros Shipinvest Corp. contributed an amount of $2,000,000 in cash to HMI in 2022, which was recorded as an increase in Additional Paid-in Capital. Furthermore, certain pool agreements including, among others, the provision of commercial management services, were entered into between the Company and certain vessel-owning companies related with Maistros Shipinvest Corp. In addition, at the time of entering into the JV agreement, the Company agreed to employ certain employees of affiliated entities of Maistros Shipinvest Corp. Since following the JV Agreement, HMI meets the definition of a joint venture in accordance with the provisions of the Accounting Standards Codification (“ASC”) Subtopic 323-10, “Investments—Equity Method and Joint Ventures” (“ASC 323-10”), contributions relating to the pool agreements and the employees of affiliated entities of Maistros Shipinvest Corp. were recognized at Maistros Shipinvest Corp.’s historical cost basis being nil. The significant factors considered and judgments made in determining that the power to direct the activities of HMI that most significantly impact its economic performance are shared, are that all significant business decisions over operating and financial policies of HMI require consent from each of Rhea Marine Ltd. and Maistros Shipinvest Corp.

On August 1, 2023, the board of directors of the Company declared a cash distribution of $260,417 per common share. The total cash distribution of $25,000,000 was paid on August 11, 2023. No dividends were paid in 2022.

F-20

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

9.	Leases

Office lease

We currently have operating leases for our offices in Greece, Dubai and Singapore.

Greece Office Leases

In December 2020 the Company entered into a new lease agreement in the South suburbs of Athens with an effective date of January 1, 2021, and for a lease term of 3 years.

In December 2023 the Company entered into a new lease agreement with an effective date of February 11, 2024, and for a lease term of 3 years. The aggregate future lease payments for this operating lease as of December 31, 2023 were $250,306.

Singapore Office lease

In May 2023 the Company terminated the office lease and entered into a new lease agreement for a term period of 1 year and 10 months effective June 1, 2023 at a new office site in Singapore.

The Company determined that the Greece and Singapore office leases to be operating leases and recorded the related right-of-use-assets within right-of-use-assets and the lease liabilities within lease liabilities in the accompanying consolidated balance sheets and the lease expenses within “Operating lease expenses” in the accompanying consolidated statements of income. Right-of-use assets and lease liabilities initially recognized, during the year ended December 31, 2023, arising from the office lease in Singapore, were $478,808.

Dubai Office lease

In May 2023 the Company entered into a new lease agreement in Dubai with an effective date of June 16, 2023, and for a lease term of 1 year. The aggregate future lease payments for this operating lease as of December 31, 2023 were $23,100.

The Company determined the office lease of Dubai to be operating lease. Leases that have an original term of 12 months or less are not recognized on the Company’s consolidated balance sheet, and the lease expense related to those short-term leases is recognized over the lease term within “Operating lease expenses” in the accompanying consolidated statements of income.

Vessel leases

Charter-in vessels

During the year ended December 31, 2022, we time chartered-in two vessels that were delivered to us in October 2022 with a duration of 8 and 12 months, respectively with no option and one year option period, respectively. The charter-in contracts expired during the year ended December 31, 2023. Therefore, these operating leases were excluded from operating lease right-of-use asset and lease liability recognition on Company’s consolidated balance sheets.

In August 2023, the Company entered into a time charter agreement with a vessel owner to lease a dry bulk carrier vessel for an initial lease term of 7 months for $10,425 per day with an additional 9-month optional period. On August 18, 2023 the vessel was delivered to the Company. In addition, in September 2023, the Company further entered into a time charter agreement to charter-out the vessel to a third party and on October 1, 2023, the vessel was delivered to the charterer.

Charter hire expenses for three vessels time chartered in, that are excluded from operating lease right-of-use asset and lease liability recognition due to original duration of not more than one year, were as follows:

Description	Location in consolidated statements of income	2023	2022

Vessels operating leases	Charter-in expenses	10,505,532	3,412,929

F-21

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

9.	Leases - continued

In August 2022 the Company entered into a time charter agreement with a vessel owner to lease one vessel for an initial lease term of 2 years with an additional 1-year option that the Company immediately exercised.

The Company determined this lease to be an operating lease and recorded the related right-of-use-asset within “Right-of-use assets from operating leases” and the “Operating lease liabilities, current and non-current” in the accompanying consolidated balance sheet and the lease expenses within “Operating lease expenses” in the accompanying consolidated statements of income. Right-of-use assets and lease liabilities initially recognized, during the year ended December 31, 2022, arising from the time charter agreement with the vessel owner, were $25,707,020.

During the year ended December 31, 2023, the lease payments were adjusted due to the fact that the vessel had an off-hire period, in which no lease payment was required. The operating right-of-use asset and lease liability were remeasured utilizing an estimated incremental borrowing rate of 5.25%. As a result of the remeasurement, the right-of-use asset and lease liability decreased by $1,737,851. No gain or loss was recognized upon the remeasurement.

Charter-out vessels

The Company has earned income from chartering out the three vessels that have been chartered-in with original term of 12 months or less. For the years ended December 31, 2023 and 2022 the time charter revenue amounted to $11,157,694 and $3,412,929, respectively and is included in “Voyage and time charter revenues” in the accompanying consolidated statements of income.

The Company has earned income from chartering out one vessel that has been chartered under a time charter agreement entered into in August 2022 with an initial period exceeding 12 months. For the years ended December 31, 2023 and 2022, the time charter revenue amounted to $10,810,985 and $2,401,950, respectively and is included in “Voyage and time charter revenues” in the accompanying consolidated statements of income.

Right-of-use assets and lease liabilities as of December 31, 2023 and 2022 were as follows:

Description	Location in balance sheet	December 31, 2023	December 31, 2022
Non-current assets:
Office leases	Right-of-use assets from operating leases	394,401	108,234
Vessel lease	Right-of-use assets from operating leases	13,645,941	22,172,299
		14,040,342	22,280,533
Liabilities:
Office leases	Operating lease liabilities, current portion	275,323	108,234
Vessel lease	Operating lease liabilities, current portion	9,011,280	8,526,375
Lease liabilities - current portion		9,286,603	8,634,609

Office leases	Operating lease liabilities, non-current portion	119,078	-
Vessel lease	Operating lease liabilities, non-current portion	4,634,661	13,645,924
Lease liabilities – non-current portion		4,753,739	13,645,924

F-22

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

9.	Leases - continued

The aggregate future lease payments for the Company’s operating leases that have been recognized within ROU assets as of December 31, 2023 were as follows:

2024	9,805,515
2025	4,826,631
Total lease payments	14,632,146
Less: imputed interest	(591,804)
Present value of lease liabilities	14,040,342

The table below presents the components of the Company’s lease expenses.

Description	Location in consolidated statements of income	2023	2022

Lease expense for office leases	Operating lease expenses	289,442	182,606
Lease expense for vessel lease	Operating lease expenses	7,788,392	3,332,420
Total		8,077,834	3,515,026

For our office leases and time charter-in arrangement, the weighted average discount rates used to calculate the operating lease liability were 5.75% and 5.25%, respectively. Lease payments for December 31, 2023 and 2022 amounted to $8,049,546 and $4,333,002 respectively. The weighted average remaining lease term on our office leases and a time chartered-in vessel as of December 31, 2023 is 18.9 months.

10.	Payables to sharing partner and assignees

During the year ended December 31, 2022, the Company entered into an arrangement associated with one vessel that it has classified as a “right of use asset” (Note 9) that has time chartered in from an unrelated party (the “Lessor A”) based on a charter-in agreement, whereby the net profits or losses earned by the Company on its employment are equally shared with another unrelated party (“Sharing partner”) based on the specified terms in the respective profit and loss sharing agreement (the “Sharing agreement”). Since the Sharing agreement is a contract between the Company and the Sharing partner (i.e. Lessor A is not a party to the Sharing agreement) and there is no alteration or termination to the charter-in agreement that takes place at the time of the Sharing agreement, the terms in the charter-in agreement are in full effect notwithstanding the execution of the Sharing agreement. Therefore, the Company has not been released as the primary obligor for the charter-in agreement and records the entire ROU asset and liability in the accompanying consolidated balance sheet as well as the revenues generated from the operation of the vessel in the consolidated statements of income. During the year ended December 31, 2022, the Company received from the Sharing partner an upfront cash payment of $972,089. As of December 31, 2023 and 2022, the balance of $972,089 has been included in “Payables to sharing partner” under the non-current liabilities, in the accompanying consolidated balance sheets, since the repayment date is due at the end of the agreement in 2025.

F-23

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

10.	Payables to sharing partner and assignees - continued

During the year ended December 31, 2023, Heidmar Investments LLC., a fully-owned consolidated subsidiary of Heidmar Inc. (“Assignor”), entered into a profit and loss sharing agreement (the “Agreement”) with MM Shipinvest Holdings Co., a related party company owned by one of HMI’s two shareholders, (“Assignee A”) and an unrelated party, (“Assignee B”) for one vessel (the “Vessel”) which the Assignor chartered-in from an unrelated party (the “Lessor B”) for an initial lease term of 7 months for $10,425 per day with an additional 9-month optional period, in the Company’s option based on a charter-in agreement (Note 9). The Agreement is a share of profits and losses between the Assignor and the Assignees wherein the Assignees will assume the 90% of the Assignor’s monthly charter hire and voyage expenses and in return will be assigned 90% of the revenues earned by the Vessel. The Assignor retains the remaining 10% interest (the “Result”). Since the Agreement is a contract between the Assignor and the Assignees (i.e. the Lessor B is not a party to the Agreement) and there is no alteration or termination to the charter-in agreement that takes place at the time of the Agreement, the terms in the charter-in agreement are in full effect notwithstanding execution of the Agreement. Therefore, the Assignor has not been released as the primary obligor for the charter-in agreement and records the entire charter-in expense and the revenues generated from the operation of the Vessel in the accompanying consolidated statement of income. During the year ended December 31, 2023, the Assignor received from Assignee A an upfront cash payment and a subsequent cash payment of $491,661 and $287,358, respectively, and from Assignee B an upfront cash payment and a subsequent cash payment of $393,330 and $229,885, respectively, which have been included in “Payables to assignee, related party” and “Payables to sharing partner and assignee”, respectively, in the accompanying consolidated balance sheet.

HMI concluded that both profit and loss sharing agreements should be accounted for as debt under ASC 470-10 because of the Company’s significant continuing involvement in the generation of the cash flows of both vessels.

The Company treated the aggregate proceeds of $972,089 related to the Sharing agreement and the $1,402,234 related to the Agreement as the principal amounts of the debt. The additional amounts in excess of $972,089 and $1,402,234, comprising of interest, that will be paid to the Sharing partner and the Assignees, respectively, will be recognized as interest over the life of the debt using the effective interest method.

During the years ended December 31, 2023 and 2022, the accrued interest costs of the Sharing agreement and the Agreement, based on the effective interest method, were $1,373,446 and $751,431, respectively, and are presented under “Finance costs” in the accompanying consolidated statements of income (Note 12).

Payables to sharing partner and assignees within current liabilities in the consolidated balance sheets as of December 31, 2023 and 2022 are analyzed as follows:

	Payable to sharing partner	Payable to Assignee A (Note 3)	Payable to Assignee B	Total
January 1, 2022	-	-	-	-
Interest cost	751,431	-	-	751,431
Interest paid	(462,646)	-	-	(462,646)
December 31, 2022	288,785	-	-	288,785
Proceeds	-	779,019	623,215	1,402,234
Interest cost	1,364,659	4,833	3,954	1,373,446
Interest paid	(1,423,179)	-	-	(1,423,179)
December 31, 2023	230,265	783,852	627,169	1,641,286

F-24

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

11.	Commitments and Contingencies

Operating Leases

As of December 31, 2023 the Company has entered into lease agreements expiring in 2024 and 2027 for office facilities in Dubai and Greece, respectively. The future minimum payments are described in Note 9.

Fixed Time Charter Commitments

We had the following future minimum fixed time charter hire receipts based on non-cancelable long-term fixed time charter contracts as of December 31, 2023:

Less than one year	3,001,590
Total lease receipts	3,001,590

Contingencies

In the ordinary course of operations, the Company becomes party to various claims initiated by charterers, ship owners, and other parties. The Company believes the ultimate settlement of such claims is adequately provided for by insurance such that their ultimate outcome will not have a material effect on the Company’s consolidated business, financial position, or results of operations, although there is an inability to predict with certainty the ultimate outcome of such claims.

F-25

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

12.	Finance Costs

Finance costs for the years ended December 31, 2023 and 2022 consists of the following items:

	December 31,
	2023	2022
Interest cost (Sharing agreement)	1,364,659	751,431
Interest cost Assignee A, related party (Agreement)	4,833	-
Interest cost Assignee B (Agreement)	3,954	-
Total	1,373,446	$751,431

13.	Inventories

Inventories as of December 31, 2023 and 2022 consist of the following:

	December 31,
	2023	2022
Bunkers	353,215	-
EU Emissions Trading System allowances	849,706	-
Total	1,202,921	-

On September 15, 2020, the European Parliament voted to include greenhouse gas emissions from the maritime sector in the European Union’s carbon market, the EU Emissions Trading System. The Environment Council adopted a general approach on the proposal in June 2022. On December 18, 2022, the Environmental Council and European Parliament agreed to include maritime shipping emissions within the scope of the EU ETS on a gradual introduction of obligations for shipping companies to surrender allowances: 40% for verified emissions from 2024, 70% for 2025 and 100% for 2026. Shipping companies have to surrender their first EU ETS allowances by September 30, 2025, for emissions reported in 2024. As of December 31, 2023, the Company has pre-purchased EU ETS for trading purposes.

14.	Accounts payable and accrued expenses

Accounts payable and accrued expenses as of December 31, 2023 and 2022 consist of the following:

	December 31,
	2023	2022
Trade accounts payable	659,442	731,876
Accrued expenses	1,081,173	325,022
Total	1,740,615	1,056,898

F-26

Heidmar Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

15.	Earnings per share

Basic and diluted earnings per share is presented below.

	December 31,
	2023	2022
Net income attributable to Company’s shareholders	19,554,198	16,180,949
Weighted average shares outstanding basic:
Common shares (Class A)	96	96
Earnings per share – Basic and diluted	$203,689.56	$168,551.55

16.	Fair Value

The carrying values of cash and cash equivalents, receivables from related parties, other receivables, payables to vessel owners, accounts payable and accrued expenses and payables to related parties are reasonable estimates of their fair value due to the short-term nature of these financial instruments. Cash and cash equivalents are considered Level 1 items as they represent liquid assets with short-term maturities. As of December 31, 2023 and 2022 there were neither Level 2 nor Level 3 items.

17.	Subsequent Events

Subsequent events have been evaluated through April 10, 2024, the date of issuance of these consolidated financial statements.

On January 18, 2024, Heidmar Investments LLC, a HMI’s subsidiary, entered into a joint venture agreement with Bainbridge Navigation Pte. Ltd. (“Bainbridge”) based on which a new company named BH Cape Holdings Pte. Ltd. was formed equally owned by Bainbridge and Heidmar Investments LLC. Bainbridge is a company incorporated under the laws of Singapore engaging in the chartering of dry bulk vessels worldwide. The newly formed company will operate in the commercial management of bulk carrier vessels worldwide. Heidmar and Bainbridge contributed $2.5 million each to BH Cape Holdings Pte. Ltd. Each venturer has 50% share in the net results of BH Cape Holdings Pte. Ltd. The directors of BH Cape Holdings Pte. Ltd. will be 4, from which 2 will be appointed by each of Heidmar Investments LLC and Bainbridge. All decisions must be unanimous with the approval of all 4 directors.

On February 7, 2024, Heidmar Inc, signed a letter of intent (“LOI”) with MGO Global Inc (“MGO”) an entity listed on the NASDAQ and incorporated in Delaware, United States. The LOI outlines the general terms and conditions pursuant to which the Company proposes to engage in a business combination with MGO.

On March 13, 2024, Heidmar Inc., signed an agreement with Huwell Ship Management Limited and acquired 100% of Landbridge Ship Management (HK) Limited (“LSM”), a company incorporated in Hong Kong in 2018, for a total consideration of $0.8 million. LSM provides technical management to tanker vessels.

F-27